Exhibit 3

CLAYTON UTZ

Asset Sale Deed - Port Macquarie Base Hospital

[Collocated Hospitals and Privatised Hospitals]

Mayne Group Limited ACN 004 073 410

MGL or Seller

Port Macquarie Hospital Pty Limited ACN 106 723 399

Buyer

The entities listed in Schedule 12

Other Indemnifying Parties

If you have any questions about the details of this document please contact Rod Halstead on + 61 2 9353 4000

Clayton Utz Lawyers

Levels 22-35 No. 1 O’Connell Street Sydney NSW 2000 Australia

PO Box H3 Australia Square Sydney NSW 1215

T + 61 2 9353 4000 F + 61 2 8220 6700

www.claytonutz.com

Our reference Rod Halstead/Jonathan Algar/21724491

Liability limited by the Solicitors Scheme, approved under the Professional Standards Act 1994 (NSW) and by our Terms of Engagement

1.	Definitions and interpretation		1

	1.1	Definitions	1
	1.2	Defined terms in Parts 2 and 3	13
	1.3	Umbrella Deed	14
	1.4	Other Indemnifying Parties	14

2.	Conditions Precedent and C&P Completion Conditions		14

	2.1	Conditions Precedent to the sale of the Assets - Seller	14
	2.2	Conditions Precedent to the creation of the Trust	14
	2.3	Conditions Precedent to the transfer of the Capital Units	15
	2.4	Conditions Precedent to the Loan Structure	15
	2.5	Conditions	15
	2.6	Buyer Default	15
	2.7	Seller Default	15
	2.8	Consequences of termination	16
	2.9	Acknowledgements	16
	2.10	Conduct of Hospital Business	17
	2.11	Pre-Completion Employee Arrangements	18
	2.12	Guarantees	19
	2.13	Material cost	20

3.	Sale of Assets - Seller Group		20

	3.1	Sale of Assets - Seller Group	20
	3.2	Purchase Price	20

4.	Balancing payments		20

	4.1	Available Cash	20
	4.2	Operating Loss	20
	4.3	Notional Tax Amount	21

5.	Purchase Price and payments		21

	5.1	Pre-Adjustment Purchase Price	21
	5.2	Apportionment following adjustment	22

6.	C&P Completion		22

	6.1	C&P Completion place and date	22
	6.2	Seller’s obligations on C&P Completion	22
	6.3	Buyer’s obligations on C&P Completion	23
	6.4	Delivery	23
	6.5	Title	24
	6.6	Risk and entitlement to profits	24
	6.7	Interdependence	24
	6.8	Notice to complete	24

7.	Novation and Assignment of Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group		25

	7.1	Novation or assignment on C&P Completion	25
	7.2	Obligations pending or if no novation or assignment	25
	7.3	Obligations if novation or assignment is not possible	26
	7.4	Indemnities	27
	7.5	Transfer of Assets under Equipment Leases - Seller Group	27

8.	Novation and Assignment of Leases- Seller		27

	8.1	Novation or assignment on C&P Completion	27
	8.2	Obligations pending or if no novation or assignment	28
	8.3	Obligations if novation or assignment is not possible	28
	8.4	Indemnities	29

9.	Release of Seller’s Guarantees		29

	9.1	Release	29
	9.2	Indemnity	29

10.	Shared arrangements		29

	10.1	Shared Contracts	29
	10.2	Shared Assets	30

11.	Employees and Independent Contractors		30

	11.1	Provision of employment or engagement	30
	11.2	Payments to Employees and Independent Contractors	31
	11.3	Recognition of prior service	32
	11.4	Indemnity for Employees and Independent Contractors	32
	11.5	Employee Lists and Independent Contractor Lists	32

12.	Superannuation		33

13.	Trade Debts - Seller Group		34

14.	Plant and equipment		34

15.	Liabilities		34

16.	Going concern		35

17.	Declaration of Trust		35

	17.1	Court Order	35
	17.2	Declaration of trust	36
	17.3	Consideration and apportionment	36
	17.4	Going concern	37

18.	Operating Loss Loan		37

	18.1	Determination of Operating Loss	37
	18.2	Operating Loss Loan	37
	18.3	Disputes over the Operating Loss Loan	37
	18.4	No Interest	38
	18.5	Repayment	38

19.	Indemnification of MGL in its personal capacity		38

20.	Default and termination		38

	20.1	Buyer Default	38
	20.2	Seller Default	39
	20.3	Consequences of termination	39

21.	Sale of Capital Units		40

	21.1	Sale	40
	21.2	Units Purchase Price	40
	21.3	No interest created	40

22.	Unit Sale Completion		40

	22.1	Unit Sale Completion place and date	40
	22.2	Seller’s obligations on Unit Sale Completion	41
	22.3	Buyer’s obligations on Unit Sale Completion	42
	22.4	Delivery	42
	22.5	Title	43
	22.6	Interdependence	43
	22.7	Notice to complete	43

23.	Incorporation of clauses 7 to 14		44

24.	Loan arrangements		44

	24.1	Determination of Part 4 Available Cash or Part 4 Operating Loss	44
	24.2	Part 4 Available Cash Loan	46
	24.3	Part 4 Operating Loss Loan	46
	24.4	Failure to make a Part 4 Available Cash Loan or Part 4 Operating Loss Loan	46
	24.5	No Interest	46
	24.6	Repayment	46
	24.7	Method of Repayment	47
	24.8	Tax office ruling	47
	24.9	Notional Tax Amount	47

Schedule 1 Hospital; Hospital Licence; Act			55

Schedule 2 Obligations relating to the Conditions Precedents			56

Schedule 3 Hospital Licence C&P Completion Condition			63

Schedule 4 Finance Arrangements C&P Completion Condition			65

Schedule 5 Business Names - Seller Group			66

Schedule 6 Intellectual Property - Seller Group			67

Schedule 7 Hospital Business Contracts - Seller Group; Shared Contracts			68

Schedule 8 Equipment Leases - Seller Group			69

Schedule 9 C & P Leasehold Premises - Seller Group			70

Schedule 10 Deed of Novation of Lease; Deed of Assignment of Lease			71

Schedule 11 Seller’s Guarantees			88

Schedule 12 Other Indemnifying Parties			89

Annexure A Diagnostics Agreements			90

Annexure B Trust Deed			91

Deed dated	21 OCTOBER 2003

Parties	Mayne Group Limited ACN 004 073 410 of Level 21, 390 St Kilda Road, Melbourne, Victoria 3004, Australia (“MGL” or “Seller”)

Port Macquarie Hospital Pty Limited ACN 106 723 399 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia (“Buyer”)

and

Australian Newco Holdings Pty Limited ACN 106 722 347 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Joondalup Hospital Pty Limited ACN 106 723 193 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Logan Hospital Pty Limited ACN 106 723 406 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Melbourne Hospital Pty Limited ACN 106 723 415 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Noosa Privatised Hospital Pty Limited ACN 106 723 380 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Caboolture Hospital Pty Limited ACN 106 723 219 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Frances Perry Hospital Pty Limited ACN 106 723 228 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Armidale Hospital Pty Limited ACN 106 723 200 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

P.O.W Hospital Pty Limited ACN 106 723 871 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

(collectively with the Buyer, the “Newco Group” and each a “Newco Group Member”)

Recitals

A.	MGL owns certain assets which are used exclusively in carrying on the Hospital Business. MGL has agreed to sell and the Buyer has agreed to purchase these assets upon the terms and conditions of this Deed.

B.	On or about the date of this Deed, the parties have entered into an Umbrella Deed in relation to the sale of the Australian Hospital Business.

The parties agree

1.	Definitions and interpretation

1.1	Definitions

In this document:

“Accruals” has the meaning given in the Umbrella Completion Accounting Principles.

“Accruals Liability - Seller Group” means all obligations, whether arising before, on or after C&P Completion or C&P Trust Declaration (as the case may be) exclusively in relation to the Hospital Business, in respect of or in connection with the Accruals which, but for this Deed, MGL in its personal capacity would be obliged or liable to pay, carry out, perform, observe or complete after C&P Completion or C&P Trust Declaration (as the case may be).

“Act” means the Act specified in Part C of Schedule 1.

“Asset Sale Expiry Date” means the date which is 12 months after the Umbrella Completion Date, or such later date as the parties agree in writing.

“Assets” means individually and collectively:

(a)	the Goodwill;

(b)	the Fixed Assets;

(c)	the Prepayments;

(d)	the Intellectual Property Rights;

(e)	the right to be registered as proprietor of the Business Names;

(f)	the Business Records;

(g)	the Trade Debts;

(h)	the Stock;

(i)	the Seller’s right, title and interest in the Hospital Business Contracts - Seller Group;

(j)	the Seller’s right, title and interest in the Equipment Leases - Seller Group;

(k)	the Seller’s right, title and interest in the Leases - Seller Group;

(1)	the Seller’s right, title and interest in the Hospital Licence; and

(m)	the Seller’s right, title and interest in the Government Contracts.

“Assets - Seller Group” means individually and collectively:

(a)	the Goodwill - Seller Group;

(b)	the Fixed Assets - Seller Group;

(c)	the Prepayments - Seller Group;

(d)	the Intellectual Property Rights - Seller Group;

(e)	the right to be registered as proprietor of the Business Names - Seller Group;

(f)	the Business Records - Seller Group;

(g)	the Trade Debts - Seller Group;

(h)	the Stock - Seller Group;

(i)	the Seller’s right, title and interest in the Hospital Business Contracts - Seller Group;

(j)	the Seller’s right, title and interest in the Equipment Leases - Seller Group;

(k)	the Seller’s right, title and interest in the Leases - Seller Group;

(1)	the Seller’s right, title and interest in the Hospital Licence; and

(m)	the Seller’s right, title and interest in the Government Contracts,

and all other assets which are owned by the Seller and used exclusively in the conduct of the Hospital Business but excludes the Excluded Assets.

“Assume” in relation to the Buyer means the Buyer must assume, pay, carry out, perform, observe, complete and comply with each and every obligation and Liability as if each and every one of those obligations and Liabilities were (to the extent not already performed) the obligation and Liability of the Buyer.

“Assumed Liabilities” means:

(a)	the Accruals Liability - Seller Group;

(b)	the Hospital Business Contracts Liability - Seller Group;

(c)	the Lease Liability - Seller Group;

(d)	the Equipment Lease Liability - Seller Group;

(e)	the Trade Creditors Liability - Seller Group;

(f)	the Independent Contractor Liability; and

(g)	the Employee Liability,

but only to the extent to which they relate to the Hospital Business and excluding the Excluded Liabilities.

“Australian Hospital Business” has the meaning given in the Umbrella Deed.

“Available Cash” means the amount by which the cash received by MGL exceeds the cash paid by MGL exclusively in relation to the operation of the Hospital Business less the Notional Tax Amount. For the avoidance of doubt, the cash paid by MGL includes any payments to the Buyer under the Shared Service Agreement.

“Business Day” means a day, not being a Saturday, Sunday or public holiday, on which banks are generally open for business in the State.

“Business Names” means the business names exclusively used in respect of the Hospital Business, but excluding those containing a Reserved Name.

“Business Names - Seller Group” means the Business Names registered to the Seller identified in Schedule 5.

“Business Records” means all current operational records exclusively relating to the Assets or the Hospital Business, including:

(a)	service, promotional, descriptive, sales, trade and application literature and other advertising material and catalogues;

(b)	records relating to the Trade Debts;

(c)	supplier lists;

(d)	stock records, manufacturing, engineering and purchasing data sheets and bills of material;

(e)	wages, employment benefit, other benefit, payroll and personnel records of the Employees - Seller Group;

(f)	all computer software exclusively used in or relating exclusively to the Hospital Business and:

(i)	owned by the Seller; or

(ii)	licensed to the Seller under a Hospital Business Contract - Seller Group which can be lawfully transferred to the Buyer,

together with any computer records, including source code, object code, programmers notes and technical, functional and performance-related documents, associated with such software and owned by, or licensed under the applicable Hospital Business Contract - Seller Group;

(g)	all records of the Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group;

(h)	copies of lease documentation, correspondence and documents relating to on-going issues and financial files for the Leases - Seller Group; and

(i)	stationery.

“Business Records - Seller Group” means the Business Records owned by, or licensed to, the Seller which can be lawfully transferred to the Buyer but excluding the Excluded Records.

“Buyer Default” means any breach by the Buyer of its obligations under Schedule 2, 3 or 4.

“Buyer Group” means the Buyer and each of its Related Bodies Corporate and where the context requires or allows, “Buyer Group Member” means any one or more of them.

“Buyer’s Fund” has the meaning given in clause 12.

“Calculation Date” means each 31 March, 30 June, 30 September and 31 December falling after the Asset Sale Expiry Date until C&P Completion or, if earlier, the Repayment Date.

“Calculation Period” means, in relation to a Calculation Date, the three month period ending on that Calculation Date provided that the first Calculation Period will commence on the Asset Sale Expiry Date and end on the next Calculation Date.

“Capital Units” has the meaning defined in the Trust Deed.

“Capital Unitholder” has the meaning given to it in the Trust Deed.

“Cash Shortfall Loans” has the meaning given to it in the Trust Deed.

“C&P Hospital Business” means the business of operating all of the Collocated and Privatised Hospitals carried on by the Seller other than the Hospital.

“C&P Completion” means completion of this Deed and the sale and purchase of the Assets - Seller Group in accordance with the terms of this Deed.

“C&P Completion Conditions” means the conditions to C&P Completion or C&P Trust Completion (as the case may be) described in paragraph 1 of Schedule 3 and Schedule 4.

“C&P Completion Date” means the date set out in clause 6.1.

“C&P Hospital Business” means the business of operating all of the Collocated and Privatised Hospitals carried on by the Seller Group other than the Hospital.

“C&P Trust Completion” means the completion of the transfer of the Capital Units under clause 22.

“C&P Trust Declaration” means the declaration of the Trust pursuant to clause 17.

“C&P Trust Declaration Date” means the date on which the C&P Trust Declaration occurs.

“Collocated and Privatised Hospitals” means the following hospitals:

(a)	Armidale Private Hospital, Armidale;

(b)	Caboolture Private Hospital, Caboolture;

(c)	Frances Perry Private Hospital, Carlton;

(d)	Joondalup Health Campus, Joondalup;

(e)	Logan Private Hospital, Meadowbrook;

(f)	The Melbourne Private Hospital, Parkville;

(g)	Noosa Hospital, Noosaville;

(h)	Port Macquarie Base Hospital, Port Macquarie; and

(i)	Prince of Wales Private Hospital, Randwick.

“Conditions Precedent” means:

(a)	Completion (as defined in the Share and Asset Sale Deed) occurs under the Share and Asset Sale Deed; and

(b)	each of the Conditions Precedent in paragraph 1 of Schedule 2 is satisfied or waived in accordance with the provisions of Schedule 2, and “Condition Precedent” means any one of them as the context indicates.

“Confidentiality Deed” means the Confidentiality Deeds between MGL and each of Ironbridge Capital Pty Ltd (dated 21 July 2003), BOS International (Australia) Limited, Credit Suisse First Boston (dated 5 August 2003) and CVC Asia Pacific Limited relating to the transaction contemplated by this Deed and the related sale process.

“Consultancy Agreement” means the consultancy agreement entered into between the Buyer and MGL on Umbrella Completion.

“Corporations Act” means the Corporations Act 2001 (Commonwealth).

“Diagnostics Agreements” means the diagnostic imaging and pathology lease and services agreements between MGL as operator and a Seller Group Member as service provider to be entered into prior to C&P Completion in the forms annexed as Annexure A.

“Disclosure Material” has the meaning given in the Umbrella Deed.

“Divestment Businesses” has the meaning given in the Umbrella Deed.

“Employee Liability” means the Buyer’s obligations (in its personal capacity or its capacity as trustee) in respect of Employees - Seller Group set out in clause 11.4.

“Employees - Seller Group” means those individuals employed by the Seller exclusively in the Hospital Business as at the date of this Deed and any other individuals who are employed by the Seller exclusively in the Hospital Business in the period between the date of this Deed and C&P Completion or C&P Trust Declaration (as the case may be).

“Encumbrance” has the meaning given in the Umbrella Deed.

“Equipment Lease Liability - Seller Group” means all obligations, whether arising before, on, or after C&P Completion or C&P Trust Declaration (as the case may be), under the Equipment Leases - Seller Group and which, but for this Deed, MGL in its personal capacity the Seller would be obliged to pay, carry out, perform, observe or complete after C&P Completion or C&P Trust Declaration (as the case may be).

“Equipment Leases - Seller Group” mean all equipment, financing or operating leases or other hiring arrangements (but excluding the Leases - Seller Group), exclusively relating to the Hospital Business to which the Seller is a party including those set out in Schedule 8.

“Escrow Agent” has the meaning given in the Umbrella Deed.

“Escrow Agreement” means the escrow agreement entered into between the Buyer, MGL and the Escrow Agent on or about the date of this Deed.

“Escrow Amount” means the Pre-Adjustment Purchase Price as may be adjusted in accordance with the Umbrella Deed including any interest thereon.

“Excluded Assets” means:

(a)	cash including cash on hand and funds held with any bank or financial institution;

(b)	any debtors of the Seller as at C&P Completion or C&P Trust Declaration (as the case may be) other than the Trade Debts - Seller Group;

(c)	the Excluded Business Records; and

(d)	any rights, title, interests or assets of the Seller which are not used exclusively in the Hospital Business.

“Excluded Business Records” means those of the Business Records that the Seller is required by Law to retain and debtor records other than records relating to the Trade Debts - Seller Group.

“Excluded Liabilities” means any Liabilities of the Seller to the extent that they do not relate to the Hospital Business.

“Expiry” means expiry of all of the Government Contracts.

“Fixed Assets” means those items of computer hardware (including desktop computers,

laptop computers and servers) and other information technology related fixed assets, capital work in progress, assets under construction, plant and equipment, machinery, office furniture, office machines, office equipment, appliances, fittings and spare parts and maintenance materials in relation to any of the foregoing and the Seller Group’s right, title and interest in any leasehold improvement in respect of any of the foregoing used by the Seller exclusively in the Hospital Business as at C&P Completion or C&P Trust Declaration (as the case may be).

“Fixed Assets - Seller Group” means those Fixed Assets owned by the Seller and described in the column marked Port Macquarie Base Hospital in the Last Accounts, subject to any adjustment in column Port Macquarie Base Hospital of the Umbrella Completion Accounts.

“Former Employee” means, in respect of the Seller, any person who was an employee of the Seller at any time before C&P Completion or C&P Trust Declaration (as the case may be) but is not so employed as at C&P Completion or C&P Trust Declaration (as the case may be).

“Goodwill” means the goodwill in and attaching to the Hospital Business.

“Goodwill - Seller Group” means the Goodwill owned by the Seller and described in the column marked Port Macquarie Base Hospital in the Last Accounts, subject to any adjustment in column Port Macquarie Base Hospital of the Umbrella Completion Accounts.

“Government Contracts” has the meaning given to that term in Schedule 2.

“Government Party” has the meaning given to that term in Schedule 2.

“Group” and “Group Member” have the meaning defined in the Share and Asset Sale Deed.

“Group General Manager Hospitals” means Robert Cooke.

“GST” has the meaning given to it in the GST Act.

“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Commonwealth) as amended and any related imposition legislation.

“Head Office Contracts” means all agreements and arrangements of a corporate head office nature to which the Seller is a party which are entered into on a group wide basis and which do not relate exclusively to the Hospital Business, including agreements and arrangements concerning the provision of fuel cards to Employees and corporate credit cards to Employees and arrangements for corporate travel.

“Health Fund Contracts” means all agreements and arrangements between the Seller and any health fund including:

(a)	an organisation registered under Part VI of the National Health Act 1953 (Cth);

(b)	the Australian Regional Health Group Limited;

(c)	the Australian Health Service Alliance Limited;

(d)	the Department of Veterans’ Affairs;

(e)	the Transport Accident Commission of Victoria;

(f)	the Motor Accident Authority of New South Wales;

(g)	the Motor Accident Insurance Commission of Queensland; or

(h)	the Insurance Commission of Western Australia.

“Hospital” means the hospital listed in Part A of Schedule 1.

“Hospital Business” means the business of operating the Hospital carried on by the Seller in Australia at the date of this Deed, but excluding:

(a)	any other health service business carried on by MGL not requiring a private hospital licence;

(b)	the supply of inputs to the provision of services by those hospitals, including, supplying pharmaceuticals, pharmaceutical services, equipment, diagnostic imaging services and pathology services;

(c)	wholesaling and distribution of products sold in pharmacies to retail pharmacies;

(d)	wholesaling and distribution of various pharmaceutical products and medical consumables to hospitals;

(e)	the provision of certain retail and marketing services to pharmacies (including retail branding, back office support and technology and pharmacy finance guarantors);

(f)	the Indonesian Hospital Business;

(g)	the Non C&P Hospital Business;

(h)	the C&P Hospitals Business;

(i)	the Divestment Businesses; and

(j)	the Retained Business.

“Hospital Business Contracts - Seller Group” means all agreements, leases, licences, contracts, arrangements (including hiring arrangements), understandings or orders entered into, made or accepted by or on behalf of MGL in its personal capacity and relating exclusively to the Hospital Business which are, in whole or in part, executory as at C&P Completion or C&P Trust Declaration (as the case may be) including all contracts listed in Part A of Schedule 7 but excluding:

(a)	the Health Fund Contracts;

(b)	the Leases - Seller Group;

(c)	the Equipment Leases - Seller Group;

(d)	any agreements, leases, licences, contracts, arrangements (including hiring arrangements), understandings or orders to the extent they relate to the Excluded Assets or a business other than the Hospital Business;

(e)	any agreements, leases, licences, contracts, arrangements (including hiring arrangements), understandings or orders to the extent they relate to borrowings or other financial accommodation made available to the Seller;

(f)	any contracts or policies of insurance to which the Seller is a party or which have been issued in favour of the Seller;

(g)	any foreign currency purchase, sale, hedge, swap or like agreement or arrangement;

(h)	any agreements with another Seller Group Member;

(i)	the Shared Contracts; and

(j)	the Head Office Contracts.

“Hospital Business Contracts Liability - Seller Group” means all obligations, whether arising before, on or after C&P Completion or C&P Trust Declaration (as the case may be), under the Hospital Business Contracts - Seller Group and which, but for this Deed, MGL in its personal capacity would be obliged or liable to pay, carry out, perform, observe or complete after C&P Completion or C&P Trust Declaration (as the case may be).

“Hospital Licence” means the licence referred to in Part B of Schedule 1.

“Income Unitholder” has the meaning given to it in the Trust Deed.

“Independent Contractors - Seller Group” means those individuals engaged by the Seller exclusively in the Hospital Business as at the date of this Deed together with any other individuals who are engaged by the Seller exclusively in the Hospital Business in the period between the date of this Deed and C&P Completion or C&P Trust Declaration (as the case may be). The term “Independent Contractors - Seller Group” does not include any such individual whose engagement terminates prior to C&P Completion or C&P Trust Declaration (as the case may be).

“Independent Contractor Liability” means the Buyer’s obligations to Independent Contractors - Seller Group set out in clause 11.4.

“Indonesian Hospitals” means RS International Bintaro, Jakarta, RS Mitra International, Jakarta and Surabaya International Hospital, Surabaya.

“Indonesian Hospital Business” means the business of operating the Indonesian Hospitals carried on by the Seller.

“Intellectual Property Rights” means the intellectual property and know-how which are exclusively used by the Seller in the Hospital Business but excluding the Trade Marks - Excluded.

“Intellectual Property Rights - Seller Group” means the Intellectual Property Rights which are owned by the Seller including the intellectual property described in Schedule 6.

“KPMG” means KPMG of 45 Clarence Street, Sydney NSW 2000.

“Last Accounts” has the meaning given in the Umbrella Deed.

“Law” includes all statutes, regulations, by-laws, ordinances and other delegated legislation and any rule of common law, contract, tort or equity from time to time and “lawfully” means in conformance with all such Laws and the provisions of any relevant contract.

“Lease Liability- Seller Group” means any Liability, whether arising before, on or after C&P Completion or C&P Trust Declaration (as the case may be), under the Leases - Seller Group.

“Leasehold Premises - Seller Group” means the leased properties listed in Schedule 9.

“Leases - Seller Group” means the leases or agreements for lease relating to the Leasehold Premises - Seller.

“Liability” means:

(a)	any debt or other monetary liability or penalty, fine or payment or any damage, loss,

cost, charge or expense on any account and in any capacity, irrespective of whether the debt, liability, penalty, fine, payment, damage, loss, cost, charge or expense is:

(i)	present or future, matured or unmatured;

(ii)	actual, prospective or contingent;

(iii)	a contractual, tortious, legal, equitable or statutory obligation;

(iv)	ascertained or unascertained at any time;

(v)	owed, incurred or imposed by or on account of any person alone or severally or jointly with another person;

(vi)	owed, incurred or imposed to or for the account of any person alone or severally or jointly with another person;

(vi)	owed, incurred or imposed as a principal obligation or by way of surety or indemnity;

(viii)	owed, incurred or imposed as interest, fees, charges, taxes, duties or other imposts;

(ix)	owed, incurred or imposed as compensation or damages, whether for breach of contact or tort or on any other basis, or as losses, costs or expenses or on any other account; or

(x)	any combination of any of the foregoing paragraphs; or

(b)	any contractual, tortious, statutory, legal equitable or other obligation or liability to do or perform any act or to refrain from doing or performing any act.

“Loan Structure” means the loan arrangement set out in Part 4.

“Non C&P Hospital Business” has the meaning given in the Umbrella Deed.

“Notional Tax Amount” has the meaning given in clause 4.3.

“Officer” means, in relation to a corporation, an officer within the meaning of section 82A of the Corporations Act.

“Operating Loss” for the purposes of clause 4 means the amount by which the cash paid by MGL exceeds the cash received by MGL exclusively in relation to the operation of the Hospital Business and otherwise has the meaning given to it in the Trust Deed.

“Operating Loss Loan” has the meaning given to it in the Trust Deed.

“Order” means an order, ruling or determination by any court or competent authority which restricts the operation of the proposed Trust in accordance with Part 2 or the Loan Structure (as the case may be).

“Other Indemnifying Parties” means the parties listed in Schedule 12.

“Other Parties” has the meaning given in paragraph 4 of Schedule 2.

“Part 4 Available Cash” means the amount by which the cash received by MGL exceeds the cash paid by MGL exclusively in relation to the operation of the Hospital Business less the Notional Tax Amount. For the avoidance of doubt, cash paid by MGL includes any payments to the Buyer under the Shared Services Agreement.

“Part 4 Available Cash Loan” means the principal amount of each loan from MGL to the Buyer made in accordance with Part 4 (together “Part 4 Available Cash Loans”).

“Part 4 Operating Loss” means the amount by which the cash paid by MGL exceeds the cash received by MGL exclusively in relation to the operation of the Hospital Business.

“Part 4 Operating Loss Loan” means the principal amount of each loan from the Buyer to MGL made in accordance with Part 4 (together “Part 4 Operating Loss Loans”).

“Premises” means the Leasehold Premises - Seller Group.

“Pre-Adjustment Purchase Price” means [*].

“Prepayments” has the meaning given in the Umbrella Completion Accounting Principles to the line item entitled “Prepayments” in the Last Accounts.

“Prepayments -Seller Group “ means Prepayments paid or made by MGL as described in the column marked Port Macquarie Base Hospital in the Last Accounts subject to any adjustment in the column marked Port Macquarie Base Hospital in the Umbrella Completion Accounts

“Principal Premises” means each property leased pursuant to any Government Contract.

“Purchase Price” has the meaning given in clause 3.2.

“Quarterly Period” has the meaning given to it in the Trust Deed.

“Related Body Corporate” has the meaning given in section 9 of the Corporations Act.

“Repayment Date” means the first to occur of:

(a)	the date on which this Deed is terminated under clause 2.6 and clause 2.7 as a consequence of a Seller Default or a Buyer Default;

(b)	C&P Completion; and

(c)	the date on which Expiry occurs.

“Representative” of a party includes an adviser, agent, director, employee, joint venturer, officer, partner, or sub-contractor of that party.

“Reserved Names” means “Mayne”, and any name containing the word “Mayne” and any name substantially similar to or reasonably capable of confusion with the word “Mayne”.

“Retained Business” has the meaning given to it in the Share and Asset Sale Deed.

“Seller Default” means:

(a)	any breach by the Seller of its obligations under Schedules 2, 3 or 4; or

(b)	termination by the Other Parties of all of the Government Contracts, except if the Buyer has in any way contributed to the termination of any or all of these Government Contracts other than by its performance of this Deed; or

(c)	MGL becomes insolvent or enters into liquidation (other than for the purposes of amalgamation or reconstruction) or if a receiver, administrator or similar officer is appointed in respect of the whole or part of any undertaking of MGL.

[*]	Certain confidential portions of these exhibits have been omitted pursuant to a request for confidential treatment and filed separately with the Commission.

“Seller Group” means MGL and each of its Related Bodies Corporate (but excluding all Group Members) and where the context requires or allows “Seller Group Member” means any one or more of them.

“Seller’s Guarantees” means all securities, letters of credit, letters of comfort, guarantees and indemnities provided by or on behalf of the Seller to support the operation of the Hospital Business (or any part of it) as listed in Schedule 11.

“Seller’s Superannuation Fund” means the Mayne Group Limited Superannuation Fund.

“Share and Asset Sale Deed” has the meaning given in the Umbrella Deed.

“Shared Assets” means assets used by the Seller Group both for purposes:

(a)	of the Hospital Business; and

(b)	other than the Hospital Business,

excluding the assets which are the subject of the Shared Services Agreement.

“Shared Contracts” means the agreements or arrangements with third parties which are listed in Part B of Schedule 7 that relate partly to the Hospital Business and partly to any business of the Seller other than the Hospital Business and including the Head Office Contracts.

“Shared Services Agreement” has the meaning given to it in the Umbrella Deed.

“Stock” means all the stock in trade exclusively relating to the Hospital Business owned by the Seller at C&P Completion or C&P Trust Declaration (as the case may be), including all raw materials, factory supplies, components, work in progress, finished goods, packaging materials, spare parts, consumables, uniforms, stationery and goods in transit.

“Stock - Seller Group” means the Stock owned by the Seller described in the column marked Port Macquarie Base Hospital in the Last Accounts, subject to any adjustment in the column marked Port Macquarie Base Hospital in the Umbrella Completion Accounts.

“Tax” has the meaning given in the Share and Asset Sale Deed. “Taxable Income” means the amount calculated in accordance with the principles in the Income Tax Assessment Act 1936 and the Income Tax Assessment Act 1997.

“Trade Creditors” means all debts and other money which at or after C&P Completion or C&P Trust Declaration (as the case may be) are or become owing by the Seller in relation to goods or services sold or provided to the Seller exclusively in respect of the Hospital Business on or prior to C&P Completion or C&P Trust Declaration (as the case may be).

“Trade Creditors Liability - Seller Group” means all obligations, whether arising before, on or after C&P Completion or C&P Trust Declaration (as the case may be), in respect of or in connection with the Trade Creditors which, but for this Deed, the Seller would be obliged or liable to pay, carry out, perform, observe or complete after C&P Completion or C&P Trust Declaration (as the case may be).

“Trade Debtors - Seller Group” means all persons who owe a Trade Debt - Seller Group.

“Trade Debts” means:

(a)	all the debts and other money owed at C&P Completion or C&P Trust Declaration (as the case may be) to MGL to the extent that they relate to goods or services sold or provided by MGL;

(b)	accrued revenue from discharged patients and inpatients to the extent they relate to goods or services sold or provided by MGL;

(c)	all other debts and other money owed at C&P Completion or C&P Trust Declaration (as the case may be) including proceeds from the sale of property, plant and equipment,

exclusively in respect of the Hospital Business up to that time.

“Trade Debts - Seller Group” means those Trade Debts owed to or accrued by the Seller described in the columns marked Port Macquarie Base Hospital in the Last Accounts, subject to any adjustment in the column marked Port Macquarie Base Hospital in the Umbrella Completion Accounts.

“Trade Marks - Excluded” has the meaning given in the Umbrella Deed.

“Transaction Agreements” has the meaning given to it in the Umbrella Deed.

“Transferring Employees” means such of the Employees - Seller Group who accept the Buyer’s offer of employment made under clause 11.1.

“Transferring Independent Contractors” means such of the Independent Contractors - Seller Group who accept the Buyer’s offer of engagement made under clause 11.1.

“Trust” means the trust declared under the Trust Deed.

“Trust Declaration Price” has the meaning given to it in clause 17.3.

“Trust Deed” means the declaration of trust to be made by MGL after the date of this Deed in the form annexed as Annexure B.

“Trustee” has the meaning given to that term in the Trust Deed.

“Umbrella Completion Accounts” has the meaning given in the Umbrella Deed.

“Umbrella Completion Accounting Principles” has the meaning given in the Umbrella Deed.

“Umbrella Completion Date” has the meaning given in the Umbrella Deed.

“Umbrella Deed” means the deed so titled between MGL, Mayne Healthcare Holdings Pty Limited and Australian Newco Holdings Pty Ltd ACN 106 722 347 on or about the date of this Deed.

“Unit Certificate” means a document certifying the holder as a holder of a unit in the trust incorporated by the Trust Deed.

“Unit Sale Completion” has the meaning defined in clause 22.

“Unit Sale Completion Date” has the meaning defined in clause 22.

1.2	Defined terms in Parts 2 and 3

Defined terms in Parts 2 and 3 shall have the meaning defined in the Trust Deed unless the context otherwise requires.

1.3	Umbrella Deed

(a)	The parties have entered into an Umbrella Deed in relation to certain aspects of the sale of the Assets - Seller. The Umbrella Deed is supplementary to this Deed.

(b)	In the event of any inconsistency between this Deed and the Umbrella Deed, the Umbrella Deed shall prevail.

1.4	Other Indemnifying Parties

(a)	In consideration for the Sellers entering into this Deed with the Buyer, each indemnity granted by the Buyer pursuant to this Deed is hereby also granted by each of the Other Indemnifying Parties.

(b)	Without limiting the Buyer’s obligations under this Deed, every reference in this Deed to the “Buyer” shall be read as if it was a reference to the Buyer and each of the Other Indemnifying Parties.

(c)	The obligations and liabilities assumed by, and rights conferred on, the Buyer and the Other Indemnified Parties pursuant to the provisions referred to in clause 1.4(b) binds and benefits them jointly and severally.

(d)	A reference in this Deed to a “party” or “the parties” does not include any of the Other Indemnified Parties, except to the extent necessary to give effect to this clause 1.4.

2.	Conditions Precedent and C&P Completion Conditions

2.1	Conditions Precedent to the sale of the Assets - Seller

The terms of Part 1 of this Deed (clauses 3-16) have no force or effect and do not become binding on the parties unless and until:

(a)	Completion (as defined in the Share and Asset Sale Deed) occurs under the Share and Asset Sale Deed; and

(b)	on or before the Asset Sale Expiry Date each of the:

(i)	conditions precedent in paragraph 1 of Schedule 2 is satisfied or waived in accordance with the provisions of Schedule 2; and

(ii)	C&P Completion Conditions is satisfied or waived in accordance with the provisions of Schedule 3.

2.2	Conditions Precedent to the creation of the Trust

The terms of Part 2 of this Deed (clauses 17 - 20) have no force or effect and do not become binding on the parties unless and until:

(a)	Completion (as defined in the Share and Asset Sale Deed) occurs under the Share and Asset Sale Deed;

(b)	the earlier of:

(i)	the failure to satisfy or waive the conditions in clause 2.1(b) by the Asset Sale Expiry Date;

(ii)	the date elected by the Buyer pursuant to an election made by the Buyer under clause 2.13.

2.3	Conditions Precedent to the transfer of the Capital Units

The terms of Part 3 of this Deed (clauses 21 - 23) have no force or effect and do not become binding on the parties unless and until:

(a)	Completion (as defined in the Share and Asset Sale Deed) occurs under the Share and Asset Sale Deed;

(b)	each of the:

(i)	conditions precedent in paragraph 1 of Schedule 2 is satisfied or waived in accordance with the provisions of Schedule 2; and

(ii)	C&P Completion Conditions is satisfied or waived in accordance with the provisions of Schedule 3,

at any time after (but not before) the Asset Sale Expiry Date.

2.4	Conditions Precedent to the Loan Structure

The terms of Part 4 of this Deed (clause 24) have no force or effect and do not become binding on the parties unless and until:

(a)	Completion (as defined in the Share and Asset Sale Deed) occurs under the Share and Asset Sale Deed;

(b)	clause 17.1(c) applies.

2.5	Conditions

Each party must comply with all its obligations (whether before or after the Asset Sale Expiry Date):

(a)	in Schedule 2, until such time as the conditions precedent in paragraph 1 of Schedule 2 are satisfied or waived; and

(b)	in Schedule 3 until such time as the C&P Completion Conditions in Schedule 3 are satisfied or waived; and

(c)	in Schedule 4 until such time as the C&P Completion Conditions in Schedule 4 are satisfied or waived.

2.6	Buyer Default

If there is a Buyer Default on or before the Asset Sale Expiry Date which:

(a)	is not remedied within 28 days of notice of the Buyer Default by MGL to the Buyer; or

(b)	is incapable of being remedied,

MGL may at any time, at its discretion, terminate this Deed with immediate effect by giving the Buyer notice to that effect.

2.7	Seller Default

If there is the Seller Default on or before the Asset Sale Expiry Date which:

(a)	is not remedied within 28 days of notice of the Seller Default by the Buyer to MGL; or

(b)	is incapable of being remedied,

the Buyer may at any time, at its discretion, terminate this Deed with immediate effect by giving MGL notice to that effect.

2.8	Consequences of termination

If this Deed is terminated under clause 2.6 or clause 2.7, then:

(a)	each party is released from any obligations to further perform this Deed and this Deed will have no further effect other than as set out in this clause 2.7;

(b)	the Buyer must immediately reimburse MGL (or procure that a relevant Buyer Group Member reimburses MGL) for the service charges paid by MGL to the Buyer under clause 7(c) of the Shared Services Agreement;

(c)	if this Deed is terminated as a result of Buyer Default,:

(i)	the Buyer acknowledges and agrees that MGL may, as a result, terminate or breach the Government Contracts;

(ii)	prior to taking any steps to terminate or breach the Government Contracts, MGL must consult with the Buyer in relation to such termination or breach to enable the Buyer to mitigate any damage it considers it may suffer as a result of the termination or breach;

(iii)	the Buyer indemnifies and will keep indemnified MGL against any Liability suffered or incurred by MGL in terminating or breaching the Government Contracts;

(iv)	MGL will instruct the Escrow Agent to pay the Escrow Amount to MGL as MGL may direct;

(d)	if this Deed is terminated as a result of Seller Default, the Buyer will instruct the Escrow Agent in writing to pay the Escrow Amount to the Buyer as the Buyer may direct;

(e)	each party retains the rights it has against the other party in respect of any past breach or any claim that has arisen before termination; and

(f)	the Buyer must return to MGL the Disclosure Materials and any materials in any medium in its possession, power or control, which contain information relating to the Hospital Business, including the Business Records in accordance with the Confidentiality Deed.

The Buyer represents and warrants to MGL that the reimbursement under clause 2.8(b) is not a penalty. Neither the Buyer nor any Buyer Group Member may assert that this reimbursement is a penalty. The Buyer indemnifies MGL against any Liabilities suffered or incurred by MGL if this reimbursement is a penalty.

2.9	Acknowledgements

(a)	The parties acknowledge that nothing in this Deed will be taken as constituting:

(i)	unless and until the Conditions Precedent are satisfied in accordance with this clause 2, the sale, transfer or assignment, disposal, conveyance, loss, relinquishment or parting with possession (or agreement to do any of the aforementioned) to the Buyer of any of the Assets or any interest therein;

(ii)	the mortgage, charge, encumbrance, pledge, lien, loan, subletting, underletting (or agreement to do any of the aforementioned) to the Buyer of any of the Assets;

(iii)	the creation in favour of the Buyer of:

A.	a security or preferential interest or similar arrangement over any of the Assets;

B.	a mortgage, charge, encumbrance, hypothecation, pledge, lien, loan, subletting or underletting of any of the Assets;

C.	any other right or arrangement to have any claims the Buyer may have against MGL, satisfied prior to other creditors with or from the proceeds of realisation of any of the Assets; or

(iv)	MGL and the Buyer as partners or joint venturers in relation to the operation of the Hospital or any of the Assets.

(b)	Subject to clause 2.8(c) and 20.3, the parties acknowledge that unless and until the Conditions Precedent and C&P Completion Conditions are satisfied in accordance with this clause 2, it is not MGL’s intention at the date of this Deed to:

(i)	cease to operate the Hospital;

(ii)	cease to conduct all or any part of the Hospital Business; or

(iii)	resign as the operator of the Hospital.

(c)	For the avoidance of doubt, a reference to Assets in this clause 2.9 includes without limitation:

(i)	MGL’s right, title and interest in any of the Government Contracts;

(ii)	MGL’s right to operate the Hospital; and

(iii)	MGL’s right to occupy the Premises.

2.10	Conduct of Hospital Business

MGL (whether as trustee or in its personal capacity, as applicable) must, after Umbrella Completion:

(a)	continue to conduct the Hospital Business in the ordinary course of business as it was carried on immediately prior to Umbrella Completion; and

(b)	continue to provide the same classes and levels of insurance as maintained by the Seller Group Members immediately prior to Umbrella Completion;

unless any of the foregoing would, in MGL’s reasonable opinion, constitute a breach of the Government Contracts or the Law.

2.11	Pre-Completion Employee Arrangements

(a)	With effect from the date of this Deed until C&P Completion (“Liaison Period”), MGL must procure that no Seller Group Member in respect of or relating to some or all of the Employees - Seller Group enters into, or agrees to enter into, any industrial award, agreement (certified, registered or otherwise) or other arrangement or understanding concerning some or all of such employees and/or contractors (“Arrangement”) except in the ordinary course of business as determined by the Group General Manager Hospitals.

(b)	During the Liaison Period, if:

(i)	a Seller Group Member proposes to enter into, agree to enter into, or to initiate or participate in any negotiations or discussions in respect of, any Arrangement;

(ii)	there is any other industrial development (including actual, threatened or pending industrial action, disputation, litigation or proceedings) (“Industrial Action”) in respect of or relating to some or all of the Employees - Seller Group (“Business Persons”); or

(iii)	any meeting or discussions will, or are proposed to, be held or occur between representatives of a Seller Group Member and representatives of a union, employee organisation or Business Persons relating to some or all of the Business Persons,

(each an “Industrial Event”), then MGL must:

(iv)	keep the Buyer informed of the Industrial Event including the circumstances giving rise to, and the reasons for, and the ongoing status of the Industrial Event and the associated circumstances;

(v)	provide the Group General Manager Hospitals, with full and free access to all correspondence, notices, documents and other records in the possession or control of any Seller Group Member relating to the Industrial Event;

(vi)	in the case of any such proposed meeting or discussion, give the Group General Manager Hospitals the right to attend and participate in any such meeting or discussions and give him reasonable notice of the time and place of the meeting or discussions, together with details of the proposed topics of discussion;

(vii)	keep the Buyer informed of the outcome of any meetings with unions during the Liaison Period; and

(viii)	except to the extent such would breach any Law, comply with any conditions and requirements notified, and written directions given, by the Buyer in accordance with clause 2.1l(c).

(c)	If an Industrial Event occurs or arises at any time during the Liaison Period:

(i)	the Buyer may, in its absolute discretion, do any or all of the following in respect of any proposed Arrangement:

A.	consent to the Arrangement either unconditionally or subject to such conditions or requirements as are notified by the Buyer to MGL; or

B.	withhold its consent to the Arrangement without giving reasons; and

(ii)	MGL will procure that any relevant Seller Group Members take (or fail to take) or do (or fail to do) any action or thing in respect of, arising out of, or in connection with, that Industrial Event or the circumstances giving rise to the Industrial Event as reasonably determined by the Group General Manager Hospitals including, in the case of any Industrial Action, relating to the conduct of any dispute or of any litigation or proceedings in any industrial tribunal or court.

(d)	Without in any way limiting the obligations imposed by clause 2.1l(c), during the Liaison Period, MGL must consult with the Buyer and ensure that each Seller Group Member takes all action and does all things within its power to limit the risk of any of the Business Persons making or bringing any claim, demand, action or proceedings in respect of retirement, redundancy, severance payments or any similar costs (“Redundancy Payments”), including:

(i)	being prepared to accept the resignation of Employees who are not covered by an industrial award or agreement (certified, registered or otherwise) and who resign to accept an offer of employment with the Buyer on the terms contemplated by the form of offer applicable to that employee;

(ii)	using reasonable endeavours to adopt and maintain the position that Employees will not be entitled to a Redundancy Payment if they refuse to accept an offer of employment or engagement by the Buyer;

(iii)	making all applications to relevant industrial tribunals as are available to any Seller Group Member to remove any obligations that would otherwise apply under any industrial awards or agreements (whether certified, registered or otherwise) to make Redundancy Payments in respect of any employees or contractors because of the offers of suitable alternative employment or engagement to be made, or made, by the Buyer in accordance with this Deed, whether or not those offers are accepted by those employees or contractors;

(iv)	co-operating with the Buyer to seek to secure:

A.	the agreement and support of all relevant unions and employee organisations in respect of all applications referred to in clause 2.1l(d)(iii); and

B.	union endorsement of the position referred to in clause 2.1l(d)(ii) having regard to the offers of suitable alternative employment or engagement to be made, or made, by the Buyer to Employees.

(e)	The Buyer indemnifies each Seller Group Member against any Liability it suffers or incurs in respect of the costs arising from any application to relevant industrial tribunals under clause 2.1l(d)(iii).

2.12	Guarantees

(a)	Notwithstanding any other provision in this Deed (including those contained in any schedule or annexure), no natural person will be required to give any personal or entity any personal guarantee or undertaking.

(b)	If the Buyer is requested to procure a performance guarantee or similar undertaking from Australian Newco Holdings Pty Ltd ACN 106 722 347 in order to satisfy the Conditions Precedent in Schedule 2 or to satisfy the conditions in Schedule 3, the Buyer must provide such guarantee or undertaking.

2.13	Material cost

(a)	Notwithstanding any other provision in this Deed (including those contained in any schedule or annexure), the Buyer’s obligations contained in Schedule 2 and 3 of this Deed are limited to the use of its best endeavours and the Buyer shall not be required to incur or agree to incur any material cost in excess of $100,000 in order to satisfy the Conditions Precedent in Schedule 2 or to satisfy the conditions in Schedule 3.

(b)	If:

(i)	the Buyer is required to incur or to agree to incur any material cost in excess of $100,000 in order to satisfy the Conditions Precedent in Schedule 2 or to satisfy the conditions in Schedule 3; and

(ii)	the Buyer considers that the cost is excessive having regard to the Hospital Business at any time prior to the Asset Expiry Date the Buyer may by notice in writing to MGL elect that the terms of Part 2 of this Deed shall apply on a date no earlier than 10 Business Days after the date of the notice and the terms of Part 2 of this Deed will so apply on the date notified by the Buyer.

PART 1

3.	Sale of Assets - Seller Group

3.1	Sale of Assets - Seller Group

MGL agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller the Assets - Seller Group free from any Encumbrance on the terms and conditions of this Deed.

3.2	Purchase Price

The Purchase Price payable for the Assets - Seller Group is the Pre-Adjustment Purchase Price apportioned in accordance with clause 5.1, adjusted in accordance with clause 2.8 and 3.2(b) of the Umbrella Deed and as further adjusted under clause 5.2.

4.	Balancing payments

4.1	Available Cash

On C&P Completion, MGL must pay to the Buyer any Available Cash by way of a reduction to the Pre-Adjustment Purchase Price.

4.2	Operating Loss

On C&P Completion, the Buyer must pay to MGL any Operating Loss by way of an addition to the Pre-Adjustment Purchase Price.

4.3	Notional Tax Amount

(a)	The Notional Tax Amount is the tax that would be payable on the Taxable Income of the Hospital Business for each tax year as if that business were a stand alone taxpayer.

(b)	MGL is entitled to deduct from the Available Cash an amount equal to the Notional Tax Amount at the end of each tax year.

(c)	For the avoidance of doubt the Notional Tax Amount cannot be negative.

(d)	For the avoidance of doubt when calculating the Taxable Income for a tax year any Tax Losses of an earlier tax year can be used to reduce Taxable Income.

5.	Purchase Price and payments

5.1	Pre-Adjustment Purchase Price

The Pre-Adjustment Purchase Price shall be apportioned in accordance with the following principles:

(a)	for the Fixed Assets - Seller Group, their tax written down value;

(b)	for the Stock - Seller Group, the value of the Stock - Seller Group as set out in the column marked Port Macquarie Base Hospital in the Last Accounts;

(c)	for the Trade Debts - Seller Group, the value of the Trade Debts - Seller Group as set out in the column marked Port Macquarie Base Hospital in the Last Accounts;

(d)	for the Prepayments - Seller Group, the value of the Prepayments - Seller Group as set out in the column marked Port Macquarie Base Hospital in the Last Accounts;

(e)	$1.00 for the Seller’s right, title and interest in the Equipment Leases - Seller Group;

(f)	$ 1.00 for the Seller’s right, title and interest in the Leases - Seller Group;

(g)	the balance for the:

(i)	Intellectual Property Rights - Seller Group;

(ii)	Business Records - Seller Group;

(iii)	the right to be registered as the proprietor of the Business Names - Seller Group;

(iv)	the Seller’s right, title and interest in the Hospital Licence;

(v)	the Seller’s right, title and interest in the Government Contracts;

(vi)	Goodwill - Seller Group;

(vii)	the Seller’s right, title and interest in the Hospital Business Contracts - Seller Group; and

(viii)	any other asset transferred under this Deed.

5.2	Apportionment following adjustment

For the purposes of apportionment of the Pre Adjustment Purchase Price as adjusted in accordance with clause 4.1 and 4.2, any Available Cash shall be subtracted from and any Operating Loss shall be added to the Pre Adjustment Purchase Price.

6.	C&P Completion

6.1	C&P Completion place and date

C&P Completion will take place at the offices of Clayton Utz, 333 Collins Street, Melbourne, Victoria at 10 a.m. on the date which is 15 Business Days after the satisfaction of the Conditions Precedent and the C&P Completion Conditions or such other date or place (or both) as MGL and the Buyer may agree in writing.

6.2	Seller’s obligations on C&P Completion

On C&P Completion, MGL will:

(a)	(Possession): deliver to the Buyer:

(i)	the Fixed Assets - Seller Group;

(ii)	the Stock - Seller Group;

(iii)	the Business Records - Seller Group;

(iv)	copies of the Excluded Business Records;

(v)	hired, leased or any other assets the subject of any of the Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group as are in the possession of the Seller (subject, where required, to the relevant counterparty’s consent); and

(vi)	possession of the Leasehold Premises - Seller Group (subject, where required, to the relevant lessor’s consent);

(b)	(Business Names): deliver to the Buyer forms required under the relevant legislation in the States and Territories in which the Business Names - Seller Group are registered to notify the relevant authorities in those States and Territories of the change in proprietorship of the Business Names - Seller Group to the Buyer, each duly executed by MGL;

(c)	(Transfer of Intellectual Property Rights - Seller Group): deliver to the Buyer duly executed assignments of all registered trademarks, registered designs, patents and copyrights included in the Intellectual Property Rights - Seller Group, together with all certificates of registration held by MGL in relation thereto;

(d)	(Certificates of registration and originals of Leases - Seller Group, Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group): deliver to the Buyer originals (where possible, copies where not) of the Leases - Seller Group which have been assigned in accordance with clause 8 and which are in the possession of MGL, and originals of those of the Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group (including all documents in relation to the WEF Leasing Arrangements referred to in clause 7.1(b)) which have been novated or assigned in accordance with clause 7 and which are in the possession of MGL;

(e)	(Notices and documents): deliver to the Buyer such notices and other documents as may be required to be executed or registered by the Seller under any statute in connection with the sale or assignment of the Assets - Seller Group, provided the Buyer has, at its own cost, prepared such notices and other documents and delivered the same to MGL’s solicitors at least 5 Business Days before the C&P Completion Date;

(f)	(Services): surrender or cause to be surrendered all telephone and related lines, electricity, gas and other utility services of the Hospital Business as relate to the Leasehold Premises - Seller Group, and use its best endeavours to assist the transfer or grant of those services (including the retention of all telephone and facsimile numbers) or, where that is not possible, the grant of new services to the Buyer or Group;

(g)	(Other obligations): perform all other obligations to be performed by it on C&P Completion under this Deed and procure that all other relevant Seller Group Members do the same.

6.3	Buyer’s obligations on C&P Completion

On C&P Completion, the Buyer will:

(a)	(Notice to release purchase price from escrow) give notice in writing to the Escrow Agent of C&P Completion and the Escrow Agent shall cause the payment of the Escrow Amount to MGL as MGL may direct.

(b)	(Assignment or novation) accept from MGL or the relevant Seller Group Member an assignment or novation, in a form satisfactory to the Buyer, acting reasonably, of such of those of the Leases - Seller Group, Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group as have been obtained as at the C&P Completion Date(including all documents in relation to the WEF Leasing Arrangements referred to in clause 7.1(b)), and enter into occupation of the Leasehold Premises - Seller Group. For those Leases - Seller Group for which consent or assignment has not been obtained by the C&P Completion Date, the Buyer shall enter into occupation on the basis of clause 7;

(c)	(Accept delivery) accept from MGL delivery of the items referred to in clause 6.2(a), 6.2(b) and 6.2(c);

(d)	(Release of guarantees): cause to be delivered to MGL an unconditional release of each Seller’s Guarantee as the Buyer is reasonably able to obtain by the C&P Completion Date in a form reasonably satisfactory to MGL that it has been able to secure pursuant to clause 9.1;

(e)	(Other obligations): perform all other obligations to be performed by it on C&P Completion under this Deed and procure that all Group Members do the same.

6.4	Delivery

For the purposes of clause 6.2(a) delivery of any item (other than items in transit) will, where that item is ordinarily located at any of the Premises, be made by leaving that item at that location on the Premises.

6.5	Title

Subject to the necessary third party consents under clauses 7 and 8 and complying with any registration requirements, upon C&P Completion legal and beneficial ownership of the Assets - Seller Group will pass to the Buyer.

6.6	Risk and entitlement to profits

Risk in the Assets - Seller Group passes to the Buyer upon C&P Completion.

6.7	Interdependence

Except as the parties otherwise agree in writing, the requirements of clauses 6.2 and 6.3 are interdependent and are to be carried out contemporaneously. No delivery or payment will be deemed to have been made until all deliveries and payments have been made.

6.8	Notice to complete

Subject to clauses 2.6 and 2.7:

(a)	If MGL fail to satisfy their obligations under this clause 6 on or before the C&P Completion Date, the Buyer may give MGL a notice requiring it to satisfy those obligations within a period of 10 Business Days from the date of receipt of the notice, and declaring time to be of the essence in all respects. If MGL fails to satisfy those obligations on the date specified in the Buyer’s notice the Buyer may, without affecting or limiting any other rights it might have, terminate this Deed by giving MGL written notice to that effect and after any such termination the Buyer will be entitled to sue MGL for breach of contract.

(b)	If the Buyer fails to satisfy its obligations under this clause 6 on or before the C&P Completion Date or otherwise fails to satisfy its obligations to complete this Deed, MGL may give the Buyer a notice requiring it to satisfy those obligations within a period of 10 Business Days from the date of receipt of the notice, and declaring time to be of the essence in all respects. If the Buyer fails to satisfy those obligations on the date specified in MGL’s notice, MGL may, at its discretion and without affecting or limiting any other rights it might have, terminate this Deed by giving the Buyer written notice to that effect, or seek specific performance of this Deed. After any such termination MGL will be entitled to:

(i)	sue the Buyer for breach of contract; and

(ii)	resell and procure the resale of the Assets - Seller Group as owner,

whereupon the Buyer shall indemnify MGL from and against all Liabilities in relation to the Buyer’s breach of this Deed, including, in the circumstances set out in paragraph (ii), the deficiency (if any) arising on such resale and all expenses of and incidental to such resale or attempted resale, and the Buyer’s default.

(c)	If this Deed is terminated in accordance with clause 6.8(b):

(i)	each party is released from any obligations to further perform this Deed and this Deed will have no further effect other than as set out in this clause 6.8(c);

(ii)	the Buyer acknowledges and agrees that MGL may, as a result, terminate or breach the Government Contracts;

(iii)	the Buyer indemnifies and will keep indemnified MGL against any Liability suffered or incurred by MGL in relation to it terminating or breaching the Government Contracts;

(iv)	each party retains the rights it has against the other party in respect of any past breach of any claim that has arisen before termination; and

(v)	the Buyer must return to MGL the Disclosure Materials and any materials in any medium in its possession, power or control, which contain information relating to the Hospital Business, including the Business Records in accordance with the Confidentiality Deed.

7.	Novation and Assignment of Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group

7.1	Novation or assignment on C&P Completion

(a)	From C&P Completion until the date which is 12 calendar months after C&P Completion (“Termination Option Date”), MGL must (and must procure that any relevant Seller Group Member) use its best endeavours (excluding paying money or providing other valuable consideration to or for the benefit of any person) to obtain all necessary consents to, and to secure, at its direction, the:

(i)	novation to the Buyer of those of the Hospital Business Contracts - Seller Group as are listed in Part A of Schedule 7 and those of the Equipment Leases - Seller Group as are listed in Schedule 8 on terms reasonably acceptable to both the Buyer and MGL; or

(ii)	assignment to the Buyer by and with effect from C&P Completion of the Hospital Business Contracts - Seller Group as are listed in Part A of Schedule 7 and those of the Equipment Leases - Seller Group as are listed in Schedule 8 on terms reasonably acceptable to both the Buyer and MGL.

(b)	The Buyer must accept such novation or assignment, assist and cooperate with MGL and each other party to the relevant Hospital Business Contract - Seller Group or Equipment Leases - Seller Group and the Buyer must execute any agreements or deeds (including a replacement master lease agreement in the case of Equipment Leases - Seller Group and any agreements or deeds so as to ensure that MGL is released from all the continuing obligations to the extent they relate to the WEF Leasing Arrangements (as set out in Schedule 8) which novations and agreements or deeds in relation to the WEF Leasing Arrangements must have been obtained as at the C&P Completion Date) that may reasonably be required by the relevant other party as a condition of the other party’s consent.

(c)	Subject to C&P Completion, MGL (on behalf of the relevant Seller Group Member) hereby assigns to the Buyer with effect on and from C&P Completion the benefit of those of the Hospital Business Contracts - Seller Group not listed in Part A of Schedule 7 in respect of which assignments are permitted without the consent of the other party to the Hospital Business Contract - Seller Group.

7.2	Obligations pending or if no novation or assignment

If any of the Hospital Business Contracts - Seller Group or the Equipment Leases - Seller Group referred to in clause 7.1 or otherwise, are not novated or assigned to, or for the benefit of, the Buyer, on and from C&P Completion, then until any novation or assignment occurs or until such Hospital Business Contract - Seller Group or Equipment Lease - Seller Group is terminated or expires under clause 7.3 or otherwise:

(a)	MGL must (and must procure that all Seller Group Members) use its reasonable endeavours (excluding paying money or providing other valuable consideration to or for the benefit of any person) to ensure that each Hospital Business Contract - Seller Group or Equipment Leases - Seller Group continues in full force and effect and is held for the benefit of the Buyer or the Group;

(b)	the Buyer or the Group must to the extent that it is lawfully able, perform on behalf of the relevant Seller Group Member all obligations of the Seller Group Member under or arising out of that Hospital Business Contract - Seller Group or Equipment Leases - Seller Group whether arising before, on or after C&P Completion (and the relevant Seller Group Member must reasonably facilitate this); and

(c)	to the extent that the Buyer and/or the Group is not lawfully able to perform any obligation or exercise any right of a Seller Group Member, the relevant Seller Group Member must, on the request and at the reasonable expense of the Buyer and/or the Group, perform that obligation or exercise that right provided that:

(i)	the relevant Seller Group Member is lawfully able and capable of doing so and will not suffer any resulting Liability; and

(ii)	the Buyer provides timely instructions to the Seller Group Member as to how it requires the Seller Group Member to exercise that right, failing which the Seller Group Member may exercise that right as it thinks fit.

7.3	Obligations if novation or assignment is not possible

If:

(a)	the Termination Option Date has expired; or

(b)	the relevant third party to the Hospital Business Contract - Seller Group or Equipment Leases Seller has given written notice to MGL or the Buyer that it does not consent to novation or assignment of the Hospital Business Contract - Seller Group or Equipment Lease - Seller Group (as the case may be); or

(c)	the relevant third party provides its consent to novation or assignment of the Hospital Business Contract - Seller Group or Equipment Lease - Seller Group on conditions which are not reasonably acceptable to MGL or the Buyer, then, subject to clause 7.4:

(d)	MGL may, at its discretion, terminate or breach the Hospital Business Contract - Seller Group or Equipment Lease - Seller Group provided that it consults with the Buyer in good faith and gives reasonable notice in writing to the Buyer before such termination or breach;

(e)	MGL must if possible under the terms of those agreements terminate the Hospital Business Contract - Seller Group or Equipment Lease - Seller Group at the written direction of the Buyer;

(f)	subject further to clause 7.3(d) and (e), MGL must ensure that each such Hospital Business Contract - Seller Group and Equipment Lease - Seller Group continues in full force and effect and is held for the benefit of the Buyer, and the Buyer must pay all amounts then due and payable and which may then be due and payable under the relevant Hospital Business Contract - Seller Group and Equipment Leases - Seller Group.

7.4	Indemnities

From C&P Completion, the Buyer indemnifies each Seller Group Member against any Liabilities suffered or incurred by it in relation to:

(a)	any Hospital Business Contract - Seller Group or Equipment Lease - Seller Group terminated or breached under:

(i)	clause 7.3(d) to the extent that such document was included in Schedule 7 or Schedule 8;

(ii)	clause 7.3(e); and

(b)	any Hospital Business Contracts - Seller Group or the Equipment Leases - Seller Group referred to in clause 7.3(f); and

(c)	termination by the relevant third party or expiry of any Hospital Business Contract - Seller Group or Equipment Lease - Seller Group,

whether arising before, on or after C&P Completion, including any Liabilities suffered or incurred by it in complying with its obligations or exercising its rights under that contract or as a result of terminating or breaching that contract.

7.5	Transfer of Assets under Equipment Leases - Seller Group

If:

(a)	an amount becomes payable by the Buyer under an indemnity in clause 7.4 relating to Equipment Leases - Seller Group as a result of the termination or expiry of any such Equipment Leases - Seller Group; and

(b)	upon such termination or expiry, legal and beneficial title to any assets to which such Equipment Leases - Seller Group relate becomes vested in MGL or any other Seller Group Member,

then upon the receipt by MGL or the relevant Seller Group Member of the full amount payable under the indemnity by the Buyer, MGL must or must procure the transfer of the legal and beneficial title to the Buyer of such assets.

8.	Novation and Assignment of Leases- Seller

8.1	Novation or assignment on C&P Completion

(a)	From C&P Completion until the date which is 12 calendar months after C&P Completion (“Termination Option Date”), MGL must use its reasonable endeavours (excluding paying money or providing other valuable consideration to or for the benefit of any person) to obtain all necessary consents to, and to secure at its discretion, the:

(i)	novation of those of the Leases - Seller Group as are listed in Schedule 9 on the terms set out in Part A of Schedule 10; or

(ii)	assignment to the Buyer by and with effect from C&P Completion of the Leases - Seller Group as are listed in Schedule 9 on the terms set out in Part B of Schedule 10.

(b)	The Buyer must accept such novation or assignment, assist and cooperate with MGL and each other party to the relevant Leases - Seller Group and the Buyer must execute any agreements or deeds that may reasonably be required by the relevant other party as a condition of the other party’s consent.

(c)	Subject to C&P Completion, MGL hereby assigns to the Buyer with effect on and from C&P Completion the benefit of those of the Leases - Seller Group as are not listed in Schedule 9 in respect of which assignments are permitted without the consent of the other party to the Leases - Seller Group.

8.2	Obligations pending or if no novation or assignment

If any of the Leases - Seller Group referred to in clause 8.1 or otherwise, are not novated or assigned to, or for the benefit of, the Buyer, on and from C&P Completion, then until any novation or assignment occurs or until the Leases- Seller Group are terminated or expires under clause 8.3 or otherwise:

(a)	MGL must, to the extent it is lawfully able, procure that the Lease - Seller Group continues in full force and effect and must allow the Buyer to use or occupy the properties the subject of the Lease - Seller Group as licensee; and

(b)	the Buyer or the Group must to the extent that it is lawfully able, perform on behalf of the Seller all obligations of the Seller under or arising out of that Leases - Seller Group whether arising before, on or after C&P Completion (and the Seller must reasonably facilitate this); and

(c)	to the extent that the Buyer and/or the Group is not lawfully able to perform any obligation or exercise any right of the Seller, the Seller must, on the request and at the reasonable expense of the Buyer and/or the Group, perform that obligation or exercise that right provided that:

(i)	the Seller is lawfully able and capable of doing so and will not suffer any resulting Liability; and

(ii)	the Buyer provides timely instructions to the Seller as to how it requires the Seller to exercise that right, failing which the Seller may exercise that right as it thinks fit.

8.3	Obligations if novation or assignment is not possible

If:

(a)	the Termination Option Date has expired; or

(b)	the relevant third party to the Leases- Seller Group has given written notice to MGL or the Buyer that it does not consent to assignment of the Leases - Seller Group; or

(c)	the relevant third party provides its consent to assignment of the Leases- Seller Group on conditions which are not reasonably acceptable to MGL or the Buyer,

then, subject to clause 8.4 :

(d)	MGL may, at its discretion, terminate or breach the Leases - Seller Group provided that it consults with the Buyer in good faith and gives reasonable notice in writing to the Buyer before such termination or breach;

(e)	MGL must, if possible under the terms of the Leases - Seller Group, terminate the Leases - Seller Group at the written direction of the Buyer; and

(f)	subject further to clauses 8.3(d) and 8.3(e), MGL must ensure that each such Lease - Seller Group continues in full force and effect and is held for the benefit of the Buyer or the Group and the Buyer must pay all amounts then due and payable and which may become due and payable under the relevant Lease - Seller.

8.4	Indemnities

From Completion, the Buyer indemnifies each Seller Group Member against any Liabilities suffered or incurred by it in relation to:

(a)	any Lease - Seller Group terminated or breached under:

(i)	clause 8.3(d), to the extent that such document was included in Schedule 9;

(ii)	clause 8.3(e);

(b)	any Lease - Seller Group referred to in clause 8.3(f); and

(c)	termination by the relevant third party of any Lease - Seller,

whether arising before, on or after C&P Completion, including any Liabilities suffered or incurred by it in complying with its obligations or exercising its rights under that lease or as a result of terminating or breaching that lease.

9.	Release of Seller’s Guarantees

9.1	Release

The Buyer must use its best endeavours (excluding paying money or providing other valuable consideration to or for the benefit of any person) to secure, before C&P Completion, the unconditional release of each Seller Group Member from the Seller’s Guarantees effective from C&P Completion and MGL must use all reasonable endeavours to assist the Buyer in this regard.

9.2	Indemnity

From C&P Completion, the Buyer indemnifies each Seller Group Member against any Liability which it suffers, incurs or is liable for, directly or indirectly in relation to the Seller’s Guarantee. MGL enters into this document for itself and each other person who has given the Seller’s Guarantee and accordingly accepts the full benefit of this clause on behalf of those persons. The parties agree that MGL may enforce this provision on behalf of those other persons.

10.	Shared arrangements

10.1	Shared Contracts

(a)	Subject to the terms of each Shared Contract and the Shared Services Agreement, MGL and the Buyer agree that they will, each at their own expense, use their respective reasonable endeavours to effect the transfer to the Buyer of that part of the benefits and obligations of the Seller under the Shared Contract that relates to the Hospital Business with effect on and from C&P Completion by either:

(i)	agreeing with the counterparty to the Shared Contract:

A.	to amend the terms of the Shared Contract to remove from the Shared Contract those benefits and obligations under the Shared Contract that relate to the Hospital Business; and

B.	that the counterparty will enter into a new contract with the Buyer or any Group Member in respect of those benefits and obligations between the counterparty and the Buyer; or

(ii)	if transfer pursuant to sub-paragraph (i) above cannot be effected, to the extent that the Shared Contract permits, by assigning that part of the benefits to the Buyer and the Buyer Assuming that part of the obligations under the Shared Contract that relate to the Hospital Business.

(b)	If transfer cannot be effected by one of the methods contemplated in clause 10.1(a) then to the extent that the Shared Contract permits, MGL will, and the Buyer agrees that it will, after C&P Completion conduct its business on the basis that the benefits and obligations under the Shared Contract had been assigned and Assumed as contemplated in clause 10.1(a)(ii).

(c)	The Buyer indemnifies the Seller Group Member which is party to the Shared Contract against all Liabilities suffered or incurred by the Seller Group Member arising from any breach by any Buyer Group Member of the Shared Contract after its partial assignment pursuant to clause 10.1(a)(ii).

(d)	MGL indemnifies the Buyer against any Liability suffered or incurred by it as a result of the act or omission of any Seller Group Member under, or relating to, any retained part of a Shared Contract after the partial assignment to the Buyer pursuant to 10.1(a)(ii).

10.2	Shared Assets

MGL will, to the extent it is lawfully able, use its reasonable endeavours to ensure that the Buyer can continue to use the Shared Assets in relation to the Hospital Business on the same basis after C&P Completion as they were used by the Hospital Business before C&P Completion (except to the extent that the parties may otherwise agree).

11.	Employees and Independent Contractors

11.1	Provision of employment or engagement

The Buyer must offer employment to each of the Employees - Seller Group and the engagement of each of the Independent Contractors - Seller Group to commence from the day after the C&P Completion Date. The offer of such employment must be communicated to the Employees - Seller Group or the Independent Contractors - Seller Group in the form agreed between the parties acting reasonably at least 10 Business Days before the C&P Completion Date. The employment or engagement so offered must be for a position substantially similar to the relevant Employee’s - Seller Group or Independent Contractor’s - Seller Group position immediately prior to C&P Completion and must be on terms and conditions (including as to superannuation (as applicable)) that are in the aggregate no less favourable than those on which the relevant Employee - Seller Group is employed or relevant Independent Contractor - Seller Group is engaged immediately prior to C&P Completion provided that, except to the extent that the Buyer otherwise determines in its absolute discretion, in no circumstances will any Employee be offered or entitled to seek membership of any defined benefits superannuation fund.

11.2	Payments to Employees and Independent Contractors

(a)	Subject to clauses 11.2(d) and 11.2(e), on C&P Completion (or in the case of bonuses for the year ending on 30 June 2003, in accordance with the Seller’s usual practice), if it has not already done so, MGL must pay each Employee - Seller Group:

(i)	the amount of his or her wage or salary entitlements;

(ii)	elected salary sacrifice amounts;

(iii)	bonuses for any year ending on or prior to 30 June 2003;

(iv)	commissions (for the avoidance of doubt excluding annual leave, sick leave, rostered day off leave and long service leave entitlements) and in respect of Independent Contractors-Seller Group all other amounts payable in relation to services provided by the Independent Contractors- Seller Group;

(v)	in respect of Independent Contractors - Seller Group, all other amounts payable in relation to services provided by Independent Contractors - Seller Group,

accrued up to and payable to them on or before C&P Completion pursuant to

(vi)	a contract of employment;

(vii)	an Australian Workplace Agreement, award or certified agreement under the Workplace Relations Act 1996;

(viii)	an enterprise agreement registered under State Law; or

(ix)	other form of agreement provided for under an industrial statute, Law or otherwise,

to which the Seller was a party, and on the same terms that applied, as at C&P Completion.

(b)	MGL must pay to each Employee - Seller Group any payment or inducement it has promised on completion of the transactions contemplated by the Transaction Agreements.

(c)	MGL must indemnify the Buyer against all claims made by such Employee - Seller Group from time to time after the C&P Completion Date against the Buyer in relation to clause 11.2(a).

(d)	MGL will not be required to pay any amount referred to in clause 11.2(a) to the extent to which such amount is recorded as a “liability” in the Umbrella Completion Accounts.

(e)	For the avoidance of doubt, clause 11.2(a) does not require the Seller to make any retirement, redundancy, termination or severance payments of the nature described in clause 11.4(d).

11.3	Recognition of prior service

The Buyer must treat each Employee - Seller Group and Independent Contractor - Seller Group and deal with every entitlement (including annual and sick leave, rostered day off leave and prior service for the purpose of calculating long service leave and redundancy or severance payments (as applicable)) as if every entitlement had been accrued by the respective Employee - Seller Group and Independent Contractor - Seller Group while in the employment or engagement of the Buyer.

11.4	Indemnity for Employees and Independent Contractors

Subject to C&P Completion, the Buyer will be solely responsible for and indemnifies each Seller Group Member against any Liability it suffers or incurs in respect of:

(a)	wages, salary and any other payment, benefit or amount owing to Employees - Seller Group and attributable to their employment after C&P Completion or, in the case of bonuses, attributable to their employment after 30 June 2003;

(b)	fees, charges and any other payment, benefit or amount owing to Independent Contractors and attributable to their engagement after C&P Completion;

(c)	annual leave, sick leave, rostered day off leave, long service leave, time off in lieu and any other form of leave payment owing to Employees- Seller Group and attributable to their employment or engagement up to, on or after C&P Completion; and

(d)	retirement, redundancy, contract termination or severance payments, benefits, costs or compensation of any kind (including payment in lieu of notice, severance payments howsoever called, in respect of annual leave, sick leave, rostered day off leave, long service leave and any other form of leave payments owing and payments in respect of goodwill) payable under a contract of employment or engagement, Australian Workplace Agreement, award, agreement (certified, registered or otherwise) or other arrangement or an award or order made by a Court or other tribunal or Government Authority under Law, to any Employee - Seller Group or former Employee and whether attributable to their employment or engagement before or after their commencement with Seller Group Member arising from or in respect of a termination or cessation of their employment or engagement by any Seller Group Member before, on or after C&P Completion,

To the extent that this clause provides indemnification for an Independent Contractor, such indemnification will apply to any Liability arising in respect of any direct or indirect subcontractor of that Independent Contractor.

11.5 Employee Lists and Independent Contractor Lists

At such reasonable period of time prior to C&P Completion as the Buyer may require, MGL will provide to the Buyer:

(a)	a current list of the Employees - Seller Group which will contain the following details in relation to each individual:

(i)	the individual’s full name;

(ii)	the Hospital/location at which the individual is employed;

(iii)	the individual’s employer;

(iv)	the individual’s employment classification/position;

(v)	the individual’s current mailing address;

(vi)	whether the individual is a defined benefit superannuation member; and

(b)	a current list of Independent Contractors - Seller Group which will contain the following in respect of each individual:

(i)	the individual’s full name;

(ii)	the Hospital/location at which the individual is engaged;

(iii)	the Seller Group Member who engages the individual;

(iv)	the individual’s classification/position as an independent contractor; and

(v)	the individual’s current mailing address.

12.	Superannuation

(a)	The Buyer shall make available or establish by the C&P Completion Date one or more suitable superannuation funds (“Buyer’s Fund”) to provide superannuation benefits for those of the Transferring Employees who are members of the Seller’s Superannuation Fund as at the C&P Completion Date and who agree to become members of the Buyer’s Fund (“Transferring Members”).

(b)	The Seller and the Buyer may agree in writing that special arrangements for superannuation shall apply in respect of one or more Transferring Employees.

(c)	Subject to paragraph (d), except for a Transferring Employee covered by an arrangement made under paragraph (b), the Buyer must provide superannuation benefits for the Transferring Members which, taken as a whole, shall be no less favourable than those provided to them by their employer as at the C&P Completion Date, save and except that the Transferring Members shall have no rights and no provision shall be made for any right to any surplus in the Seller’s Superannuation Fund and the Seller shall ensure that they shall not suffer any reduction in benefits or amounts transferred to the Buyer’s Fund representing or otherwise attributable to any deficit or under-funding in the Seller’s Superannuation Fund.

(d)	The Seller agrees that notwithstanding paragraph (c), the Buyer is not required to provide defined benefit style benefits to any Transferring Members who were entitled to defined benefits in the Seller’s Superannuation Fund.

(e)	The Buyer must pay for all costs in establishing (or making available) the Buyer’s Fund. For the avoidance of doubt, these costs will include all legal costs incurred in reviewing the trust deed, including any cost incurred in amending that trust deed.

(f)	The Buyer shall allow each Transferring Member to voluntarily transfer his or her superannuation benefits in the Seller’s Superannuation Fund to the Buyer’s Fund. Such voluntary transfer shall be in lieu of payment of the benefit to which the Transferring Member is entitled at the C&P Completion Date.

(g)	The Seller will procure that the amount transferred in respect of each Transferring Member from the Seller’s Superannuation Fund to the Buyer’s Fund shall be at least equal to the Transferring Member’s member’s reserve in the Seller’s Superannuation Fund as at the C&P Completion Date, adjusted for earnings at the estimated earning rate of the Seller’s Superannuation Fund in respect of the period from the C&P Completion Date to the date the relevant amount is transferred.

(h)	Notwithstanding anything to the contrary in this Deed, each Transferring Employee will have the right to access their benefit at the C&P Completion Date in accordance with the provisions of the governing rules of the Seller’s Superannuation Fund and any applicable superannuation laws.

(i)	The Buyer will provide, and procure the trustee of the Buyer’s Fund to provide, to the trustee of the Seller’s Superannuation Fund all information that the trustee of the Seller’s Superannuation Fund reasonably needs to facilitate a transfer of the Transferring Members and their benefits to the Buyer’s Fund.

(j)	The Seller will use its best endeavours to procure that the trustee of the Seller’s Superannuation Fund provides to the trustee of the Buyer’s Fund all information that the trustee of the Buyer’s Fund reasonably needs to facilitate a transfer of the Transferring Members and their benefits to the Buyer’s Fund, and such other information that the Buyer or the trustee of any superannuation fund nominated by the Buyer reasonably requires to administer any benefits or enable any benefits to be provided to each Transferring Employee.

13.	Trade Debts - Seller Group

(a)	From C&P Completion, the Buyer shall be solely responsible for the collection of the Trade Debts - Seller Group. Except as provided in this clause 13, the Seller is not obliged to take or continue, alone or jointly with the Buyer, any action with respect to the Trade Debts - Seller Group.

(b)	If requested by the Buyer, MGL will execute joint notices in a form acceptable to both parties addressed to each Trade Debtor - Seller Group notifying the Trade Debtors - Seller Group of the assignment of the Trade Debts - Seller Group.

(c)	If the Seller receives any payment from any Trade Debtor - Seller Group in respect of any Trade Debt after the C&P Completion Date, MGL must account to the Buyer for the amount received within 5 Business Days after its receipt.

14.	Plant and equipment

(a)	The Buyer acknowledges and agrees that the Fixed Assets - Seller Group may include plant and equipment which is a fixture or a tenant’s fixture or a part of the land on which it is situated. The Buyer acknowledges that it has satisfied itself completely about the existence of such items and their value.

(b)	Notwithstanding that the Buyer vacates the Premises at or any time after C&P Completion, the Buyer may not make any claim against the Seller in relation to the value or classification of such items of Fixed Assets - Seller Group on the basis of them being fixtures, tenant’s fixtures or part of the land on which they are being situated.

15.	Liabilities

The Buyer must Assume on and from C&P Completion the Assumed Liabilities and any other Liability which any Seller Group Member suffers or incurs, whether arising before, on or after C&P Completion, in relation to the Hospital Business. From that time, the Buyer will be solely responsible for and must indemnify each Seller Group Member against any such Liability.

16.	Going concern

(a)	The Buyer and MGL agree that the sale of the Assets - Seller Group under this Deed constitutes the supply of a going concern for the purposes of the GST Act.

(b)	MGL undertakes that it will carry on the enterprise transferred under this Deed until the day that the supply is made for the purposes of the GST Act.

(c)	The Buyer warrants that it will be registered or required to be registered for GST at the C&P Completion Date.

(d)	Except where this Deed provides otherwise, terms used in this clause have the meanings given to those terms by the GST Act.

(e)	The Buyer agrees that MGL will apply for a GST ruling from the Commissioner of Taxation on the question of whether the sale of the Assets - Seller Group is a sale of a going concern. The Buyer further agrees to meet the reasonable costs of MGL in making such an application and other costs associated with obtaining the GST ruling. The Buyer will have a reasonable opportunity to make comments on the application prior to its being lodged with the Commissioner.

(f)	If the Buyer and MGL are mistaken and the sale of the Assets - Seller Group under this Deed is not a supply of a going concern, then the Buyer will indemnify MGL for any GST, interest and penalties however described, paid or payable by MGL attributable to the supply, except any interest and penalties payable or accruing after a payment is made under this clause.

PART 2

17.	Declaration of Trust

17.1	Court Order

(a)	If any Government Party threatens or applies for an Order and the Loan Structure cannot be adopted under clause 17.1 then:

(i)	the parties will co-operate in good faith to oppose the granting or making of such an Order; and

(ii)	the costs of such opposition (including professional legal costs) will be shared equally,

unless a barrister of at least 10 years’ standing (“Senior Barrister”) provides a written opinion to any party to the effect that an Order has a greater than 70% chance of being granted (“Adverse Opinion”).

(b)	If notwithstanding any efforts of the parties set out in paragraph (a):

(i)	such an Order is granted; or

(ii)	a Senior Barrister provides an Adverse Opinion,

and:

(iii)	the Trust has not been declared, MGL shall instruct the Escrow Agent to pay 50% of the Escrow Amount to the Buyer and 50% of the Escrow Amount to the Seller; or

(iv)	the Escrow Amount has been paid to MGL, MGL shall pay an amount equal to 50% of the Escrow Amount to the Buyer and clauses 20.3(c)(ii), (iii) and (iv) will apply,

upon which MGL must use its best endeavours to sell the Hospital Business to a third party, and upon such sale, the parties will share equally:

(v)	the price paid by the third party; and

(vi)	the costs of the sale,

and thereafter any party may terminate this Deed.

(c)	If any Government Party threatens or applies for an Order, then the parties will adopt the Loan Structure unless:

(i)	the Order is granted and restricts the operation of the Loan Structure; or

(ii)	a Senior Barrister provides a written opinion to any party to the effect that upon any relevant application by a Government Party, an order, ruling or determination by any court or competent authority which restricts the operation of the Loan Structure or adversely affects the rights of any party under the Loan Structure has a greater than 70% chance of being granted.

17.2	Declaration of trust

Subject to clause 17.1, MGL agrees to declare that it will hold its rights, title and interest in:

(a)	the Assets - Seller Group upon trust absolutely for the Capital Unit Holder; and

(b)	the Income upon trust absolutely for the Income Unit Holder,

on the terms described in the Trust Deed on the date which is the day after the Asset Sale Expiry Date and issue Unit Certificates for Income Units accordingly. For the avoidance of doubt, this clause does not effect a declaration of trust.

17.3	Consideration and apportionment

(a)	The price (“Trust Declaration Price”) payable by the Buyer for the declaration of the Trust is the GST - exclusive Pre-Adjustment Purchase Price adjusted:

(i)	by that part of the Umbrella Completion Amount directly attributable to any Asset - Seller Group, in accordance with clauses 2.8 and 3.2(b) of the Umbrella Deed; and

(ii)	under clause 4.

(b)	At any time after C&P Trust Declaration, MGL will give notice in writing to the Escrow Agent that the C&P Trust Declaration has occurred and the Escrow Agent shall cause the payment of the Escrow Amount to MGL as MGL may direct in satisfaction of the Buyer’s obligation under clause 17.3.

(c)	The parties agree to comply with and be bound by the provisions of clause 4 as if that clause were repeated in this Part 2 and amended by replacing all references to the defined term “C&P Completion” with the defined term “C&P Trust Declaration”.

17.4	Going concern

(a)	If a declaration of trust is made as a consequence of clause 17.2 which gives rise to a taxable supply (as defined in the GST Act) between MGL and the Trust, or between MGL in its personal capacity and MGL in its capacity as Trustee for the Trust, the parties agree that the supply of the Assets - Seller Group under this Deed constitutes a supply of a going concern for the purposes of the GST Act.

(b)	MGL undertakes that it will carry on the enterprise transferred under this Deed until the day that the supply is made for the purposes of the GST Act.

18.	Operating Loss Loan

18.1	Determination of Operating Loss

MGL in its capacity as Trustee will determine the amount of any Operating Loss of the Trust in respect of each preceding Quarterly Period in accordance with the terms of the Trust Deed.

18.2	Operating Loss Loan

(a)	If in respect of a Quarterly Period an Operating Loss is calculated in respect of the Trust, then within 20 Business Days of final determination or agreement as to the amount of Operating Loss, in accordance with clause 18.3, the Buyer must make a loan to MGL in its capacity as Trustee in an amount equal to the Operating Loss for that Quarterly Period. Payment of any Operating Loss Loan will be made in Australian dollars in cleared funds into such bank account in Australia as MGL may nominate in writing to the Buyer.

(b)	The amount loaned, or any part of it, will form part of the Trust upon receipt by MGL in its capacity as Trustee.

(c)	The Performance Period of each Operating Loss Loan must end no later than 10 years from the date on which the funds were provided.

18.3	Disputes over the Operating Loss Loan

(a)	If MGL or the Buyer disputes the calculation of Operating Loss under the Trust Deed and the dispute is not resolved within 10 Business Days of the determination by MGL referred to in clause 18.1, either MGL or the Buyer may by notice in writing to the other at any time within 10 Business Days after the end of that period require that the difference of opinion or dispute be referred to an expert for determination in accordance with the principles in paragraph (b) below. Such expert (“Expert”) must be an auditor with relevant industry expertise agreed in writing by MGL and the Buyer or in the event that MGL and the Buyer are not able to agree upon such an expert within 5 Business Days of either MGL or the Buyer giving notice that it requires that the difference of opinion or dispute be resolved by an expert, the expert will be appointed by the President for the time being of the Institute of Chartered Accountants in Australia or his or her nominee.

(b)	Each of MGL and the Buyer is entitled to:

(i)	make a written submission to the Expert within 5 Business Days of the date of appointment of the Expert;

(ii)	provide a response to the Expert in respect of the other’s submission within 5 Business Days of receipt of their submission,

that in each case must not exceed 15 pages in aggregate (including all annexures) and which they must each provide to the other.

(c)	The Expert must:

(i)	act as an expert and not as an arbitrator and his or her written determination will be final and binding on MGL and the Buyer in the absence of manifest error;

(ii)	determine the difference of opinion or dispute within 20 Business Days of the date of appointment of the Expert; and

(iii)	have the right to review all relevant working papers of MGL and KPMG and to interview the Representatives of the parties and their audit partners.

(d)	The costs of the Expert are to be borne in the manner agreed between the Buyer and MGL or determined by the Expert.

(e)	The calculation of the Operating Loss (as the case may be) will be deemed to be varied to reflect any alteration agreed to by the Buyer and MGL or which the Expert determines be made pursuant to this clause.

18.4	No Interest

The Operating Loss Loans are interest free.

18.5	Repayment

Subject to clause 18.3 and clause 4 of the Trust Deed, the Operating Loss Loans are repayable in full immediately after Unit Sale Completion and are not repayable (whether in whole or in part) before the occurrence (if ever) of Unit Sale Completion.

19.	Indemnification of MGL in its personal capacity

MGL in its capacity as Trustee must Assume on and from C&P Trust Declaration the Assumed Liabilities and any other Liability which MGL in its personal capacity suffers or incurs, whether arising before, on or after C&P Trust Declaration (as the case may be), in relation to the Hospital Business. From that time, without limiting the operation of clause 12.6 of the Trust Deed, MGL in its capacity as Trustee is solely responsible for and indemnifies MGL in its personal capacity against any such Liability.

20.	Default and termination

20.1	Buyer Default

If there is a Buyer Default or a failure by the Buyer to loan to the Trustee an amount equal to the Operating Loss in accordance with the terms set out in clause 18 which:

(a)	is not remedied within 28 days of notice of the default by MGL to the Buyer; or

(b)	is incapable of being remedied, MGL may at any time, at its discretion, terminate this Deed with immediate effect by giving the Buyer notice to that effect.

20.2	Seller Default

If there is a Seller Default or the failure by MGL to pay, in accordance with the Trust Deed, a distribution payable on the Income Units which:

(a)	is not remedied within 28 days of notice of the Seller Default by the Buyer to MGL; or

(b)	is incapable of being remedied,

the Buyer may at any time, at its discretion, terminate this Deed with immediate effect by giving MGL notice to that effect.

20.3	Consequences of termination

If this Deed is terminated under this clause 20, then:

(a)	each party is released from any obligations to further perform this Deed and this Deed will have no further effect other than as set out in this clause 20.3;

(b)	if this Deed is terminated as a result of Buyer Default or a failure by the Buyer to loan to the Trustee an amount equal to the Operating Loss in accordance with the terms set out in clause 18:

(i)	the Buyer acknowledges and agrees that MGL may, as a result, terminate or breach the Government Contracts;

(ii)	prior to taking any steps to terminate or breach the Government Contracts, MGL must consult with the Buyer in relation to such termination or breach to enable the Buyer to mitigate any damage it considers it may suffer as a result of the termination or breach;

(iii)	the Buyer irrevocably transfers to MGL all its rights, title and interest in any Operating Loss Loans and any Cash Shortfall Loans for no consideration;

(iv)	the Buyer must within 5 Business Days after written demand by MGL, but only after receipt of any outstanding distributions payable on the Income Units, transfer to MGL the entire legal and beneficial title to the Income Units and deliver to MGL a valid, complete and duly executed transfer of the Income Units in favour of MGL as transferee along with the certificates for the Income Units for no consideration;

(v)	the Buyer irrevocably appoints the company secretary of MGL from time to time as its attorney to duly execute the transfers referred to in paragraphs (ii) and (iii) if the Buyer fails to comply with its obligations to do so in accordance with paragraphs (ii) and (iii); and

(vi)	the Buyer indemnifies and will keep indemnified MGL against any Liability suffered or incurred by MGL in relation to MGL:

A.	terminating or breaching the Government Contracts;

B.	exercising a demand to transfer the Operating Loss Loan, Cash Shortfall Loans and Income Units under this paragraph (b) and/or winding-up or collapsing the Trust, including, any Liability to pay any Tax;

(c)	if this Deed is terminated as a result of a Seller Default or the failure by MGL to pay, in accordance with the Trust Deed, a distribution payable on the Income Units:

(i)	MGL must pay to the Buyer an amount equal to the Trust Declaration Price less all distributions paid to the Buyer from the Trust under the Income Units;

(ii)	the Buyer irrevocably transfers to MGL all its rights, title and interest in any Operating Loss Loans and any Cash Shortfall Loans for no consideration; and

(iii)	the Buyer must upon receipt of such payment, transfer to MGL the entire legal and beneficial title to the Income Units and deliver to MGL a valid, complete and duly executed transfer of the Income Units in favour of MGL as transferee along with the certificates for the Income Units for no consideration;

(iv)	the Buyer irrevocably appoints the company secretary of MGL from time to time as its attorney to duly execute the transfers referred to in paragraph (iii) if the Buyer fails to comply with its obligations to do so in accordance with paragraph (iii);

(d)	each party retains the rights it has against the other party in respect of any past breach or any claim that has arisen before termination; and

(e)	the Buyer must return to MGL the Disclosure Materials and any materials in any medium in its possession, power or control, which contain information relating to the Hospital Business, including the Business Records in accordance with the Confidentiality Deed.

PART 3

21.	Sale of Capital Units

21.1	Sale

MGL agrees to sell its Capital Units to the Buyer and the Buyer agrees to purchase from the Seller the Capital Units free from any Encumbrance on the terms and conditions of this Part.

21.2	Units Purchase Price

The purchase price payable for the Capital Units is $10.00.

21.3	No interest created

The parties acknowledge that the conditional agreement by MGL to sell its Capital Units to the Buyer under this Part 3 does not entitle the Buyer to any proprietary or equitable interest in the Assets-Seller Group or the Trust.

22.	Unit Sale Completion

22.1	Unit Sale Completion place and date

Unit Sale Completion will take place at the offices of Clayton Utz, 333 Collins Street, Melbourne, Victoria at 10 a.m. on the date which is 15 Business Days after the satisfaction of the Conditions Precedent and the C&P Completion Conditions, or such other date or place (or both) as MGL and the Buyer may agree in writing (“Unit Sale Completion Date”).

22.2	Seller’s obligations on Unit Sale Completion

On Unit Sale Completion, MGL will:

(a)	(Appointment of Buyer as Trustee) resign as Trustee and procure the appointment of the Buyer as Trustee with effect from Unit Sale Completion in accordance with the terms of the Trust Deed;

(b)	(Transfer Units) deliver to the Buyer a valid, complete and duly executed transfer of the Capital Units in favour of the Buyer as transferee along with the certificates for the Capital Units;

(c)	(Possession): deliver to the Buyer in its capacity as Trustee:

(i)	the Fixed Assets - Seller Group;

(ii)	the Stock - Seller Group;

(iii)	the Business Records - Seller Group;

(iv)	copies of the Excluded Business Records;

(v)	hired, leased or any other assets the subject of any of the Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group as are in the possession of the Seller Group (subject, where required, to the relevant counterparty’s consent); and

(vi)	possession of the Leasehold Premises - Seller Group (subject, where required, to the relevant lessor’s consent);

(d)	(Business Names): deliver to the Buyer in its capacity as Trustee forms required under the relevant legislation in the States and Territories in which the Business Names - Seller Group are registered to notify the relevant authorities in those States and Territories of the change in proprietorship of the Business Names - Seller Group to the Buyer in its capacity as Trustee, each duly executed by the Seller Group;

(e)	(Transfer of Intellectual Property Rights - Seller Group): deliver to the Buyer in its capacity as Trustee duly executed assignments of all registered trademarks, registered designs, patents and copyrights included in the Intellectual Property Rights - Seller Group, together with all certificates of registration held by the Seller in relation thereto;

(f)	(Certificates of registration and originals of Leases - Seller Group, Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group): deliver to the Buyer in its capacity as Trustee originals (where possible, copies where not) of the Leases - Seller Group which have been assigned in accordance with clause 8 (as incorporated in this Part 3) and which are in the possession of the Seller, and originals of those of the Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group (including all documents in relation to the WEF Leasing Arrangements referred to in clause 7. l(b) (as incorporated in this Part 3)) which have been novated or assigned in accordance with clause 7 (as incorporated in this Part 3) and which are in the possession of the Seller;

(g)	(Notices and documents): deliver to the Buyer in its capacity as Trustee such notices and other documents as may be required to be executed or registered by the Seller under any statute in connection with the change of Trustee and ownership of the Trust property, provided the Buyer has, at its own cost, prepared such notices and other documents and delivered the same to MGL’s solicitors at least 5 Business Days before the Unit Sale Completion Date;

(h)	(Services): surrender or cause to be surrendered all telephone and related lines, electricity, gas and other utility services of the Hospital Business as relate to the Leasehold Premises - Seller Group, and use its best endeavours to assist the transfer or grant of those services (including the retention of all telephone and facsimile numbers) or, where that is not possible, the grant of new services to the Buyer in its capacity as Trustee;

(i)	(Other obligations): perform all other obligations to be performed by it on Unit Sale Completion under this Deed; and

(j)	(Relinquish control): carry out any further act or omission reasonably required by the Buyer to effect the sale of all of the Capital Units and relinquish any control or benefit in respect of the Hospital Business, including the Government Contracts.

22.3	Buyer’s obligations on Unit Sale Completion

On C&P Completion, the Buyer will:

(a)	(Pay Purchase Price) pay to MGL the purchase price for the Capital Units of $10.00 as MGL may direct.

(b)	(Accept appointment) accept the appointment as Trustee in accordance with the terms of the Trust Deed;

(c)	(Assignment or novation) accept from MGL or the assignment or novation in a form satisfactory to the Buyer, acting reasonably, of such of those of the Leases - Seller Group, Hospital Business Contracts - Seller Group and Equipment Leases - Seller Group as have been obtained as at the C&P Completion Date(including all documents in relation to the WEF Leasing Arrangements referred to in clause 7.1(b) (as incorporated into this Part 3)), and enter into occupation of the Leasehold Premises - Seller. For those Leases - Seller Group for which consent or assignment has not been obtained by the C&P Completion Date, the Buyer shall enter into occupation on the basis of clause 7 (as incorporated into this Part 3);*

(d)	(Accept delivery) accept from MGL delivery of the items referred to in clause 22.2(b), 22.2(c), 22.2(d) and 22.2(f);

(e)	(Release of guarantees): cause to be delivered to MGL an unconditional release of each Seller’s Guarantee as the Buyer is able to reasonably obtain by the Unit Sale Completion Date in a form reasonably satisfactory to MGL;

(f)	(Diagnostic Agreements): deliver to MGL original counterparts of the Diagnostics Agreements executed by the Buyer; and

(g)	(Other obligations): perform all other obligations to be performed by it on C&P Completion under this Deed.

22.4	Delivery

For the purposes of clause 22.2 delivery of any item (other than items in transit) will, where that item is ordinarily located at any of the Premises, be made by leaving that item at that location on the Premises.

22.5	Title

Upon Unit Sale Completion:

(a)	subject to the necessary third party consents under clauses 7 and 8 (as incorporated into this Part 3) and complying with any registration requirements, legal ownership of the Assets - Seller Group will pass to the Buyer in its capacity as Trustee; and

(b)	legal and beneficial ownership in the Capital Units will pass to the Buyer in its personal capacity.

22.6	Interdependence

Except as the parties otherwise agree in writing, the requirements of clauses 22.2 and 22.3 are interdependent and are to be carried out contemporaneously. No delivery or payment will be deemed to have been made until all deliveries and payments have been made.

22.7	Notice to complete

Subject to clause 20 (Default and termination):

(a)	If MGL fails to satisfy its obligations under this clause 22 on or before the Unit Sale Completion Date, the Buyer may give MGL a notice requiring it to satisfy those obligations within a period of 10 Business Days from the date of receipt of the notice, and declaring time to be of the essence in all respects. If MGL fails to satisfy those obligations on the date specified in the Buyer’s notice the Buyer may, without affecting or limiting any other rights it might have, terminate this Deed by giving MGL written notice to that effect and after any such termination the Buyer will be entitled to sue MGL for breach of contract.

(b)	If the Buyer fails to satisfy its obligations under this clause 22 on or before the Unit Sale Completion Date or otherwise fails to satisfy its obligations to complete this Deed, MGL may give the Buyer a notice requiring it to satisfy those obligations within a period of 10 Business Days from the date of receipt of the notice, and declaring time to be of the essence in all respects. If the Buyer fails to satisfy those obligations on the date specified in MGL’s notice, MGL may, at its discretion and without affecting or limiting any other rights it might have, terminate this Deed by giving the Buyer written notice to that effect. After any such termination MGL as Trustee will be entitled to:

(i)	sue the Buyer for breach of contract; and

(ii)	resell and procure the resale of the Assets - Seller Group as owner,

whereupon the Buyer shall indemnify MGL from and against all Liabilities in relation to the Buyer’s breach of this Deed, including, in the circumstances set out in paragraph, the deficiency (if any) arising on such resale and all expenses of and incidental to such resale or attempted resale, and the Buyer’s default.

(c)	If this Deed is terminated in accordance with clause 22.7(b):

(i)	each party is released from any obligations to further perform this Deed and this Deed will have no further effect other than as set out in this clause 22.7(c);

(ii)	the Buyer acknowledges and agrees that MGL may, as a result, terminate or breach the Government Contracts;

(iii)	the Buyer irrevocably transfers to MGL all its rights, title and interest in any Operating Loss Loans and any Cash Shortfall Loans;

(iv)	the Buyer must within 5 Business Days after written demand by MGL, transfer to MGL the entire legal and beneficial title to the Income Units and deliver to MGL a valid, complete and duly executed transfer of the Income Units in favour of MGL as transferee along with the certificates for the Income Units for no consideration;

(v)	the Buyer irrevocably appoints the company secretary of MGL from time to time as its attorney to duly execute the transfers referred to in paragraph (iv) if the Buyer fails to comply with its obligations to do so in accordance with paragraph (iv);

(vi)	the Buyer indemnifies and will keep indemnified MGL against any Liability suffered or incurred by MGL in relation to it:

A.	terminating or breaching the Government Contracts as a result of the Buyer Trust Default;

B.	exercising a demand to transfer the Income Units under this paragraph (c) and/or winding-up or collapsing the Trust, including, any Liability to pay Tax;

(vii)	each party retains the rights it has against the other party in respect of any past breach of any claim that has arisen before termination; and

(viii)	the Buyer must return to MGL the Disclosure Materials and any materials in any medium in its possession, power or control, which contain information relating to the Hospital Business, including the Business Records in accordance with the Confidentiality Deed.

23.	Incorporation of clauses 7 to 14

The parties agree to comply with and be bound by the provisions of clauses 7, 8, 9, 10, 11, 12, 13 and 14 as if those clauses were repeated in this Part 3 and amended such that all references to the defined term:

(a)	“C&P Completion” were replaced with the defined term “Unit Sale Completion”;

(b)	“C&P Completion Date” were replaced with the defined term “Unit Sale Completion Date”; and

(c)	“Buyer” were replaced with the term “Buyer in its capacity as Trustee”.

PART 4

24.	Loan arrangements

24.1	Determination of Part 4 Available Cash or Part 4 Operating Loss

(a)	Within 10 Business Days of each Calculation Date, the Buyer shall provide to MGL a certificate signed by director or secretary of the Buyer setting out in reasonable detail the computations establishing, as at such Calculation Date, the Part 4 Available Cash or Part 4 Operating Loss (as the case may be) for the Calculation Period ending on that Calculation Date.

(b)	The Buyer shall ensure that Part 4 Available Cash or Part 4 Operating Loss (as the case may be) are calculated on a basis consistent with generally accepted accounting standards in Australia.

(c)	Within 5 Business Days of receipt of the certificate referred to in paragraph (a) above, MGL will notify the Buyer in writing if it agrees with the calculation of Part 4 Available Cash or Part 4 Operating Loss (as the case may be) for the applicable Calculation Period. If no notification is given in writing within such period, MGL will be deemed to have agreed to the calculation of Part 4 Available Cash or Part 4 Operating Loss (as the case may be).

(d)	If MGL notifies Buyer under paragraph (c) above that it does not agree with the calculation of Part 4 Available Cash or Part 4 Operating Loss, as the case may be, MGL and the Buyer must confer and use all reasonable endeavours to agree on such Part 4 Available Cash or Part 4 Operating Loss (as the case may be) within 5 Business Days.

(e)	If the Part 4 Available Cash or Part 4 Operating Loss (as the case may be) for the applicable Calculation Period:

(i)	is so agreed under paragraph (d) above, that amount so agreed will be final and binding on the parties; or

(ii)	is not so agreed within the period specified in paragraph (d) above and no election to a referral is made in accordance with paragraph (f) below within the period referred to therein, the amount for the Part 4 Available Cash or Part 4 Operating Loss (as the case may be) calculated under paragraph (a) above will be final and binding on all parties.

(f)	If MGL disputes the calculation of Part 4 Available Cash or Part 4 Operating Loss (as the case may be) and MGL and the Buyer do not resolve the matters in dispute within the 5 Business Day period referred to in paragraph (d) above, then MGL may by notice in writing to the other at any time within 5 Business Days after the end of that period require that the difference of opinion or dispute be referred to an expert for determination in accordance with the principles in paragraph (g) below. Such expert (“Expert”) must be an auditor with relevant industry expertise agreed in writing by MGL and the Buyer or in the event that MGL and the Buyer are not able to agree upon such an expert within 5 Business Days of either MGL or the Buyer giving notice that it requires that the difference of opinion or dispute be resolved by an expert, the expert will be appointed by the President for the time being of the Institute of Chartered Accountants in Australia or his or her nominee.

(g)	Each of MGL and the Buyer is entitled to:

(i)	make a written submission to the Expert within 5 Business Days of the date of appointment of the Expert;

(ii)	provide a response to the Expert in respect of the other’s submission within 5 Business Days of receipt of their submission,

that in each case must not exceed 15 pages in aggregate (including all annexures) and which they must provide to the other.

(h)	The Expert must:

(i)	act as an expert and not as an arbitrator and his or her written determination will be final and binding on MGL and the Buyer in the absence of manifest error;

(ii)	determine the difference of opinion or dispute within 10 Business Days; and

(iii)	have the right to review all relevant working papers of the Buyer.

(i)	The costs of the Expert are to be borne in the manner agreed between the Buyer and MGL if the difference of opinion or dispute is resolved by agreement between them as a consequence of mediation or, failing that, as determined by the Expert.

(j)	The calculation of Part 4 Available Cash or Part 4 Operating Loss (as the case may be) will be deemed to be varied to reflect any alteration agreed to by the Buyer and MGL or which the Expert determines be made pursuant to this clause.

24.2	Part 4 Available Cash Loan

If in respect of a Calculation Period, Part 4 Available Cash is calculated, then within 20 Business Days of final determination or agreement as to the amount of Part 4 Available Cash, in accordance with clause 24.1, MGL must make a loan to the Buyer in an amount equal to the Part 4 Available Cash for the Calculation Period ending on that Calculation Date. Payment of any Part 4 Available Cash Loan will be made in Australian dollars in cleared funds into such bank account in Australia as the Buyer may nominate in writing to MGL.

24.3	Part 4 Operating Loss Loan

If in respect of a Calculation Period an Part 4 Operating Loss is calculated, then within 20 Business Days of final determination or agreement as to the amount of Part 4 Operating Loss, in accordance with clause 24.1, the Buyer must make a loan to MGL in an amount equal to the Part 4 Operating Loss for the Calculation Period ending on that Calculation Date. Payment of any Part 4 Operating Loss Loan will be made in Australian dollars in cleared funds into such bank account in Australia as MGL may nominate in writing to the Buyer.

24.4	Failure to make a Part 4 Available Cash Loan or Part 4 Operating Loss Loan

(a)	In the event that MGL fails to make an Part 4 Available Cash Loan to the Buyer in accordance with clause 24.2, the Buyer is not required to make any further Part 4 Operating Loss Loans unless and until such failure has been remedied.

(b)	In the event that the Buyer fails to make an Part 4 Operating Loss Loan to MGL in accordance with clause 24.3, MGL is not required to make any further Part 4 Available Cash Loans unless and until such failure has been remedied.

24.5	No Interest

Each of the Part 4 Available Cash Loans and the Part 4 Operating Loss Loans are interest free.

24.6	Repayment

The Part 4 Available Cash Loans and the Part 4 Operating Loss Loans are repayable in full on the Repayment Date. The Part 4 Available Cash Loans and the Part 4 Operating Loss Loans are not repayable (whether in full or in part) at any time before the Repayment Date.

24.7	Method of Repayment

(a)	Despite any other provision of this Deed, on the Repayment Date:

(i)	the obligation of the Buyer to repay any Part 4 Available Cash Loans shall be set-off against the obligation of MGL to repay any Part 4 Operating Loss Loans; and

(ii)	the parties agree to comply with and be bound by the provisions of clause 4 as if that clause were repeated in this Part 4 and amended by replacing all references to the defined term “C&P Completion” with the defined term “Repayment Date”.

(b)	Following the set-off under paragraph (a)(i) above, if there is an obligation on one party to make a net payment to the other party, that party’s obligation to repay the balance of the Part 4 Available Cash Loans or Part 4 Operating Loss Loans (as the case may be) will be set-off against the net payment obligation.

24.8	Tax office ruling

(a)	Where any private binding ruling is to be obtained from the Australian Taxation Office in relation to the Loan Structure, MGL will have sole responsibility for the preparation and submission of any such ruling.

(b)	The Buyer will not request a private binding ruling or other opinion or determination from the ATO in respect of the Loan Structure where that ruling would apply to MGL or prejudice the position of MGL.

(c)	Any request for a private binding ruling in respect of the Loan Structure will be provided to the Buyer 5 Business Days prior to its lodgement with the ATO. The Buyer may request changes in respect of the documents to be submitted, however Seller is only required to agree to the changes where it can be established that they do not prejudice the Seller’s and the Buyer’s position.

24.9	Notional Tax Amount

(a)	The Notional Tax Amount is the tax that would be payable on the Taxable Income of the Hospital Business for each Calculation Period as if that business were a stand alone taxpayer.

(b)	For the avoidance of doubt the Notional Tax Amount cannot be negative.

(c)	For the avoidance of doubt when calculating the Taxable Income for a Calculation Period any Tax Losses of an earlier Calculation Period can be used to reduce Taxable Income.

Executed as a Deed:

Signed sealed and delivered for and on behalf of Australian Newco Holdings Pty Limited ACN 106 722 347 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Jonathan Algar	Philip Kapp
Signature of Witness	Name of Attorney in full

Jonathan Algar
Name of Witness in full

Signed sealed and delivered for and on behalf of Joondalup Hospital Pty Limited ACN 106 723 193 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Jonathan Algar	Philip Kapp
Signature of Witness	Name of Attorney in full

Jonathan Algar
Name of Witness in full

Signed sealed and delivered for and on behalf of Port Macquarie Hospital Pty Limited ACN 106 723 399 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Jonathan Algar	Philip Kapp
Signature of Witness	Name of Attorney in full

Jonathan Algar Jonathan Algar
Name of Witness in full

Signed sealed and delivered for and on behalf of Logan Hospital Pty Limited ACN 106 723 406 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Jonathan Algar	Philip Kapp
Signature of Witness	Name of Attorney in full

Jonathan Algar
Name of Witness in full

Signed for and on behalf of Melbourne Hospital Pty Limited ACN 106 723 415 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Jonathan Algar	Philip Kapp
Signature of Witness	Name of Attorney in full

Jonathan Algar
Name of Witness in full

Signed sealed and delivered for and on behalf of Noosa Privatised Hospital Pty Limited ACN 106 723 380 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Jonathan Algar	Philip Kapp
Signature of Witness	Name of Attorney in full

Jonathan Algar
Name of Witness in full

Signed sealed and delivered for and on behalf of Caboolture Hospital Pty Limited ACN 106 723 219 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Jonathan Algar	Philip Kapp
Signature of Witness	Name of Attorney in full

Jonathan Algar
Name of Witness in full

Signed sealed and delivered for and on behalf of Frances Perry Hospital Pty Limited ACN 106 723 228 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Jonathan Algar	Philip Kapp
Signature of Witness	Name of Attorney in full

Jonathan Algar
Name of Witness in full

Signed sealed and delivered for and on behalf of Armidale Hospital Pty Limited ACN 106 723 200 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Jonathan Algar	Philip Kapp
Signature of Witness	Name of Attorney in full

Jonathan Algar
Name of Witness in full

Signed sealed and delivered for and on behalf of P.O.W. Hospital Pty Limited ACN 106 723 871 by its Attorney under a Power of Attorney dated 20 October 2003, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:	/s/ Philip Kapp
Signature of Attorney

/s/ Jonathan Algar	Philip Kapp
Signature of Witness	Name of Attorney in full

Jonathan Algar
Name of Witness in full

Executed as a Deed:

Signed for and on behalf of Mayne Group Limited ABN 56 004 073 410 by its Attorneys under Power of Attorney dated 30 January 2002 each of whom declares that he or she holds the office in Mayne Group Limited indicated under his or her signature and that he or she has no notice of the revocation of the Power of Attorney	Mayne Group Limited ABN 56 004 073 410 by its Attorneys
/s/ Stuart Bruce James
Signature of Attorney

Stuart Bruce James
Name of Attorney in full

DIRECTOR
Office

/s/ Paul Andrew Binfield
Signature of Attorney

Paul Andrew Binfield
Name of Attorney in full

CHIEF FINANCIAL OFFICER
Office

Schedule 1

Hospital; Hospital Licence; Act

Part A - Hospital

Port Macquarie Base Hospital

Part B - Hospital Licence

A licence for Port Macquarie Base Hospital issued to MGL under the Act.

Part C - Act

Private Hospitals and Day Procedure Centres Act 1988 (NSW).

Schedule 2

Obligations relating to the Conditions Precedents

1.	Conditions precedent

In respect of each agreement specified in paragraph 4 of this Schedule (each a “Government Contract”):

(a)	all necessary consents and approvals in respect of the transactions contemplated in this Deed must be obtained under the Government Contract from the party or parties identified as the “ Government Parties” and the “Other Parties” in paragraph 5 including the consents and approvals listed in paragraph 4;

(b)	all necessary amendments are made to the Government Contract to take into account the transactions contemplated by this Deed including any amendments identified in paragraph 4; and

(c)	all necessary waivers are obtained from the Government Parties and Other Parties under the Government Contract in respect of the transactions contemplated in this Deed including any waivers identified in paragraph 4, in a form reasonably satisfactory to MGL and the Buyer.

2.	Duties of the parties

(a)	The parties must each use their best endeavours to ensure that the Conditions Precedent are satisfied as soon as possible.

(b)	Without limiting the generality of paragraph (a) above:

(i)	the Buyer must as soon as practicable on or before the day which is 10 Business Days after execution of this Deed deliver to MGL, for MGL’s approval:

1)	copies of the Buyer’s future projections in relation to the operation of the Hospital Business (provided always that this information can be provided directly to the Government Party or Other Party if the Buyer elects not to provide it to MGL); and

2)	in respect of each Government Contract, all information and documents referred to in that Government Contract as being reasonably required to be provided in respect of any proposed assignee or assignment; and

3)	a letter seeking the consent, approval and/or waiver from each Government Party pursuant to each relevant Government Contract(s) in respect of the transactions contemplated by this Deed, including all necessary consents, approvals and waivers, and enclosing the information specified in paragraphs 2(b)(i)1) and 2(b)(i)2), and such other information and documents as the Government Party may reasonably require (“Information Pack”);

(ii)	MGL must as soon as practicable after receiving from the Buyer each Information Pack:

1)	approve the Information Pack; or

2)	prior to providing this approval, make any reasonable changes to the Information Pack, including notifying the Buyer of any reasonable requirements in respect of additional documents or information, in which case the Buyer will promptly deliver to MGL those documents or that information;

(iii)	MGL must as soon as practical after approving any Information Pack deliver to the Government Party that Information Pack and if requested by the Buyer a summary in the form agreed by MGL and the Buyer of the relevant details of the proposed trust or loan structure;

(iv)	where any information is reasonably requested by a Government Party, if such information is available to the Buyer, the Buyer must promptly provide the requested information to the Government Party or to MGL for delivery to the Government Party (and the Buyer agrees that where the information is requested for the purposes of satisfying the Government Party that the Buyer is a respectable, responsible, solvent or fit person, that information shall be deemed to be reasonably requested);

(v)	the Buyer must provide, or procure the provision of, any assurance or security reasonably requested by the Government Party to support any obligations of the Buyer assumed under any Government Contract,

(vi)	if the Government Party specifies conditions to:

A.	the granting of any consents or approvals; or

B.	the amendment of any Government Contracts; or

C.	the giving of any waivers,

referred to in paragraph 1 of this Schedule, which conditions are wholly or partially within the control of the Buyer to satisfy, then the Buyer must to the extent it is reasonably able satisfy those conditions;

(vii)	if requested to do so by any Government Party, a party will promptly meet with that Government Party;

(viii)	without limiting the generality of the above, where a Government Contract sets out requirements which must be fulfilled prior to or as a condition to the granting of any approval or consent by the Government Party to the assignment, novation or transfer of rights and obligations under the Government Contract, the parties must use their best endeavours to ensure that the requirements are fulfilled;

(ix)	the Buyer must bear all the proper costs and expenses of the Seller in preparing, negotiating and executing documents relating to the fulfilment of the Conditions Precedent in paragraph 1 of this Schedule, and indemnifies and keeps indemnified the Seller in respect of such costs and expenses; and

(x)	if the Government Party requests that their proper costs and expenses in preparing, negotiating and executing documents relating to the fulfilment of the Conditions Precedent in paragraph 1 of this Schedule be met by the Seller and/or the Buyer, the Buyer must bear all such expenses and indemnifies and keeps indemnified the Seller in respect of such costs and expenses.

(c)	Upon a party becoming aware that:

(i)	a Condition Precedent has been satisfied; or

(ii)	circumstances which may result in a Condition Precedent not being or having become incapable of being satisfied,

that party must promptly notify the other party in writing of the same.

3.	Waiver or Variation

A Condition Precedent may only be waived or varied by both parties agreeing to such waiver or variation in writing.

4.	Government Contracts

Government Contract	Mayne Party	Government Parties	Other Parties	Date	Consent/Approval/Waiver/Required
Services Agreement	Mayne Group Limited	Health Administration Corporation		13 Dec 1992	Obtain consent under clause 27 to novation of rights and interests in this Deed and the Operating and Maintenance Agreement. (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Obtain waiver in respect of any breach of clause 19.1(b) which provides it is an Event of Default for MGL to cease, or intend to cease operating the Hospital.

Obtain waiver in respect of any breach of clause 19.1(b) which provides that it is an Event of Default where without HAC’s consent, MGL transfers, conveys, loses or relinquishes its right to operate the Hospital or occupy the Site.

Obtain consent under clause 19.1(1) to the amendment of other Project Documents and confirm this does not constitute an Event of Default.

Government Contract	Mayne Party	Government Parties	Other Parties	Date	Consent/Approval/Waiver/Required
Operating and Maintenance Agreement	Mayne Group Limited	PMBH Pty Ltd		13 Dec 1992	Obtain consent from HAC, PMBH and Agent (State Street) under clause 12.2 for MGL to resign as Operator and to novate rights and obligations to Buyer, (If consent to novation is not forthcoming, seek consent to assignment of rights and interests.)

Obtain consent under clause 9.1(c) to dispose of Hospital Assets.

Obtain consent under clause 9.1(f) to amend the Project Documents.

Obtain consent under clause 9.2(g)(ii) to disposing of or creating an interest in any Grant Rights or Hospital Licence and confirm that clause 9.2(g)(iii) (Unapproved transfers) does not apply.

Obtain confirmation that cessation by MGL of operation does not give rise to automatic termination of MGL as the operator of the Hospital, under clause 11.1.

Amend agreement to that a defined term for the Buyer’s operating division can be inserted in clause 1.1 which defined term will replace each reference to “HCOA” where it appears in the O&M Agreement.

Obtain confirmation that there is no breach of clause 10.1(b).

Government Contract	Mayne Party	Government Parties	Other Parties	Date	Consent/Approval/Waiver/Required

Shareholders Agreement	Mayne Group Limited	PMBH Pty Ltd	State Street Corporation SG Investments Australia Pty Ltd	13 Dec 1992	Obtain agreement from PMBH, SSC, SG and FCAL under clause 3.l(a) of the Shareholders Agreement to replace MGL with the Buyer so that one director of PMBH may be nominated by the Buyer instead of MGL.

			Fletcher Construction Australia Limited		Confirm that the office of director of PMBH as appointed by MGL will be deemed to have been vacated and the relevant director will resign and obtain agreement of, PMBH to the replacement of that director with a director appointed by the Buyer.

			[State Street Capital Pty Ltd, if agreement has been novated from State Street Corporation]		Confirm the transfer of the Operators Option to acquire the shares in PMBH from MGL to Buyer.

Hospital Agreement		Health Administration Corporation		13 Dec 1992	Obtain agreement from HAC and PMBH to amend the Hospital Agreement such that the “Operator” will be defined as the Buyer instead of Mayne Group Limited.

PMBH Pty Ltd

Obtain acknowledgement that the transfer of rights and obligations under the Services Agreement and Operating and Maintenance Agreement from MGL to Buyer does not constitute an “Operator Default” under the Hospital Agreement.

Availability Charge and Commission Deed	Mayne Group Limited	Health Administration Authority	State Street Australia Limited	13 Dec 1992	Obtain consent to assignment, novation or novation of rights and obligations of MGL to the Buyer (clause 14).

		PMBH Pty Limited			Notify (30 days or such other agreed shorter time) other parties that MGL is intending to exercise its rights under the Project Documents by amending and entitling the Buyer to its interest (clause 6.1)

Government Contract	Mayne Party	Government Parties	Other Parties	Date	Consent/Approval/Waiver/Required
Loan Facility Agreement	None		State Street Capital Corporation	13 Dec 1992	Obtain waiver that assignment to Buyer is not a cross default under a Project Document (clause 16.1(d)) and not otherwise an Event of Default (e.g. under clause 16.1(i) and 16.1(j).

			SG Australia Investments Pty Ltd		Obtain confirmation that the appointment of the Buyer as Operator and the terms of that appointment are acceptable (clause 16.1(m))

Plant and Equipment Lease	Mayne Group Limited	PMBH Pty Ltd		13 Dec 1992	Obtain the consent of PMBH to assign the Plant and Equipment and its interest under the agreement (clause 24.8).

In particular, seek PMBH’s consent to the transfer to the Buyer of the Plant and Equipment which is the subject of the Lease in order to satisfy clauses 12 and 24.8.

Option Agreement	Mayne Group Limited		State Street Corporation	13 Dec 1992	Obtain consent under clause 16 to novation of rights and obligations under Agreement from MGL to the buyer.

			SG Australia Investments Pty Ltd PMBH Pty Ltd		Obtain specific consent under clause 10.2 to MGL’s disposal of its Option or any Shares it acquires pursuant to the Option.

[State Street Capital Pty Ltd, if agreement has been novated from State Street Corporation]

Schedule 3

Hospital Licence C&P Completion Condition

1.	C&P Completion is in all respects conditional upon and will not occur unless and until the Secretary of the Department of Health transfers the Hospital Licence from MGL to the Buyer in accordance with section 18 of the Act.

2.	If the Secretary of the Department of Health specifies any requirements (including any new terms or conditions or changes to terms or conditions of the Hospital Licence) as terms or conditions to transferring the Hospital Licence to the Buyer (“Conditions”), the Buyer shall use best endeavours to comply with any Conditions which:

(a)	require the Hospital Business to implement any change of policy or procedure;

(b)	are imposed as a result of the financial capacity of the Buyer;

(c)	are imposed specifically because the Buyer is to be the transferee of the Hospital Licence;

(d)	arise from facts or circumstances fairly disclosed to the Buyer in the Disclosure Material including any works that need to be undertaken in order to address a recommendation in any accreditation reports; or

(e)	require any works to be undertaken in respect of the Hospital or Hospital Business,

3.	In relation to the Conditions, the Buyer shall have no claim, demand or cause of action whatsoever against MGL and shall have no right to terminate or rescind this Deed.

4.	The Buyer hereby releases MGL from, and hereby agrees to indemnify MGL against, any and all Liabilities associated with any Conditions.

5.	Each party must use its best endeavours (excluding paying money or providing other valuable consideration to or for the benefit of another party unless contemplated by this Deed) to ensure that the C&P Completion Condition in paragraph 1 of this Schedule is satisfied as soon as possible including, to the extent within its power, procuring performance by a third party.

6.	If the Hospital Licence has been transferred to the Buyer by the Secretary of the Department of Health in accordance with section 18 of the Act, then unless and until C&P Completion occurs, the Buyer shall hold the Hospital Licence as bare trustee for MGL.

7.	If this Deed is terminated or rescinded for any reason whatsoever prior to C&P Completion and the Hospital Licence has been transferred to the Buyer by the Secretary of the Department of Health pursuant to section 18 of the Act, the Buyer shall promptly at the Buyer’s expense execute all documents reasonably required and use its best endeavours to obtain all necessary consents to transfer the Hospital Licence to MGL.

8.	Each party agrees to provide to the Department of Health any further information reasonably necessary to be supplied by that party, in connection with the application to transfer the Hospital Licence to the Buyer, including information that the Secretary reasonably requests pursuant to section 22 of the Act. Such information must be provided as soon as practicable after a request for it is received.

9.	Without limiting paragraph 1 of this Schedule, the Buyer must:

(a)	lodge the application for transfer of the Hospital Licence to the Buyer in accordance with section 18 of the Act within 60 days of C&P Completion under the Umbrella Deed or such longer time as MGL, acting reasonably, is satisfied is appropriate upon written request from the Buyer and thereafter diligently use its best endeavours to expeditiously obtain approval to the transfer;

(b)	keep MGL informed as to the progress of the application for transfer and authorise the Department of Health to discuss details of the application for transfer and its progress with MGL; and

(c)	notify MGL immediately approval for the transfer is received.

10.	Upon a party becoming aware of circumstances which may result in the C&P Completion Condition in paragraph 1 of this Schedule not being or having become incapable of being satisfied, that party must promptly notify the other party in writing of the same.

Schedule 4

Finance Arrangements C&P Completion Condition

This Schedule has been deliberately left blank.

Schedule 5

Business Names - Seller Group

NAME	PROPRIETOR	REGISTRATION No.	STATE
Port Macquarie Base Hospital	Mayne Group Limited	R1152536	New South Wales

Schedule 6

Intellectual Property - Seller Group

This Schedule has been deliberately left blank.

Schedule 7

Hospital Business Contracts - Seller Group; Shared Contracts

Part A - Hospital Business Contracts - Seller Group

Diagnostics Agreements

Part B - Shared Contracts

This Schedule has been deliberately left blank.

Schedule 8

Equipment Leases - Seller Group

This Schedule has been deliberately left blank.

Schedule 9 C & P

Leasehold Premises - Seller Group

	Address	Tenant
1.	1 Highfield Circuit, Port Macquarie	Mayne Group Limited

2.	112 Hibbard Drive, Port Macquarie	Mayne Group Limited

3.	12/58 Pacific Drive, Port Macquarie	Mayne Group Limited

4.	23 Owen Street, Port Macquarie	Mayne Group Limited

5.	Units 1, 2 & 3, 28 Hill Street, Port Macquarie	Mayne Group Limited

6.	41 Kentia Close, Port Macquarie	Mayne Group Limited

7.	59 Burrawong Drive, Port Macquarie	Mayne Group Limited

8.	2/9 & 3/11 Oxley Crescent, Port Macquarie	Mayne Group Limited

Schedule 10

Deed of Novation of Lease; Deed of Assignment of Lease

Part A - Deed of Novation of Lease

Deed made at on

Parties	[Landlord] Pty Ltd ACN [specify] of [specify] (“Landlord”)

[Mayne Entity] Pty Ltd ACN [specify] of Level 21, 380 St, Kilda Road, Melbourne, Victoria (“Tenant”)

[Purchaser] Pty Ltd ACN [specify] of [specify] (“Purchaser”)

[Purchaser’s Guarantor - if required by the Landlord (“Guarantor”)]

Recitals

A.	The Landlord is the registered proprietor of the Premises and is entitled to the benefit of the rent reserved by the Lease and the benefit of the lessee’s covenants under the Lease in respect of the Premises.

B.	The Tenant desires to novate the Lease to the Purchaser as from the Effective Date.

C.	The Landlord has agreed to the novate of the Lease from the Tenant to the Purchaser upon all parties entering into and executing this Deed.

[D.	The Guarantor has agreed to guarantee the performance and observance of the Lease by the Purchaser.]

This deed provides

1.	Definitions and interpretation

1.1	Definitions

In this Deed:

“Effective Date” means the date specified in Item 4 of the Schedule.

“Lease” means the lease described in Item 2 of the Schedule as varied or supplemented by the described in Item 3 of the Schedule and includes any option or options for the renewal or extension of the Lease which was or were capable of being exercised but had not been exercised prior to the Date of Assignment.

“Landlord” means and includes the Landlord and the executors, administrators and assigns of the Landlord and in the case of a corporation the successors and assigns of the corporation and the person registered or entitled to be registered from time to time as the proprietor of an estate in fee simple in the land on which the Premises are situated.

“Premises” means the premises described in Item 1 of the Schedule.

“Purchaser” means and includes the Purchaser and the executors and administrators and permitted assigns of the Purchaser and in the case of a corporation the successors and permitted assigns of the Purchaser.

“Schedule” means the Schedule to this Deed.

“Tenant” means and includes the Tenant and the executors and administrators of the Tenant and in the case of a corporation the successors of the Tenant.

1.2	Interpretation

(a)	The word “person” shall include a corporation, words importing the singular number or plural number shall include the plural number and singular number respectively and words importing the masculine or neuter gender shall include every gender, references to statutes shall include all statutes amending consolidating or replacing the statutes referred to.

(b)	The clause numbers and clause headings have been incorporated for guidance only and shall not affect the interpretation of this Deed.

(c)	This Deed is governed by and shall be construed according to the laws of the State in which the Premises are situated.

(d)	Where the Assignee comprises two or more persons the covenants, obligations and agreements on the part of the Assignee herein contained shall refer to and bind the Assignee and any two or greater number of the Assignee jointly and each of them severally.

(e)	Where the Assignor comprises two or more persons the covenants, obligations and agreements on the part of the Assignor herein contained shall refer to and bind the Assignor and any two or greater number of the Assignor jointly and each of them severally.

2.	Novation

The parties agree that, with effect on and from the Effective Date, the Purchaser shall be substituted as the lessee under the Lease as if the Purchaser had originally been named as the tenant under the lease instead of the lessee, and all references in the Lease to the lessee shall be read and construed as if they were references to the Purchaser and not the Tenant.

3.	Purchaser’s covenants in favour of Landlord

The Purchaser covenants and agrees with the Landlord that the Purchaser will as and from the Effective Date and at all times during the balance of the term of the Lease and during any extension or renewal of the term:

(a)	pay the rent reserved by the Lease on the days and in the manner provided in the Lease; and

(b)	perform and observe the covenants, conditions and stipulations on the part of the lessee contained in the Lease to the intent that the covenants, conditions and stipulations and the powers granted to or implied in favour of the Landlord shall be binding upon the Purchaser as fully and effectually and in the same manner and to the same extent as if the Purchaser was a party to the Lease and expressly named therein as lessee.

4.	Landlord’s consent to novation

4.1	Consent

The Landlord hereby consents to the novate by the Tenant to the Purchaser of the Lease as set out in this Deed.

4.2	Assignment to Financiers

Subject to satisfaction of any provisions contained in the Lease regarding assignment of the Lease, the Purchaser may assign or charge the benefit of any of its rights under the Lease to:

(a)	its financier or financiers (including any financier of a related entity of the Purchaser) from time to time (for itself and as trustee for other financiers); or

(b)	any person or persons as trustee or agent for its financiers in respect of facilities made available to the Purchaser,

and the Purchaser or such financier or such trustee or agent may also in the event of enforcement of such security, subject to satisfaction of any provisions in the Lease regarding assignment of the Lease, assign the benefit of the rights under the Lease to any purchaser or assignee from the financier or such trustee or agent (or any receiver appointed by any of them).

5.	GST

5.1	GST Definitions

“GST” means GST within the meaning of the GST Act.

“GST Act” means A New Tax System (Goods and Services Tax) Act 1999 (as amended).

Expressions used in this clause 5 and in the GST Act have the same meanings as when used in the GST Act.

5.2	GST exclusive amount

Except where this Deed states otherwise, each amount payable by a party under this Deed in respect of a taxable supply by the other party is expressed as a GST exclusive amount and the recipient of the supply must, in addition to that amount and at the same time, pay to the supplier the GST payable in respect of the supply.

5.3	Tax Invoice

A party is not obliged, under clause 5.2, to pay the GST on a taxable supply to it under this Deed, until given a valid tax invoice for the supply.

6.	Governing law

This Deed is governed by the laws of the State or Territory in which the Premises are situated.

7.	[Guarantee (if requested by Landlord)]

In consideration of the Tenant granting and the Landlord consenting to this assignment at the Guarantor’s request, the Guarantor hereby covenants and agrees with the Landlord that:

(a)	the Purchaser will duly and punctually pay to the Landlord the rent reserved under the Lease and will duly perform and observe all the covenants, agreements and conditions contained in the Lease and on its part to be performed and observed on and from the Effective Date;

(b)	if at any time default is made in the punctual payment of the rent reserved or any other money for the time being payable under the Lease, the Guarantor will, on demand, pay to the Landlord the whole of such rent and other money;

(c)

if at any time default is made in the due and punctual observance and performance of any of the covenants, terms and conditions contained in the Lease, the Guarantor will, on demand, pay and make good and indemnify and keep indemnified the Landlord against its losses, damages, claims, costs, charges and expenses sustained or incurred by the Landlord by reason or in consequence of any such default by the Purchaser;

(d)	this guarantee is a continuing guarantee and shall be irrevocable and shall remain in full force and effect until the expiry of the term of the Lease and any renewal, extension or holding over thereof and shall not be abrogated, prejudiced or effected by:

(i)	the granting of time, credit or other indulgence or concession to the Purchaser or to the Guarantor by the Landlord;

(ii)	the compounding or compromise, release, abandonment, waiver, variation, relinquishment or renewal of any rights of the Landlord against the Purchaser or the Guarantor;

(iii)	the liquidation of the Purchaser or the Guarantor;

(iv)	any other security or guarantee now or hereafter held by the Landlord;

(v)	any assignment of the Lease or any variation in the provisions of the Lease; or

(vi)	any neglect or omission or any other dealing, matter or thing which but for this provision could or might abrogate, prejudice or affect this guarantee.]

Executed as a deed.

Executed by [Landlord] ACN [specify] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Executed by [Mayne Entity] Pty Ltd ACN [Specify] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Executed by [Purchaser] Pty Ltd ACN [specify] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

[Executed by Purchaser’s Guarantor by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full]

Schedule

1. Premises:

2. Particulars of Lease:	Date:

Lessor:

Lessee:

3. Particulars of Deed/s of Assignment and Deed/s of Variation:

4. Effective Date:	[To be completed - date of Completion of Business Sale]

Part B - Deed of Assignment of Lease

Deed made at on

Parties	[Landlord] Pty Ltd ACN [specify] of [specify] (“Landlord”)

[Mayne Entity] Pty Ltd ACN [specify] of Level 21, 380 St. Kilda Road, Melbourne, Victoria (“Assignor”)

[Purchaser] Pty Ltd ACN [specify] of [specify] (“Assignee”)

[Purchaser’s Guarantor - if required by the Landlord (“Guarantor”)]

Recitals

A.	The Landlord is the registered proprietor of the Premises and is entitled to the benefit of the rent reserved by the Lease and the benefit of the lessee’s covenants under the Lease in respect of the Premises.

B.	The Assignor desires to transfer the Lease to the Assignee as from the Date of Assignment.

C.	The Landlord has agreed to the transfer of the Lease from the Assignor to the Assignee upon all parties entering into and executing this Deed.

[D.	The Guarantor has agreed to guarantee the performance and observance of this Deed by the Assignee.]

This deed provides

1.	Definitions and interpretation

1.1	Definitions

In this Deed:

“Assignee” means and includes the Assignee and the executors and administrators and permitted assigns of the Assignee and in the case of a corporation the successors and permitted assigns of the Assignee.

“Assignor” means and includes the Assignor and the executors and administrators of the Assignor and in the case of a corporation the successors of the Assignor.

“Date of Assignment” means the date specified in Item 4 of the Schedule.

“Lease” means the lease described in Item 2 of the Schedule as varied or supplemented by the described in Item 3 of the Schedule and includes any option or options for the renewal or extension of the Lease which was or were capable of being exercised but had not been exercised prior to the Date of Assignment.

“Landlord” means and includes the Landlord and the executors, administrators and assigns of the Landlord and in the case of a corporation the successors and assigns of the corporation and the person registered or entitled to be registered from time to time as the proprietor of an estate in fee simple in the land on which the Premises are situated.

“Premises” means the premises described in Item 1 of the Schedule.

“Schedule” means the Schedule to this Deed.

1.2	Interpretation

(a)	The word “person” shall include a corporation, words importing the singular number or plural number shall include the plural number and singular number respectively and words importing the masculine or neuter gender shall include every gender, references to statutes shall include all statutes amending consolidating or replacing the statutes referred to.

(b)	The clause numbers and clause headings have been incorporated for guidance only and shall not affect the interpretation of this Deed.

(c)	This Deed is governed by and shall be construed according to the laws of the State in which the Premises are situated.

(d)	Where the Assignee comprises two or more persons the covenants, obligations and agreements on the part of the Assignee herein contained shall refer to and bind the Assignee and any two or greater number of the Assignee jointly and each of them severally.

(e)	Where the Assignor comprises two or more persons the covenants, obligations and agreements on the part of the Assignor herein contained shall refer to and bind the Assignor and any two or greater number of the Assignor jointly and each of them severally.

2.	Assignment

The Assignor as beneficial owner hereby assigns and transfers to the Assignee as from and including the Date of Assignment the estate right, title and interest of the Assignor in and to the Premises to hold the Premises for the residue of the term of the Lease now unexpired and any extension or renewal thereof subject to the Assignee paying the rent and performing and observing the covenants, conditions and stipulations express or implied in the Lease and henceforth on the Assignee’s part to be paid, performed and observed.

3.	Assignee’s covenants in favour of assignor

The Assignee covenants and agrees with the Assignor that the Assignee will at all times as and from the Date of Assignment during the balance of the term of the Lease:

(a)	pay the rent reserved by the Lease on the days and in the manner provided in the Lease; and

(b)	perform and observe the covenants on the part of the lessee express or implied in the Lease,

whether arising before or after the Date of this Assignment.

4.	Assignee’s covenants in favour of Landlord

The Assignee covenants and agrees with the Landlord that the Assignee will as and from the Date of Assignment and at all times during the balance of the term of the Lease and during any extension or renewal of the term:

(a)	pay the rent reserved by the Lease on the days and in the manner provided in the Lease; and

(b)

perform and observe the covenants, conditions and stipulations on the part of the lessee contained in the Lease to the intent that the covenants, conditions and stipulations and the powers granted to or implied in favour of the Landlord shall be binding upon the Assignee as fully and effectually and in the same manner and to the same extent as if the Assignee was a party to the Lease and expressly named therein as lessee.

5.	Landlord’s consent to assignment

5.1	Consent

The Landlord hereby consents to the assignment by the Assignor to the Assignee of the Lease as set out in this Deed provided that this consent is restricted to the particular assignment hereby authorised and, save as aforesaid, the covenant in the Lease against subletting, assignment or transfer of the Lease or parting with the possession of the Premises or any part thereof shall remain in full force and effect.

[If the Landlord will not agree to the release in clause 6:

5.2	Notice

The Landlord will give written notice to the Assignor of any breach by the Assignee of the Lease, within a reasonable time of such breach being committed and will allow the Assignor at least the same period of time as the lessee is entitled to under the Lease to remedy the breach]

5.3	Assignment to Financiers

Subject to satisfaction of any provisions contained in the Lease regarding assignment of the Lease, the Purchaser may assign or charge the benefit of any of its rights under the Lease to:

(d)	its financier or financiers (including any financier of a related entity of the Purchaser) from time to time (for itself and as trustee for other financiers); or

(e)	any person or persons as trustee or agent for its financiers in respect of facilities made available to the Purchaser,

and the Purchaser or such financier or such trustee or agent may also in the event of enforcement of such security, subject to satisfaction of any provisions in the Lease regarding assignment of the Lease, assign the benefit of the rights under the Lease to any purchaser or assignee from the financier or such trustee or agent (or any receiver appointed by any of them).

6.	Assignor released

The Assignor is hereby released and discharged from all obligations under the lease arising after the Date of Assignment as though the Lease were a direct lease between the Landlord and the Assignee.

[or if the landlord will not agree:

Nothing herein contained or implied shall be deemed to release, discharge or limit the liability of the Assignor to the Landlord for payment of the Rent reserved by the Lease or otherwise for the performance and observance of the Lessee’s covenants contained in the Lease for the term PROVIDED THAT the Landlord agrees that should the Assignee overhold or exercise the option for the further term under the Lease, the Assignor shall be released and discharged from all obligations under the Lease for the further term as though the Lease for the further term was a direct lease between the Landlord and the Assignee.]

7.	Costs and stamp duties

The Assignee shall pay the stamp duty on this Deed and registration fees on any transfer of lease required as a consequence of the assignment effected by this Deed. The Assignee shall pay the Landlord’s reasonable legal costs and expenses of and incidental to this Deed.

8.	GST

8.1	GST Definitions

“GST” means GST within the meaning of the GST Act.

“GST Act” means A New Tax System (Goods and Services Tax) Act 1999 (as amended).

Expressions used in this clause 8 and in the GST Act have the same meanings as when used in the GST Act.

8.2	GST exclusive amount

Except where this Deed states otherwise, each amount payable by a party under this Deed in respect of a taxable supply by the other party is expressed as a GST exclusive amount and the recipient of the supply must, in addition to that amount and at the same time, pay to the supplier the GST payable in respect of the supply.

8.3	Tax Invoice

A party is not obliged, under clause 8.2, to pay the GST on a taxable supply to it under this Deed, until given a valid tax invoice for the supply.

9.	Governing law

This Deed is governed by the laws of the State or Territory in which the Premises are situated.

10.	[Guarantee (if requested by Landlord)]

In consideration of the Assignor granting and the Landlord consenting to this assignment at the Guarantor’s request, the Guarantor hereby covenants and agrees with the Landlord that:

(a)	the Assignee will duly and punctually pay to the Landlord the rent reserved under the Lease and will duly perform and observe all the covenants, agreements and conditions contained in the Lease and on its pan to be performed and observed on and from the Date of Assignment;

(b)	if at any time default is made in the punctual payment of the rent reserved or any other money for the time being payable under the Lease, the Guarantor will, on demand, pay to the Landlord the whole of such rent and other money;

(c)	if at any time default is made in the due and punctual observance and performance of any of the covenants, terms and conditions contained in the Lease, the Guarantor will, on demand, pay and make good and indemnify and keep indemnified the Landlord against its losses, damages, claims, costs, charges and expenses sustained or incurred by the Landlord by reason or in consequence of any such default by the Assignee;

(d)	this guarantee is a continuing guarantee and shall be irrevocable and shall remain in full force and effect until the expiry of the term of the Lease and any renewal, extension or holding over thereof and shall not be abrogated, prejudiced or effected by:

(i)	the granting of time, credit or other indulgence or concession to the Assignee or to the Guarantor by the Landlord;

(ii)	the compounding or compromise, release, abandonment, waiver, variation, relinquishment or renewal of any rights of the Landlord against the Assignee or the Guarantor;

(iii)	the liquidation of the Assignee or the Guarantor;

(iv)	any other security or guarantee now or hereafter held by the Landlord;

(v)	any assignment of the Lease or any variation in the provisions of the Lease; or

(vi)	any neglect or omission or any other dealing, matter or thing which but for this provision could or might abrogate, prejudice or affect this guarantee.]

Executed as a deed.

Executed by [Landlord] ACN [specify] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Executed by [Mayne Entity] Pty Ltd ACN [Specify] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Executed by [Purchaser] Pty Ltd ACN [specify] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

[Executed by Purchaser’s Guarantor by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full]

Schedule

1.	Premises:

2.	Particulars of Lease:	Date:

Lessor:

Lessee:

3.	Particulars of Deed/s of Assignment and Deed/s of Variation:

4.	Date of Assignment:	[To be completed - date of Completion of Business Sale]

Schedule 11

Seller’s Guarantees

This Schedule has been deliberately left blank.

Schedule 12 Other Indemnifying Parties

Australian Newco Holdings Pty Limited ACN 106 722 347 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia;

Joondalup Hospital Pty Limited ACN 106 723 193 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Logan Hospital Pty Limited ACN 106 723 406 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Melbourne Hospital Pty Limited ACN 106 723 415 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Noosa Privatised Hospital Pty Limited ACN 106 723 380 of c/-Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Caboolture Hospital Pty Limited ACN 106 723 219 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Frances Perry Hospital Pty Limited ACN 106 723 228 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Armidale Hospital Pty Limited ACN 106 723 200 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

P.O.W Hospital Pty Limited ACN 106 723 871 of c/- Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia

Annexure A

Diagnostics Agreements

Annexure A

Diagnostics Agreements Table

Hospital	Pathology Lease			Pathology		Radiology Lease			Radiology
				SLA	LRR				SLA	LRR
	Term	Rent	Options			Term	Rent	Options
Port Macquarie Base					X	1/11/04 to 2010	$—	3x5 years	X

LRR	Rights of First and Last Refusal Deed

SLA	Service Level Agreement

Mayne	Tenants:

•	Pathology Victoria, Queensland and New South Wales - Mayne Health Pathology Pty Ltd

•	Pathology Western Australia - AME Medical Services Pty Ltd

•	Diagnostic Imaging Victoria - Healthcare Imaging Services (Victoria) Pty Ltd

•	Diagnostic Imaging New South Wales and Queensland - Healthcare Imaging Services Pty Ltd

Annexure A

Diagnostic Imaging and Pathology Lease

Annexure “A” to Lease dated     /    /200

Landlord:

Tenant:

Premises:

The common seal of

is fixed to this document in the presence of:

Secretary/Director	Director

Name (please print)	Name (please print)

The common seal of

is fixed to this document in the presence of:

Secretary/Director	Director

Name (please print)	Name (please print)

Signed sealed and delivered by [insert name] in the presence of:

Witness

Name (please print)

Annexure “B” to Lease dated      /     /200

Landlord:

Tenant:

Premises:

1.	Definitions and interpretation

1.1	Definitions

In this lease:

“Airconditioning Equipment” means all airconditioning plant, ducts and equipment providing airconditioning to the Premises.

“Asbestos” means the fibrous form of mineral silicates belonging to the serpentine and amphibole groups of rock-forming minerals, including chrysotile (white asbestos), crocodiite (blue asbestos), amosite (brown asbestos), actinolite, tremolite, anthophyllite or any mixture containing one or more of these.

“Building” means:

(a)	the building and other improvements erected on the Land;

(b)	all fixtures, fittings, other than Tenant’s chattels and fittings, conveniences, amenities and appurtenances of the building.

“Business Day” means a day which is not a Saturday, Sunday or public holiday in the Relevant State.

“Commencement Date” means the date specified in Item 5 of the Schedule.

“Common Areas” means those areas for common use by the Landlord and tenants and other occupiers of the Building including, without limitation, lifts and lift lobbies, reception areas, stairwells, corridors, pathways, driveways and car parking areas.

“Contaminant” means a solid, liquid, gas, odour, heat, sound, vibration, radiation or substance including Asbestos, which makes or may make the Premises or the surrounding Environment:

(a)	unsafe or unfit for habitation or occupation by persons or animals;

(b)	degraded in its capacity to support plant life;

(c)	otherwise environmentally degraded; or

(d)	not comply with, or constitute a ‘contaminant’ pursuant to, any Environmental Law.

“Control” means the power whether held directly or indirectly and by whatever means (and whether or not enforceable at law or in equity) to:

(a)	exercise or control the right to vote attached to 50% or more of the issued shares in a body corporate;

(b)	dispose of or exercise a right of disposal in respect of 50% or more of the issue voting shares in a body corporate; or

(c)	appoint one half or more of the number of directors to the board or other governing body of a body corporate.

“CPI” means the All Groups Consumer Price Index for the capital city of the Relevant State published by the Australian Bureau of Statistics. If the CPI no longer exists, it means an index that the President of the Australian Property Institute (of the Relevant State Division) decides reflects changes in the cost of living in the Relevant State.

“Deal” includes lease, surrender transfer or disposal or alienation of any interest in the Land including the granting of a concurrent lease.

“Environment” includes all aspects of the surroundings of human beings including:

(a)	the physical characteristics of those surroundings, such as the land, the waters and the atmosphere;

(b)	the biological characteristics of those surroundings, such as the animals, plants and other forms of life; and

(c)	the aesthetic characteristics of those surroundings, such as their appearance, sounds, smells, tastes and textures.

“Environmental Law” means a law (whether past, present or future) of any government agency (including statutes, orders, awards and decrees) regulating or otherwise relating to the Environment including, but not limited to, any law relating to land use, planning, heritage, coastal protection, water catchments, solid waste, use of dangerous goods and hazardous substances, hazardous waste, waste water discharges, water quality, drinking water, ground water, air emissions, air quality, hazardous substances (including, but not limited to, the release, storage, discharge, disposal, arranging for disposal or reporting hazardous substances) contaminated land, building regulations, public and occupational health and safety, noxious trades or any other aspect of protection of the Environment or persons or property.

“Hospital Business” means the hospital business operated on the Land from time to time.

“Hospital Operator” means the Landlord or such other person or entity as operates the Hospital Business from time to time.

“IT and Telecommunications Equipment” means the IT and telecommunications infrastructure and systems used in the Hospital Business from time to time.

“Land” means the land described in Item 2 of the Schedule.

“Landlord” means the Landlord, its successors and assigns or, if the Landlord is a person, the Landlord’s executors, administrators and assigns and, where the context allows, the Landlord’s employees and agents.

“Lease Year” means the full 12 month period during the Term starting on 1 July and ending on 30 June.

“Market Review Date” means the dates specified in Item 10B of the Schedule.

“Permitted Use” means the use specified in Item 8 of the Schedule.

“Portion of a Lease Year” means any period of the Term that is not a full Lease Year:

(a)	before the start of the first full Lease Year; or

(b)	after the end of a full Lease Year and ending on the Termination Date.

“Premises” means the premises described in Item 3 of the Schedule.

“Related Body Corporate” has the same meaning as in the Corporations Act 2001 (Cth)

“Relevant State” means the State or Territory of Australia in which the Premises are located.

“Rent” means the rent specified in Item 9 of the Schedule as varied under clause 4 or clause 6.

“Rent Commencement Date” means the date specified in Item 6 of the Schedule.

“Review Date” means the dates specified in Item 10A of the Schedule other than a Market Review Date.

“Service Agreement” means any agreement in force from time to time during the Term under which the Tenant agrees to provide services to the Hospital Operator.

“Services” means water, gas, electricity, telecommunication, drainage, airconditioning and other utilities and services provided or installed by the Landlord in or for the benefit of the Premises, the Land or the Common Areas as the case may be.

“Schedule” means the Schedule to this lease;

“Tenant” means the Tenant, its successors and permitted assigns and, where the context allows, the Tenant’s employees and agents.

“Tenant’s Fixtures” means all fixtures, fittings, plant, machinery and equipment installed in the Premises by the Tenant and includes the Tenant’s motor vehicles.

“Term” means the period specified in Item 4 of the Schedule.

“Termination Date” means the date specified in Item 7 of the Schedule.

1.2	Interpretation

In this lease, unless the context requires otherwise:

(a)	words importing the singular include the plural and vice versa, words of one gender include any gender, and words importing persons include corporations and any other entity recognised by law;

(b)	a reference to this lease includes the Schedule and any annexures to this lease;

(c)	a reference to a clause, part, schedule or annexure is a reference to a clause in or a part, Schedule or annexure to this lease;

(d)	a covenant or agreement on the part of 2 or more persons binds them jointly and severally; and

(e)	a reference to a statute or ordinance includes all regulations by-laws, requisitions or orders under and amendments to that statute or ordinance, whether by subsequent statute or otherwise, and a statute or ordinance passed in substitution for the statute or ordinance referred to or incorporating any of its provisions.

1.3	Headings

Headings have been inserted for guidance only and do not affect the interpretation of this lease.

1.4	Saturdays, Sundays and public holidays

Where under this lease the day on or by which any thing is to be done is not a Business Day in the Relevant State, that thing may be done on the next Business Day in that Relevant State.

2.	Exclusion of implied covenants

Sections 84, 84A and 85 of the Conveyancing Act 1919 (NSW) do not apply to, and are not implied in, the lease unless expressly included.

3.	Rent

The Tenant must during the Term pay to the Landlord at the address nominated in writing by the Landlord from time to time free of all deductions the Rent calculated and payable at the times and in the manner specified in Item 9 of the Schedule. The Tenant may elect to pay Rent and other payments due under this lease by way of electronic funds transfer or automatic bank transfer.

4.	Review of Rent

4.1	Dates of review

The Rent will be reviewed or adjusted on the Review Dates and the Market Review Dates in the manner specified in clause 4.

4.2	CPI Adjustment

At a Review Date the Rent is adjusted using the following formula:

NR = R x	a
b

where

NR	is the new Rent payable from the Review Date;

R	is the Rent payable immediately before the Review Date;

a	is the CPI published in respect of the quarter immediately before the Review Date; and

b	is the CPI published in respect of the quarter immediately before the later of the Commencement Date and the immediately preceding Review Date.

4.3	Market Review

As from the Market Review Date until the next Review Date, the Rent will, at the option of the Landlord, be reviewed in accordance with the following provisions:

(a)	If the Landlord does not give notice to the Tenant within 2 months of the Tenant exercising an option under clause 18 (Notice Period) that it requires the Rent to be reviewed, there will be no review of the Rent as at that Market Review Date. Time is of the essence in regard to the Notice Period.

(b)	If the Landlord gives the Tenant notice during the Notice Period that it requires the Rent to be reviewed at the relevant Market Review Date, the Rent will be the amount agreed in writing by the Landlord and the Tenant and, if they do not agree within 1 month after service of the notice, the Rent will be the higher of:

(i)	the current market rent of the Premises determined in accordance with clause 4.4; and

(ii)	the Rent payable immediately before the relevant Market Review Date.

4.4	Determination by valuer

(a)	The current market rent for the Premises will be as determined by a qualified valuer appointed by the President for the time being of the Australian Property Institute (of the Relevant State Division) and, if that body ceases to exist, another body serving substantially the same objects as that body on the application of either the Landlord or the Tenant. The valuer is deemed to act as an expert and not as an arbitrator. The valuer’s determination is final and conclusive and the valuer’s fees must be borne equally by the Landlord and the Tenant.

(b)	In determining the current market rent:

(i)	no account is to be taken of any goodwill attributable to the Premises because of any trade or business carried on from the Premises by the Tenant or any sub tenant;

(ii)	no account is to be taken of the effect of any improvement to the Premises (to which the Landlord has given consent) carried out by the Tenant or any sub tenant, except where the Tenant was obliged under this lease to make the improvement;

(iii)	the Premises must be valued as if they are available to be let as a whole with vacant possession;

(iv)	the Premises must be valued based on the actual use to which the Premises are put by the Tenant at the relevant time;

(v)	no account is to be taken of any effect on rent caused by Mayne Group Limited or a related body corporate of Mayne Group Limited being the tenant;

(vi)	account is to be taken of the age, condition and location of the Premises;

(vii)	no account is to be taken of the value of the Tenant’s fixtures and fittings in the Premises;

(viii)	where the current market rent is to be determined for more than one floor, an allowance or discount must be made due to the Premises comprising more than one whole floor; and

(ix)	account is to be taken of any concession or incentive including any period of rent abatement which would at the time of the relevant review be required to secure a tenant of comparable premises.

4.5	Adjustment payment

(a)	The Tenant must pay the new Rent from the Review Date and the Market Review Date, as the case may be.

(b)	In the case of a CPI review until the Landlord notifies the Tenant of the new Rent, the Tenant must continue to pay the existing Rent to the Landlord. The adjustment to the Rent will still take effect from the relevant CPI Review Date, and after notification of the new Rent on or after the relevant Review Date, the Tenant must within 28 days pay any shortfall.

(c)	The Landlord must calculate any necessary adjustment between the Rent the Tenant has paid and the Rent the Tenant should have paid from the Review Date.

(d)	If, on the relevant Market Review Date, the revised Rent has not been determined as provided in this clause, then pending the determination the Tenant must continue to pay rent of the amount equal to the Rent payable immediately before the relevant Market Review Date, and any adjustment calculated from the relevant Market Review Date must be made within 28 days after the amount of the Rent is known.

5.	Gross Rent

The parties acknowledge that, unless expressly provided otherwise, the Rent is a gross rent and includes, without limitation, outgoings (excepting electricity and telephone charges to the Premises as provided in clause 9.1) in relation to the Premises and the Common Areas.

6.	Adjustment of Rent

6.1	Adjustment

If the number of beds licensed to the Hospital Business (as set out in Item 13 of the Schedule) reduces by 50% or more from the number of beds licensed to the Hospital Business at the Commencement Date, the Landlord will forthwith notify the Tenant in writing and the Landlord will, within a reasonable time of receiving a written request from the Tenant, meet with the Tenant and the parties will renegotiate the Rent, in good faith. The Rent will be reduced to the amount agreed by the parties with effect from the date of the reduction.

6.2	Failure to agree

If the parties are unable to reach agreement in accordance with clause 6.1 then, at the Tenant’s option:

(a)	the Rent will not be varied; or

(b)	the Tenant may, by giving one month’s notice in writing to the Landlord, terminate this lease.

If the Tenant terminates this lease under this clause, neither party shall have any claim against the other except arising from a breach of this lease prior to the date of termination.

7.	Use of Premises and assignment

7.1	Permitted use

The Tenant may only use the Premises for the Permitted Use or any other hospital related purpose that the Landlord may from time to time approve, which approval must not to be unreasonably withheld or delayed. The landlord may not grant approval if the proposed use is already represented in the Hospital. The use of the Premises by the Tenant in accordance with the provisions of this lease and the Permitted Use will not constitute a breach of this lease.

7.2	Tenant’s business

The Tenant must:

(a)	keep the Premises open for business during usual business hours, having regard to the nature of the Tenant’s business; and

(b)	conduct that business in a proper, efficient and reputable manner;

in accordance with the Service Agreement.

7.3	No noxious use

The Tenant must not at any time do or knowingly allow to be done in or on the Premises:

(a)	any immoral or illegal act, trade, business, occupation or calling; or

(b)	any thing which causes damage or disturbance to the occupiers or owners of adjoining or neighbouring lands or buildings. This clause 7. 3(b) does not prevent or restrict the Tenant from using the Premises for any purpose referred to in clause 7.1.

7.4	Hazardous Substances

The Landlord acknowledges that, in the course of the Tenant’s use of the Premises, the Tenant may use or store on the Premises fuels, lubricants, chemicals or other items which might normally be expected to be found at Premises used for such purposes including substances and materials which may be hazardous. The Tenant will use reasonable endeavours to handle and manage such hazardous substances with due care and in accordance with all normal industry guidelines.

7.5	Restrictions on assignment and other dealings

(a)	The Tenant must not during the continuance of this lease assign, transfer, mortgage, charge or otherwise deal with the Tenant’s interest in the Premises without the Landlord’s prior consent, which must not be unreasonably withheld or delayed if:

(i)	the Tenant proves to the Landlord’s reasonable satisfaction that the proposed assignee, transferee or licensee (collectively the Ingoing Tenant) is a respectable, responsible and solvent person;

(ii)	the proposed assignee, transferee or licensee, if it is or includes a proprietary company, furnishes to the Landlord any guarantees of its obligations under this lease that the Landlord reasonably requires;

(iii)	the Tenant and the proposed assignee, transferee or licensee enter into a deed with the Landlord in the form reasonably required by the Landlord in which the proposed assignee, transferee or licensee covenants to duly comply with the Tenant’s obligations under this lease; and

(iv)	the Tenant pays to the Landlord the proper costs and expenses, including legal costs, fees and expenses:

A.	incurred by the Landlord in making inquiries as to the respectability, responsibility and solvency of the proposed assignee, transferee or licensee; and

B.	of and incidental to the Landlord giving its consent and the preparation or perusal (as applicable) and completion of the deed referred to in clause 7.5(c).

(b)	Despite anything in this clause 7.5, the Landlord’s consent is not required for:

(i)	a sub letting of the Premises or any part of them;

(ii)	an assignment of this lease to a company which is a related body corporate of the Tenant within the meaning of the Corporations Act 2001 (Cth);

(iii)	an assignment of this lease to a permitted assignee under the Service Agreement, where the Landlord is a party to the Service Agreement; or

(iv)	any fixed or floating charge over the whole of the Tenant’s undertaking.

(c)	In the case of an assignment under clause 7.5(b)(ii) or (iii) the Tenant must procure the assignee to enter into a deed with the Landlord covenanting to be bound by this lease from the date of assignment.

(d)	The obligations of the Tenant continue until the Termination Date but do not continue into any period of overholding or into any Option Term.

7.6	Licence to Use Common Areas

The Landlord grants to the Tenant the right for the Tenant and the Tenant’s employees, contractors, agents and invitees to use the Common Areas in common with the Landlord and other tenants and occupiers of the Building.

7.7	Car Parking and Delivery Areas

Without limiting the generality of clause 7.6, the Landlord must ensure that:

(a)	the Tenant and the Tenant’s employees, contractors, agents and invitees have access to and use of such parts of the Common Areas comprising car parking areas and such other car parking areas which service the Building, to the same extent and on the same terms as car parking is available to doctors, patients visitors and employees of and to the Hospital Business; and

(b)	the Tenant and the Tenant’s contractors have access to and use of such parts of the Common Areas comprising loading bays or delivery areas for the purposes of delivery and collection of goods and materials to the same extent and on the same terms as such areas are available for use by the Hospital Business.

7.8	IT and Telecommunications

Where the Landlord or a Related Body Corporate of the Landlord is the Hospital Operator or where the Landlord, as owner of the Land and Building is the owner of or has control of the IT and Telecommunications Equipment, the Landlord grants, or will procure its Related Body Corporate to grant, to the Tenant the right to access and use the IT and Telecommunications Equipment, on the basis that the Tenant will reimburse to the Landlord or the Landlord’s Related Body Corporate, within 7 days of demand, any additional costs or expenses incurred by the Landlord or the Landlord’s Related Body Corporate as a result of the Tenant’s use of the IT and Telecommunications Equipment.

7.9	Rules

The Tenant must comply with any rules from time to time of any body corporate or owner’s corporation having control over the Common Areas, notified to the Tenant in writing, to the extent that such rules are not inconsistent with the terms of this lease.

8.	Maintenance, repair and alterations

8.1	To keep in repair

(a)	The Tenant must during the Term and otherwise for so long as the Tenant remains in possession or occupation when, where and as often as needed repair and keep the Premises in the order and condition they were in at the Commencement Date, except for:

(i)	fair wear and tear, structural defects, damage resulting from structural defects, and repairs and maintenance of a structural or capital nature; and

(ii)	damage by fire, explosion, storm, tempest, lightning, earthquake, floods, riots, civil commotion, aircraft accident, objects falling from aircraft, Act of God and any other risk against which the Landlord or a prudent landlord would insure or has insured or is obliged to insure under this lease.

(b)	The Tenant is not responsible under any circumstances for:

(i)	repairs and maintenance of a structural and capital nature;

(ii)	the replacement or the cost of replacement of any major component of any part of the Building;

(iii)	the repair and maintenance of conduits or equipment providing the Services to the Premises including any Air Conditioning Equipment; or

(iv)	any cleaning charges or maintenance in relation to the Common Areas,

unless required because of a wrongful act or omission of the Tenant or its contractors and the damage is not the subject of the exceptions referred to in clause 8.1(a).

8.2	Waste storage and cleaning

(a)	The Tenant must store and keep all trade waste and rubbish in proper receptacles;

(b)	the Tenant must arrange for regular removal of all trade waste, trash and rubbish from the Building excluding any Common Areas which are the responsibility of the Landlord where there are other tenants in the Building; and

(c)	the Tenant must keep the Premises in a clean and tidy condition.

8.3	Breakages

The Tenant must promptly and with all due diligence repair defective windows, lights, doors, locks and fastenings and replace missing light globes and fluorescent tubes, keys and keycards.

8.4	Broken Glass

The Tenant must repair and replace all broken glass including exterior windows with glass of the same or similar quality.

8.5	Air Conditioning maintenance and repair

If the Premises are serviced by Air Conditioning Equipment supplied by the Landlord, the Landlord must repair at the Landlord’s expense any breakdown or defect in the Air Conditioning Equipment within a reasonable time of notice being given of the breakdown or defect. If the Landlord fails to repair the Air Conditioning Equipment within a reasonable time, the Tenant may arrange repairs at the Landlord’s cost.

8.6	Landlord to carry out repairs

The Landlord must at its own cost:

(a)	keep the Premises wind and watertight and in a sound structural condition;

(b)

in a proper and timely manner carry out all repairs, maintenance and replacements to the Premises which are not the obligation of or specifically payable by the Tenant under this lease, including repairs and maintenance of a structural or capital nature and for the replacement and the cost of replacement of any major component of any part of the Building, unless required because of a wrongful act or omission of the Tenant or its contractors; and

(c)	fully maintain, replace and repair and keep the Landlord’s fixtures and fittings, and conduits providing the Services to the Premises including any Airconditioning Equipment, in good and substantial repair, working order and condition.

8.7	Landlord entry rights to carry out repairs

(a)	The Landlord may at all reasonable times, on giving the Tenant at least 24 hours notice, except in an emergency when no notice is required, enter the Premises accompanied by a representative of the Tenant, so long as a representative is made available by the Tenant for this purpose, during normal business hours with workmen and others and all necessary materials for the purposes of:

(i)	complying with any request, requirement, notice or order of any authority that has jurisdiction or authority over or in respect of the Premises; or

(ii)	complying with its repair and maintenance obligations under the lease.

(b)	In exercising any power under this clause 8.7, the Landlord must:

(i)	minimise as far as practicable any inconvenience or interruption to the business of the Tenant and not cause any undue inconvenience to the Tenant;

(ii)	first give reasonable notice to the Tenant of its intention to enter and agree a program and if necessary staging of any works with the Tenant; and

(iii)	be accompanied by a representative of the Tenant (so long as a representative is made available by the Tenant for this purpose).

8.8	Tenant may repair

If the Landlord does not carry out repairs or maintenance within a reasonable time after being notified by the Tenant of repairs or maintenance to be carried out by the Landlord in accordance with its obligations under the lease, the Tenant may undertake or cause to be undertaken the repairs and maintenance.

8.9	Structural alterations

The Tenant must not make any structural alterations or additions to the Premises without the Landlord’s prior written consent, which must not be unreasonably withheld or delayed. The Landlord may, as a condition of giving its consent to a structural alteration or addition to the Premises, require the Tenant to remove that alteration or addition and to reinstate the Premises at the expiry or earlier termination of the Term.

9.	General Tenant’s obligations

9.1	Services

The Tenant must pay all accounts for the supply of electricity and telephone services to the Premises as and when they become due.

9.2	Electricity

If electricity is not separately metered to the Premises:

(a)	the Landlord must, at its cost, install meters for the purpose of measuring the supply of electricity to the Premises, or if that is not practical,

(b)	the Landlord will, at least 30 days prior to the start of each year of the Term provide a written estimate to the Tenant of electricity which is likely to be consumed by the Tenant at the premises for the relevant year (“Landlord’s Estimate”);

(c)	if the parties agree the Landlord’s Estimate, the Tenant will pay that amount by equal monthly instalments, to the Landlord in satisfaction of its obligation in clause 9.1 relating to electricity; and

(d)	if the Landlord does not provide a Landlord’s Estimate then the Landlord’s Estimate will be deemed to be the amount of the electricity charges paid by the Tenant to the Landlord for the immediately preceding year of the Term and will be deemed to have been provided at the start of the relevant year of the Term;

(e)	if the parties do not agree the Landlord’s Estimate then either party may, within one month of the Landlord’s Estimate being provided, request the President for the time being of the Property Council of Australia in the Relevant State to appoint an independent expert to determine the likely consumption of electricity by the Tenant at the Premises for the relevant year, and in doing so:

(i)	the independent expert must take into account the equipment used by the Tenant in the Premises, the hours of operation and other things which may be relevant to such consumption;

(ii)	the independent expert shall act as an expert and not an arbitrator;

(iii)	the determination of the independent expert shall be final and binding; and

(iv)	the costs of the independent expert shall be borne equally between the parties; and

(f)	the Tenant will pay the amount determined by the independent expert (or, if the electricity charges are not determined in accordance with sub-clause (e) in the circumstances contemplated by sub-clause (d), the Landlord’s Estimate), by equal monthly instalments, to the Landlord in satisfaction of its obligation in clause 9.1 relating to electricity.

9.3	Floor overloading

The Tenant must not knowingly do or allow to be done on the Premises anything in the nature of overloading any floor of the Building which might cause the Building to be strained, or any walls or floors to sag or deflect from the right line, or otherwise damage the Building.

9.4	Provision of electricity

(a)	The Landlord must ensure that the supply of electricity provided to the Premises is at least equal to:

(i)	the supply of electricity provided to the Premises at the Commencement Date of the Lease; and

(ii)	the supply of electricity provided to other occupiers of the Building.

(b)	Subject to clause 9.4(a), the Tenant agrees not to overload the power circuits at the Premises.

9.5	Use of facilities

The Tenant must not:

(a)	use or knowingly allow the lavatories, toilets, sinks, drainage and other plumbing facilities in the Premises to be used for any purposes other than those for which they were constructed or provided; or

(b)	deposit or allow to be deposited in these facilities any sweepings, rubbish or other matter.

The Tenant must promptly make good any damage to these facilities caused by the Tenant’s misuse.

9.6	Heating

So long as the Tenant has first been given copies of all relevant policies of insurance for the Building and Premises, the Tenant must not knowingly use or allow to be used any method of heating or lighting the Premises in contravention of any insurance policy in respect of the Premises.

10.	Relocation

10.1	Relocation Notice

If the Landlord or a Related Body Corporate of the Landlord is the Hospital Operator and wishes to relocate the Hospital Business to alternative premises (“New Hospital”), it must give at least 6 months’ written notice of its intention to do so (“Relocation Notice”) to the Tenant.

10.2	Tenant’s Notice

The Tenant may, within one month of receiving the Relocation Notice, give written notice to the Landlord that it requires to relocate the business carried on at the Premises to the New Hospital (“Tenant’s Notice”).

10.3	Landlord’s Offer

The Landlord must, within one month of receiving the Tenant’s Notice, provide or procure its Related Body Corporate to provide, to the Tenant a formal offer to lease premises in the New Hospital which are comparable to the Premises (“New Premises”) on terms no less favourable than this Lease (“New Lease Offer”).

10.4 Tenant’s Acceptance

The Tenant may, within one month of receiving the New Lease Offer, formally accept the New Lease Offer. If the Tenant accepts the New Lease Offer the parties will execute a surrender of this lease and a new lease of the New Premises in accordance with the New Lease Offer, both to take effect from the date on which the Tenant commences operation of its business from the New Premises, such documents to be prepared by and at the cost of the Landlord or its Related Body Corporate. If the Tenant does not accept the New Lease Offer then this Lease will terminate on the date the Landlord or its Related Body Corporate ceases to operate the Hospital Business from the Building (being a date no earlier than 6 months from the date of the Landlord’s Notice) and neither party shall have a claim against the other except arising from any breach of this Lease prior to the date of termination.

11.	Termination

If the Landlord or Related Body Corporate of the Landlord is not the Hospital Operator and the Hospital Operator wishes to cease operation of the Hospital Business from the Building:

(a)	the Landlord must give written notice to the Tenant as soon as reasonably practicable after becoming aware; and

(b)	the Tenant may, by notice in writing to the Landlord, terminate this lease.

If the Tenant terminates this lease under this clause, neither party shall have any claim against the other except arising from any breach of this lease prior to the date of termination.

12.	Insurance and destruction

12.1	Public risk insurance

The Tenant must:

(a)	effect and maintain during the Term and any overholding at its own expense with a reputable insurer public risk insurance against liability for bodily injury or property damage arising from the use or occupation of the Premises for at least $10 million;

(b)	punctually pay all the premiums payable in respect of the insurance; and

(c)	produce and promptly deliver to the Landlord, if the Landlord so demands, a certificate of currency in respect of the insurance noting the interests of the Landlord as owner of the Premises and any mortgagee of the Premises notified to the Tenant, in writing.

12.2	Building insurance

The Landlord must:

(a)	at all times during the Term and any overholding at its own expense insure with a reputable insurer the Premises (but excluding all additions to the Premises carried out by the Tenant and all tenants’ fixtures and fittings) for their full replacement value against fire, explosion, storm, tempest, lightning, earthquake, floods, other Acts of God, riots, civil commotion, aircraft accident, objects falling from aircraft, and any other risks that a prudent landlord may reasonably require, or as required to cover the liabilities of the Landlord under the terms of this lease, including loss of rent insurance that will not exceed a period of 12 months from the date on which it first became applicable; and

(b)	produce and promptly deliver to the Tenant, if the Tenant so demands, a certificate of currency in respect of the insurance.

12.3	Insurance not to be voided

So long as the Tenant has first been given copies of all relevant policies, the Tenant must not at any time during the Term and any overholding knowingly:

(a)	do, omit or allow to be done or omitted on the Premises; or

(b)	bring onto or keep on the Premises, or allow to be brought onto or kept on the Premises,

anything which may render void or voidable any insurance relating to the Premises against damage by fire and other risks.

12.4	Insurance of Tenant’s Fixtures on Assignment

If the interest of Tenant is assigned to any person other than a Related Body Corporate, then the new tenant must insure and keep insured with a reputable insurer to the full insurable value on a replacement and reinstatement basis, the Tenant’s Fixtures against such risks as the Landlord may reasonably require.

12.5	Total Destruction

(a)	If the Premises are:

(i)	totally destroyed or damaged so as to render the repair or making good of the damage impractical or undesirable; or

(ii)	compulsorily acquired by any competent authority,

either party may within 30 days from the date of destruction, damage or acquisition by notice to the other terminate this lease with effect from the date of damage, destruction or acquisition.

(b)	If neither party delivers to the other a notice terminating this lease, the Landlord must within 2 months after the occurrence of the damage or destruction commence to rebuild and diligently complete rebuilding the Premises substantially in accordance with its original design or another design that the Landlord and Tenant agree on, having regard to the nature of the business conducted by the Tenant from the Premises.

(c)	If the Premises are not rebuilt within 6 months after the occurrence of the damage or destruction and ready for use and occupation by the Tenant, then the Tenant may by notice to the Landlord terminate this lease with effect from the date of this notice.

12.6	Partial destruction

(a)	If the Premises are:

(i)	partially destroyed or damaged; or

(ii)	if access to the Premises is substantially inhibited by such destruction or damage,

the Landlord must as soon as reasonably possible and, in any event, within 1 month, replace and make good the whole of the destroyed or damaged portion of the Premises as nearly as possible to the condition it was in immediately before the damage or destruction.

(b)	If the Landlord does not promptly and with all due diligence commence to repair and make good the damage or destruction, or does not complete the repairs or making good within 3 months, then the Tenant may by notice to the Landlord terminate this lease with effect from the date of the notice.

12.7	Dispute

If there is any dispute between the Landlord and the Tenant as to whether the Premises are totally destroyed or damaged the dispute must be referred to a practising architect appointed by the President of the Relevant State’s Chapter of the Royal Institute of Architects (Relevant

State Division) who will act as an expert and not as an arbitrator in determining the dispute and whose decision will be final and binding on the parties. The costs of the expert will be borne equally by the Landlord and the Tenant.

12.8	Abatement on damage

(a)	If the whole or any part of the Building or the access to it is destroyed or damaged so as to render the Premises during the Term substantially inaccessible or unfit for use and occupation by the Tenant, then the total Rent and all other money payable by the Tenant under this lease, or a proportionate part of it according to the nature and extent of the damage sustained, will abate until the Premises have been rebuilt, reinstated or made accessible or fit for use and occupation.

(b)	The Tenant is not entitled to any abatement under clause 12.8(a) if the damage or destruction is caused by an act, omission or default of the Tenant as a consequence of which the insurance policy in respect of the Premises has been vitiated or payment of any insurance money under the policy is refused.

(c)	Any dispute as to the duration or extent of the abatement under clause 12.8(a) must be referred to arbitration under the provisions of the laws in force in the Relevant State.

13.	Indemnities and release

13.1	Release

The Tenant:

(a)	occupies and uses the Premises at its own risk; and

(b)	releases to the full extent permitted by law the Landlord and its contractors, employees and agents from all claims and demands of every kind resulting from any accident, damage, death or injury occurring in the Premises or the surrounding areas, except to the extent that the accident, damage, death or injury is caused by the neglect, act, default or omission of the Landlord or its contractors, employees, agents or invitees.

13.2	General indemnity

The Tenant indemnifies the Landlord against all actions, claims, demands, losses, damages, costs and expenses for which the Landlord is or may be or become liable in respect of or arising from any damage to property, loss of life, or injury to persons to the extent caused or contributed to by the Tenant or its contractors, employees or agents in or on any part of the Premises or the surrounding areas, whether in the occupation or control of the Landlord, the Tenant or any other person. But the Tenant is not obliged to indemnify the Landlord in respect of:

(a)	claims arising from loss or damage attributable to the defective or dangerous condition of any of the Landlord’s property, including the Premises or the surrounding areas, except to the extent to which the defective or dangerous condition was created by the Tenant or its contractors, employees or agents;

(b)	any accident or injury to or death of any person or damage or injury to or loss of the property of any person to the extent caused or contributed to by the neglect act, default or omission of the Landlord or its contractors, employees, agents or invitees in which case the Landlord remains responsible to the extent of the contribution; or

(c)	claims by an employee of the Landlord in respect of which the Landlord is covered under workers compensation insurance where the injury is not due to the negligence of the Tenant or its employees or agents.

14.	Landlord’s obligations

14.1	Quiet enjoyment

So long as the Tenant pays the Rent reserved by this lease and duly and punctually complies with its obligations under this lease, the Tenant may peaceably possess and enjoy the Premises during the Term without any interruption or disturbance from the Landlord or any other person lawfully claiming by, from or under the Landlord.

14.2	Services

The Landlord must use its best endeavours to ensure that all Services to the Building are operating and available to the Tenant at all times but is not liable to the Tenant if the Services are not operating and available to the Tenant due to any act or thing beyond the reasonable control of the Landlord.

14.3	Landlord to pay rates and comply with orders

The Landlord must:

(a)	pay all rates, charges, taxes and other assessments levied, assessed or otherwise charged or taxed against the Premises; and

(b)	to the extent that it is not the Tenant’s responsibility under this Lease, comply with all statutes, ordinances, proclamations, orders and regulations affecting or relating to the Premises.

14.4	Mortgagee and charges

The Landlord must obtain from any mortgagee, caveator or chargee of the Land their unconditional written consent to this lease. The Tenant must pay to the Landlord the Landlord’s reasonable costs in obtaining those consents.

14.5	Common Areas

The Landlord must use its best endeavours at all times during the Term and any overholding to keep any Common Areas in a good and suitable state of repair.

14.6	Requirements of public authorities

(a)	The Tenant and the Landlord in accordance with their respective obligations under the lease must comply with all statutes and ordinances affecting or relating to the Premises or the use of the Premises, and with all requirements made or notices or orders given by any authority that has jurisdiction or authority in respect of the Premises or the use of the Premises (each a Requirement).

(b)	The Tenant is not required by clause 14.6(a) to:

(i)	make any structural or capital alterations or works except where the same are required due to:

A.	the sex or number of employees of the Tenant; or

B.	the nature of the Tenant’s business; or

C.	the Tenant’s use or particular occupation of the Premises; or,

(ii)	comply with any Requirement which would have required compliance whether or not the Tenant was in occupation of the Premises.

14.7	Acknowledgment as to ownership of fixtures and fittings

The parties acknowledge and agree that all Tenant’s chattels and fittings are and will, subject to clause 15.8, remain the Tenant’s property.

15.	Default and termination

15.1	Re-entry or surrender on default

If:

(a)	the Rent or any part of it remains unpaid for 30 days after the due date for payment, or

(b)	the Tenant, being a corporation, makes any arrangement or composition with its creditors or enters into liquidation (except for the purpose of amalgamation or reconstruction) or has a receiver or receiver and manager or an official manager appointed; or

(c)	the Tenant fails to comply with any of its obligations expressed or implied in this lease, and the failure continues for the period specified in clause 15.4(b) after the service of a notice on the Tenant requiring the Tenant to remedy the failure (unless the failure to comply has been waived or excused by the Landlord in writing), the Landlord may, without prejudice to any claim which the Landlord may have against the Tenant in respect of any breach of the Tenant’s obligations under this lease, re enter and repossess the Premises, and on re-entry this lease will absolutely terminate. If the Landlord does not exercise the rights under this lease on one or more occasions, it does not preclude exercising of the Landlord’s rights on later occasions.

15.2	Landlord may remedy Tenant’s default

If the Tenant fails to pay any money or to do any thing which the Tenant must pay or do under this lease, the Landlord may, without prejudice to any rights or powers arising from the default, pay the money or do the thing by itself as if it were the Tenant, and for that purpose the Landlord may enter the Premises for the purpose of doing or effecting that thing.

15.3	Interest on moneys overdue

The Tenant must pay the Landlord on demand interest on any moneys due and payable to the Landlord under this lease at the rate of 2 per cent per annum above the general commercial prime rate of interest charged by the head office of Westpac Banking Corporation in the Relevant State.

The interest rate in this clause 15.3 must be computed from the due date for payment until payment in full of the money in respect of which the interest is chargeable.

15.4	Damages for breach of essential terms

(a)	The parties agree that clauses 3, 7.1, 7.5, 8.1 and 12.1 are essential terms of this lease and a breach for non-observance or non-performance of any one or more of such covenants, terms and conditions will be deemed to be a fundamental breach of the provisions of this lease on the part of the Tenant.

(b)	If the Tenant breaches an essential term of this lease and the Landlord re-enters and takes possession of the Premises, the Landlord may recover all money payable by the Tenant under this lease up to the expiration of the Term.

15.5	Opportunity to rectify default

Despite any other provision in this lease, the Landlord must not re enter the Premises or terminate or forfeit this lease or the Term unless the Landlord first gives the Tenant notice of the breach, default or non compliance on which the Landlord relies in seeking to act. If the breach, default or non compliance is remediable:

(a)	by payment of money, and the Tenant pays to Landlord within 30 days of service of the notice all money necessary to remedy the breach, default or non compliance; or

(b)	other than by the payment of money, and the Tenant within 30 days of the service of the notice gives the Landlord a written undertaking to remedy the breach, default or non compliance and does remedy it within a reasonable time having regard to its extent, but in any event within 45 days of giving the undertaking, then the Landlord is not entitled to rely on, and will be deemed to have waived absolutely, the breach, default or non compliance specified in the notice to the Tenant as a ground for re entry, termination or forfeiture, and this lease will continue in full force and effect as if the breach, default or non compliance had not occurred.

15.6	Landlord to Mitigate Loss

If the Tenant repudiates this Lease then, whether or not the Landlord elects to terminate this Lease, the Landlord shall use its best endeavours to mitigate any loss.

15.7	Tenant’s right to terminate

The Tenant may terminate this lease by notice in writing to the Landlord if:

the Service Agreement is terminated through no fault of the Tenant.

If the Tenant terminates this lease under this clause, neither party shall have any claim against the other except arising from a breach of this lease prior to the lease date of termination.

15.8	Yielding up

The Tenant must at the expiry or earlier termination of this lease peaceably surrender and yield up the Premises to the Landlord.

15.9	Removal of Tenant’s Fixtures

The Tenant:

(a)	must at or before the termination of this lease remove from the Premises all its chattels and personal effects; and

(b)	may (and must if requested by the Landlord) at or before the termination of this lease remove from the Premises all the Tenant’s fixtures and fittings.

In removing all these items, the Tenant must:

(c)	not damage the Premises; and

(d)	promptly make good any damage which the Tenant does cause.

Any fixtures and fittings that the Landlord has agreed need not be removed by the Tenant at the termination of this lease shall, to the extent they have not been transferred to an incoming tenant of the Premises, become the property of the Landlord.

16.	Signage

The Tenant may erect and maintain signs (including illuminated signs), logos, advertisements or notices:

(a)	in, on or over the Premises relating to the Tenant or any sub-tenant of the Tenant, or the nature or conduct of the business on the Premises; and

(b)	in, on or over such other parts of the Building as are reasonably required by the Tenant to identify the location of the Premises,

of a similar type and size to those erected and maintained by other occupiers of the Building and the Landlord (other than the Landlord’s internal and external main signs naming the Building) subject only to approval by the Landlord which will not be unreasonably withheld and after obtaining any necessary approvals or permits from relevant authorities

17.	General

17.1	Waiver

No waiver by the Landlord of one breach of any obligation contained or implied in this lease operates as a waiver of another breach of the same or of any other obligation contained or implied in this lease.

17.2	Costs of lease and registration

(a)	Each party must pay its own legal costs of and incidental to the preparation and completion of this lease.

(b)	The Tenant must pay all stamp duty payable and registration fees on this lease (if any) and the Landlord’s proper and reasonable legal costs:

(i)	on any application for the Landlord’s consent under this lease;

(ii)	of or incidental to any breach or default by the Tenant under this lease; and

(iii)	of or incidental to the valid exercise or valid attempted exercise of any right, power or remedy of the Landlord under this lease.

17.3	Notices

(a)	Any notice, demand, consent or approval (collectively notice) under this lease must be:

(i)	in writing; and

(ii)	given to or served on (as applicable):

A.	the Tenant, by being left at the Tenant’s registered office or at its principal place of business in the Relevant State (in the case of a company) or the last known private address in the case of an individual, or by being posted by registered post to the Tenant at the Tenant’s registered office and marked for the attention of the company secretary, principal place of business or private address (as applicable); and

B.	the Landlord, by being left at the Landlord’s registered office or at its principal place of business in the Relevant State(in the case of a company) or the last known private address (in the case of an individual), or by being posted by registered post to the Landlord at the Landlord’s registered office and marked for the attention of the company secretary, principal place of business or private address (as applicable).

(b)	A notice, if posted, is taken as duly served at the expiry of 3 Business Days after the date of posting. In proving it has been given, it is sufficient to prove that the envelope containing the notice was properly addressed, stamped and registered and put into a post office box in Australia.

(c)	A notice given by a company may be sealed by the company or signed on its behalf by the manager, the company secretary, other authorised officer of the company or its solicitors.

17.4	“For Sale” and “To Let” notices

(a)	The Tenant must:

(i)	throughout the Term at all reasonable times and on 24 hours notice, allow the Landlord to show the Premises to prospective purchasers and to fix and display on any reasonable part of the Premises the usual “For Sale” notice; and

(ii)	during the 1 month immediately preceding the Termination Date, unless the Tenant has exercised its right (if any) to a further term allow the Landlord, to fix and display on any reasonable part of the Premises the usual “To Let” notice.

(b)	In exercising any right under clause 17.4, the Landlord must:

(i)	minimise as far as practicable any inconvenience or interruption to the business of the Tenant and not cause any undue inconvenience to the Tenant;

(ii)	first give reasonable notice to the Tenant of its intention to enter; and

(iii)	be accompanied by a representative of the Tenant (so long as a representative is made available by the Tenant for this purpose).

17.5	Non merger

None of the terms or conditions of this lease nor any thing done under or in connection with this lease or any other agreement between the parties will operate as a merger of any of the rights and remedies of the parties under this lease or under that other agreement, all of which will continue in full force and effect.

17.6	Relationship of parties

Nothing expressed or implied in this lease may be deemed or treated by the parties or by any third party as creating the relationship of partnership, principal and agent, or joint venture between the parties. The parties understand and agree that neither the method of computation of Rent nor any other provision in this lease, nor any acts of the parties, will be deemed to create any relationship between the parties other than that of Landlord and Tenant on the terms and conditions in this lease.

17.7	Holding over

If the Tenant continues to occupy the Premises with the Landlord’s consent after the expiry or earlier termination of the Term or the period of any validly exercised option, the Tenant will become a monthly tenant only at a monthly rental equal to a monthly proportion of the total annual Rent payable by the Tenant under this lease at that time and otherwise on the same terms and conditions as those contained in this lease so far as applicable.

17.8	Severance

If any part of this lease is or becomes void or unenforceable, that part is or will be severed from this lease to the intent that all parts that are not or do not become void or unenforceable remain in full force and effect and are unaffected by that severance.

17.9	Whole agreement

(a)	This lease and the Service Agreement embody the entire agreement between the parties with respect to the subject matter of this lease and supersede any prior negotiation, arrangement, understanding or agreement with respect to the subject matter or any term of this lease.

(b)	Any statement, representation, term, warranty, condition, promise or undertaking made, given or agreed to in any prior negotiation, arrangement, understanding or agreement, has no effect except to the extent expressly set out or incorporated by reference in this lease.

18.	Option of renewal

18.1	Option

If:

(a)	the Tenant wishes to take a renewed lease of the Premises for the Option Term specified in Item 11A of the Schedule from the expiry of this lease, the Tenant must give the Landlord written notice that it wishes to do so within the period specified in Item 11B of the Schedule; or

(b)	the Tenant has validly extended the term of the Service Agreement for a corresponding term to the Option Term specified in Item 11A of the Schedule; and

(c)	the Tenant has remedied any default under this lease of which the Landlord has given the Tenant notice or the Landlord has waived such default,

the Landlord must grant to the Tenant a renewal of this lease for that Option Term.

18.2	Terms of renewed lease

The renewed lease will be subject to the same provisions as are contained in this lease except that:

(a)	if the number of unexercised Option Terms is more than 1, the number of option terms specified in Item 12 of the Schedule will be reduced by 1;

(b)	if the number of unexercised Option Terms is 1:

(i)	this clause 18 must be deleted; and

(ii)	Items 11 and 12 of the Schedule must be deleted; and

(c)	if the commencement date of the Option Term is a date specified in Items 10A or 10B of the Schedule, the Rent must be determined in accordance with clause 4.

19.	Goods and Services Tax (GST)

When determining the amount payable for any goods, services or any other thing under this lease (Consideration), the following principles apply:

(a)	if the recipient of Consideration is liable to GST in relation to the supply of goods, services or any other thing under this lease, the Consideration must be increased by the amount of GST;

(b)	if the Consideration is calculated by reference to any cost, expense or liability however described (Cost) incurred by a party, the reference to Cost means the actual amount incurred by the party less the amount of GST input tax credit the party is entitled to claim in respect of that Cost;

(c)	the Landlord will do all that is required, including providing tax invoices, to enable or assist the Tenant in claiming any GST input tax credit; and

(d)	if the price for a supply of anything provided under this lease is to be increased by reference to movements in any index, such as the Consumer Price Index, any increase in the index attributable to the introduction of, or change in the rate of, GST is to be excluded from the index in calculating the increased price.

20.	Exclusivity

The Landlord must not during the term of this lease or any extension, renewal or overholding of this lease:

(a)	carry on or be concerned, engaged, interested or employed directly or indirectly in a trade, business or calling similar to that conducted by the Tenant in the Premises;

(b)	grant a lease, licence or any right to occupy any part of the Building to any person other than the Tenant for any trade business or calling similar to the use to which the Premises are put by the Tenant or such other trade business or calling conducted by the Tenant in the Premises.

PROVIDED THAT this undertaking by the Landlord will immediately cease in the event that the Tenant consistently fails to remedy a material breach of the Service Agreement within 1 month (or such longer time as is reasonable in the circumstances) of the Landlord giving written notice to the Tenant of such breach.

21.	Lease conditional

(a)	This Lease is conditional upon:

(i)	the Tenant being an approved pathology authority under the Health Insurance Act 1973:

(ii)	the Premises being approved as a licensed pathology collection centre under the Health Insurance Act 1973;

(iii)	the Tenant’s annual allocation of licences under the Health Insurance Act 1973 not being reduced; and

(iv)	the Tenant and the Premises holding all approvals under any other relevant legislation in order for the Tenant to conduct a pathology service at the Premises.

(b)	The Tenant must do all things necessary to maintain all approvals and licences to allow it to conduct a pathology service at the Premises.

(c)	If any of the approvals or licences referred to in clause 21(b) are withdrawn, suspended or otherwise removed in any manner by the actions of a Commonwealth or State government body responsible for regulating the affairs of pathology services, and if the Tenant’s approval licence is not fully reinstated within one month from the date on which it was so removed, then the Tenant may, 7 days after service of a written notice on the Landlord, bring this lease to an end.

(d)	If the Tenant brings this lease to an end under clause 21(c), then the Tenant must pay to the Landlord liquidated damages being an amount equivalent to 2 months rent under this lease.

[Note: clauses 21(a)(ii) and (iii) will not apply to those sites that are collection centres and the entire clause 21 will not apply to diagnostic imaging sites]

Schedule - Items

1A.	Landlord

1B	Tenant

2.	Land	The whole/part of Lot on Plan

3.	Premises	The Land and Building known as #

4.	Term	[to be inserted] Years

5.	Commencement Date	200#

6.	Rent Commencement Date	200#

7.	Termination Date	200#

8.	Permitted Use	[Pathology Services/Diagnostic Imaging Services] and associated administration and storage

9.	Rent	$ per annum payable monthly in advance On the first day of each month commencing on the Rent Commencement Date and pro rata for part of a month.

10A	Review Dates	Each anniversary of the Commencement Date (excluding any Market Review Dates)

10B	Market Review Dates	The Commencement Date of any Option term

11A	Option Term	[to be inserted] Years

11B	Period for Exercising Option for Renewal	No earlier than 6 months before nor later than 3 months before the Termination Date

12.	Number of Option Terms	3

13.	Number of beds licensed to the Hospital Business	[Insert number of beds licensed to the Hospital Business]

Executed as a deed.

The Common Seal of was affixed in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

The Common Seal of was affixed in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Annexure “A” to Lease dated / /200			1
Annexure “B” to Lease dated / /200			2

1.	Definitions and interpretation		2

	1.1	Definitions	2
	1.2	Interpretation	4
	1.3	Headings	4
	1.4	Saturdays, Sundays and public holidays	4

2.	Exclusion of implied covenants		5

3.	Rent		5

4.	Review of Rent		5

	4.1	Dates of review	5
	4.2	CPI Adjustment	5
	4.3	Market Review	5
	4.4	Determination by valuer	6
	4.5	Adjustment payment	6

5.	Gross Rent		7

6.	Adjustment of Rent		7

	6.1	Adjustment	7
	6.2	Failure to agree	7

7.	Use of Premises and assignment		7

	7.1	Permitted use	7
	7.2	Tenant’s business	7
	7.3	No noxious use	8
	7.4	Hazardous Substances	8
	7.5	Restrictions on assignment and other dealings	8
	7.6	Licence to Use Common Areas	9
	7.7	Car Parking and Delivery Areas	9
	7.8	IT and Telecommunications	9
	7.9	Rules	9

8.	Maintenance, repair and alterations		9

	8.1	To keep in repair	9
	8.2	Waste storage and cleaning	10
	8.3	Breakages	10
	8.4	Broken Glass	10
	8.5	Air Conditioning maintenance and repair	10
	8.6	Landlord to carry out repairs	10
	8.7	Landlord entry rights to carry out repairs	11
	8.8	Tenant may repair	11
	8.9	Structural alterations	11

9.	General Tenant’s obligations		11

	9.1	Services	11
	9.2	Electricity	12
	9.3	Floor overloading	12
	9.4	Provision of electricity	12
	9.5	Use of facilities	13
	9.6	Heating	13

10.	Relocation		13

	10.1	Relocation Notice	13
	10.2	Tenant’s Notice	13
	10.3	Landlord’s Offer	13
	10.4	Tenant’s Acceptance	13

11.	Termination		14

12.	Insurance and destruction		14

	12.1	Public risk insurance	14
	12.2	Building insurance	14
	12.3	Insurance not to be voided	14
	12.4	Insurance of Tenant’s Fixtures on Assignment	15
	12.5	Total Destruction	15
	12.6	Partial destruction	15
	12.7	Dispute	15
	12.8	Abatement on damage	16

13.	Indemnities and release		16

	13.1	Release	16
	13.2	General indemnity	16

14.	Landlord’s obligations		17

	14.1	Quiet enjoyment	17
	14.2	Services	17
	14.3	Landlord to pay rates and comply with orders	17
	14.4	Mortgagee and charges	17
	14.5	Common Areas	17
	14.6	Requirements of public authorities	17
	14.7	Acknowledgment as to ownership of fixtures and fittings	18

15.	Default and termination		18

	15.1	Re-entry or surrender on default	18
	15.2	Landlord may remedy Tenant’s default	18
	15.3	Interest on moneys overdue	18
	15.4	Damages for breach of essential terms	18
	15.5	Opportunity to rectify default	19
	15.6	Landlord to Mitigate Loss	19
	15.7	Tenant’s right to terminate	19
	15.8	Yielding up	19
	15.9	Removal of Tenant’s Fixtures	19

16.	Signage		20

17.	General		20

	17.1	Waiver	20
	17.2	Costs of lease and registration	20
	17.3	Notices	20
	17.4	“For Sale” and “To Let” notices	21
	17.5	Non merger	21
	17.6	Relationship of parties	21
	17.7	Holding over	22
	17.8	Severance	22
	17.9	Whole agreement	22

18.	Option of renewal		22

	18.1	Option	22
	18.2	Terms of renewed lease	22

19.	Goods and Services Tax (GST)		23

20.	Exclusivity		23

21.	Lease conditional		23

Schedule - Items			25

Annexure A

Right of First and Last Refusal Deed

CLAYTON UTZ

[Insert name of Mayne Hospital Operator]

Hospital Operator

[Insert name of Mayne Diagnostic Imaging/Pathology Provider]

Service Provider

Right of First and Last Refusal Deed

If you have any questions about the details of this document please contact Kate Jordan on + 61 2 9353 4000

Clayton Utz Lawyers

Levels 22-35 No. 1 O’Connell Street Sydney NSW 2000 Australia

PO Box H3 Australia Square Sydney NSW 1215

T + 61 2 9353 4000 F + 61 2 8220 6700

www.claytonutz.com

Our reference 721/Kate Jordan/21724491

Liability limited by the Solicitors Scheme, approved under the Professional Standards Act 1994 (NSW)

1.	Definitions and interpretation		1

	1.1	Definitions	1
	1.2	Interpretation	1

2.	Right of First and Last Refusal		2

3.	General		3

	3.1	Notices	3
	3.2	Governing law	4
	3.3	Jurisdiction	4
	3.4	Amendments	4
	3.5	Waiver	4
	3.6	Further acts and documents	4
	3.7	Consents	4
	3.8	Assignment	5
	3.9	Counterparts	5
	3.10	No representation or reliance	5
	3.11	Expenses	5
	3.12	Stamp duties	5
	3.13	Entire agreement	5
	3.14	Indemnities	5
	3.15	GST	6

Schedule 1			8

Deed made at on

Parties	[Insert name of Mayne Hospital Operator] [ ] of [ ] (“Hospital Operator”)

[Insert name of Mayne Diagnostic Imaging/Pathology Provider] [ ] of [ ] (“Service Provider”)

Recitals

A.	The Hospital Operator operates the Hospital

B.	The Hospital Operator grants to the Service Provider rights of first and last refusal to provide the Services to the Hospital on the terms and conditions of this Deed.

This deed provides

1.	Definitions and interpretation

1.1	Definitions

In this deed:

“Existing Services” means the existing services set out in Part 1 of Schedule 1.

“Hospital” means the hospital set out in Part 2 of Schedule 1.

“Services” means the services set out in Part 3 of Schedule 1 to be provided at the Premises.

“State” means the State set out in Part 4 of Schedule 1.

“Third Party” means any person other than the Service Provider and the Hospital Operator.

1.2	Interpretation

In this deed:

(a)	headings are for convenience only and do not affect interpretation;

(b)	an obligation or a liability assumed by, or a right conferred on, 2 or more persons binds or benefits them jointly and severally;

(c)	“person” includes an individual, the estate of an individual, a corporation, an authority, an association or a joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d)	a reference to a party includes that party’s executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes a substituted or an additional trustee;

(e)	a reference to a document (including this deed) is to that document as varied, novated, ratified or replaced from time to time;

(f)	a reference to a statute or statutory provision includes a statutory modification or re-enactment of it or a statutory provision substituted for it, and each ordinance, by-law, regulation, rule and statutory instrument (however described) issued under it;

(g)	a word importing the singular includes the plural (and vice versa), and a word indicating a gender includes every other gender;

(h)	a reference to a party, clause, schedule, exhibit, attachment or annexure is a reference to a party, clause, schedule, exhibit, attachment or annexure to or of this deed, and a reference to this deed includes all schedules, exhibits, attachments and annexures to it;

(i)	if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(j)	“includes” in any form is not a word of limitation; and

(k)	a reference to “$” or “dollar” is to Australian currency.

2.	Right of First and Last Refusal

2.1	If, at any time, the existing arrangements for the provision of Existing Services at the Hospital are terminated or expire by effluxion of time, the Hospital Operator will give notice to the Service Provider, no less than 90 days prior to the expiration of the current arrangements where they expire by effluxion of time and as soon as the Hospital Operator becomes aware of the termination where the arrangements are terminated:

(a)	stating the date on which the existing arrangements will terminate or expire as the case may be;

(b)	inviting the Service Provider to put an offer to the Hospital Operator as to the terms on which the Service Provider would agree to provide the Services as the sole on site provider for an initial period of not less than 3 years and including details of that part of the Hospital designated by the Hospital Operator as being the part of the Hospital from the Services are to be provided (“Invitation”)

2.2	Within 21 days of receipt of the Invitation the Service Provider will either:

(a)	provide the Hospital Operator with an offer to provide the Services (“First Offer”), which offer will comprise a service agreement and lease, of that part of the Hospital designated by the Hospital Operator as being the part from which the Services are to be provided, executed by the Service Provider; or

(b)	advise the Hospital Operator that it does not propose to take up the Invitation.

2.3	The Hospital Operator will, within 14 days of receipt of the First Offer, provide notice to the Service Provider as to whether it accepts or rejects the First Offer.

2.4	If the Hospital Operator accepts the First Offer, then the First Offer will, immediately upon such acceptance, be a binding agreement between the Hospital Operator and the Service Provider.

2.5	If the Hospital Operator either rejects the First Offer or the Service Provider advises that it does not intend to accept the Invitation, the provisions of clauses 2.6 - 2.9 will apply and the Hospital Operator must not grant any rights to a Third Party to provide Existing Services at the Hospital unless it complies with clauses 2.6 - 2.9, and agrees that any rights to provide the Services will be for an initial term of not less than 3 years.

2.6	No less than 30 days prior to the grant of any rights to a Third Party to provide Existing Services at the Hospital, the Hospital Operator will give notice (“Third Party Notice”) to the Service Provider of the terms and conditions on which it intends to enter into an arrangement with a Third Party for the provision of Existing Services.

2.7	Within 14 days of receipt of the Third Party Notice the Service Provider may offer to the Hospital Operator to provide the Services on terms and conditions no less favourable to the Hospital Operator than those contained in the Third Party Notice, which offer will comprise a service agreement and lease of that part of the Hospital designated by the Hospital Operator as being the part of the Hospital from which the Services are to be provided.

2.8	If the Service Provider makes an offer in accordance with clause 2.7, such offer is deemed to be accepted by the Hospital Operator 3 days after receipt of the offer.

2.9	If the Service Provider does not make a written offer in accordance with clause 2.7, the Hospital Operator may enter into arrangements for the provision of the Services with a Third Party on terms no less favourable to the Hospital Operator, than those contained in the Third Party Notice.

3.	General

3.1	Notices

All communications (including notices, consents, approvals, requests and demands) under or in connection with this deed:

(a)	must be in writing;

(b)	must be addressed as follows (or as otherwise notified by that party to each other party from time to time):

Name:	[ ]
Address:	[ ]
Fax:	[ ]
For the attention of:	[ ]

Name:	[ ]
Address:	[ ]
Fax:	[ ]
For the attention of:	[ ];

(c)	must be signed by the party making the communication or (on its behalf) by the solicitor for, or any attorney, director, secretary or authorised agent of, that party;

(d)	must be delivered or posted by prepaid post to the address, or sent by fax to the number, of the addressee, in accordance with clause 3.1(b); and

(e)	are taken to be received by the addressee:

(i)	(in the case of prepaid post) on the working day (which, in this clause 3.1(e), means a day, not being a Saturday, Sunday or public holiday, on which banks are generally open for business in the place of receipt of the communication) that is the third working day after the date of posting to an address within Australia, and on the fifth working day after the date of posting by airmail to an address outside Australia;

(ii)

(in the case of fax) at the local time (in the place of receipt of that fax) which then equates to the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, unless that local time is not on a working day, or is after 5.00 pm on a working day, when that communication is taken to be received at 9.00 am on the next working day; and

(iii)	(in the case of delivery by hand) on delivery at the address of the addressee as provided in clause 3.1(b), unless that delivery is made on a day that is not a working day, or after 5.00 pm on a working day, when that communication is taken to be received at 9.00 am on the next working day.

3.2	Governing law

This deed is governed by and must be construed according to the laws of the State.

3.3	Jurisdiction

Each party irrevocably:

(a)	submits to the non-exclusive jurisdiction of the courts of the State, and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating to this deed; and

(b)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 3.3(a).

3.4	Amendments

This deed may only be varied by a deed signed by or on behalf of each party.

3.5	Waiver

(a)	Failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this deed by a party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this deed.

(b)	A waiver or consent given by a party under this deed is only effective and binding on that party if it is given or confirmed in writing by that party.

(c)	No waiver of a breach of a term of this deed operates as a waiver of another breach of that term or of a breach of any other term of this deed.

3.6	Further acts and documents

Each party must promptly do all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by another party to give effect to this deed.

3.7	Consents

A consent required under this deed from a party may not be unreasonably withheld, unless this deed expressly provides otherwise.

3.8	Assignment

A party cannot assign, novate or otherwise transfer any of its rights or obligations under this deed without the prior consent of each other party, except that the Service Provider may without the consent of the Hospital Operator assign or otherwise transfer any of its rights to a related body corporate (as that term is defined in the Corporations Act).

3.9	Counterparts

This deed may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes the deed of each party who has executed and delivered that counterpart.

3.10	No representation or reliance

(a)	Each party acknowledges that no party (nor any person acting on a party’s behalf) has made any representation or other inducement to it to enter into this deed, except for representations or inducements expressly set out in this deed.

(b)	Each party acknowledges and confirms that it does not enter into this deed in reliance on any representation or other inducement by or on behalf of any other party, except for representations or inducements expressly set out in this deed.

3.11	Expenses

Except as otherwise provided in this deed, each party must pay its own costs and expenses in connection with negotiating, preparing, executing and performing this deed.

3.12	Stamp duties

The Service Provider:

(a)	must pay all stamp duties and any related fines and penalties in respect of this deed, the performance of this deed and each transaction effected by or made under this deed;

(b)	indemnifies the Hospital Operator against any liability arising from failure to comply with clause 3.12(a); and

(c)	is authorised to apply for and retain the proceeds of any refund due in respect of stamp duty paid under this clause.

3.13	Entire agreement

To the extent permitted by law, in relation to its subject matter, this deed:

(a)	embodies the entire understanding of the parties, and constitutes the entire terms agreed by the parties; and

(b)	supersedes any prior written or other agreement of the parties.

3.14	Indemnities

(a)	Each indemnity in this deed is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, completion or expiration of this deed.

(b)	It is not necessary for a party to incur expense or to make any payment before enforcing a right of indemnity conferred by this deed.

3.15	GST

Except where the context suggests otherwise, terms used in this clause have the meanings given to those terms by the A New Tax System (Goods and Services Tax) Act 1999 (as amended from time to time).

(a)	If GST is payable in relation to a supply made by or through a party (“Supplier”) under this Deed, then the party to whom that supply is made (“Recipient”) must pay an additional amount to the Supplier equal to the amount of that GST within 7 days of demand by the Supplier.

(b)	If for any reason the GST payable in relation to a supply made by or through the Supplier under this Deed varies from the additional amount paid by the Recipient under clause (b) in respect of that supply, then the Supplier will provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from the Recipient (as appropriate).

Executed as a deed.

Executed by [Insert name of Mayne Hospital Operator] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Executed by [Insert name of Mayne Diagnostic Imaging/Pathology Provider] by or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Schedule 1

Part 1:	Existing Services
[ ]

Part 2:	Hospital
[ ]

Part 3:	Services
[ ]

Part 4:	State
[ ]

Annexure A

Diagnostic Imaging Service Level Agreement

CLAYTON UTZ

Diagnostic Imaging Service Level Agreement

Mayne Group Limited

ACN 004 073 410

Operator

[                    ]

ABN[            ]

ACN[            ]

Service Provider

Clayton Utz Lawyers

Levels 22-35 No 1 O’Connell Street Sydney NSW 2000 Australia

DX 370 Sydney NSW

T + 61 2 9353 4000 F + 61 3 8220 6700

www.claytonutz.com

Our reference 271/384/21724491

1.	Definitions and interpretation		1

	1.1	Definitions	1
	1.2	Interpretation	4
	1.3	Headings	4
	1.4	Saturdays, Sundays and public holidays	4
	1.5	Undertaking By Operator	4

2.	Engagement		5

	2.1	Patient Diagnostic Imaging Services	5
	2.2	Hospital Rights	5
	2.3	Hospital Diagnostic Imaging Services	6
	2.4	Review of Diagnostic Imaging Services	6
	2.5	Initial Term	6
	2.6	Extension of Term	6
	2.7	Nature of relationship	6
	2.8	Special Conditions	7

3.	Service Provider’s obligations		7

	3.1	Requirements	7
	3.2	Standards	8
	3.3	Further Duties	9

4.	Operator’s obligations		10

	4.1	Hospital Status	10

5.	Rates and Payment Terms		10

	5.1	Rates and billing procedures for Patient Diagnostic Imaging Services	10
	5.2	Rates for Hospital Diagnostic Imaging Services	11
	5.3	Payment Terms	11

6.	Force majeure		11

	6.1	Notice	11
	6.2	Suspension	11
	6.3	Affected party’s obligations	11
	6.4	Step In Rights upon Force Majeure Event	11

7.	Warranties		12

	7.1	Service Providers’ warranties	12
	7.2	Operator’s warranties	12
	7.3	Survival of warranties	12
	7.4	Reliance on representations	12

8.	Indemnities		13

	8.1	Service Provider’s indemnity	13
	8.2	Operator’s indemnity	13
	8.3	Limitation on liability	13
	8.4	Survival of obligations	13

9.	Insurance		13

10.	Confidentiality		14

	10.1	Confidentiality	14
	10.2	Permitted disclosure	14

	10.3	Return of Confidential Information	14
	10.4	Privacy Legislation	15
	10.5	Survival of obligations	15

11.	Termination		15

	11.1	Termination by Operator	15
	11.2	Termination by Service Provider	15
	11.3	Termination by Service Provider for change in nature of business at Hospital	16
	11.4	Termination of Lease	17
	11.5	Termination for Force Majeure Event	17
	11.6	Consequences of termination	17

12.	Step In Rights		17

	12.1	Operator’s step-in rights	17
	12.2	Operator’s rights on termination or during a Step In Period	18
	12.3	Indemnity in respect of Step In Rights	18

13.	GST		19

	13.1	Addition of GST	19
	13.2	Tax Invoice	19
	13.3	Adjustment	19
	13.4	Payments Calculated by Reference to Costs, Expenses or Other Amounts	19
	13.5	Interpretation	19

14.	Disputes		20

	14.1	Notice	20
	14.2	Meeting of chief executive officers	20
	14.3	Mediation	20
	14.4	Continuing obligations	20

15.	Assignment and subcontracting		21

	15.1	Assignment or subcontracting by Service Provider	21
	15.2	Assignment by Operator	21

16.	Restraint on employment of the other party’s employees		21

	16.1	Definitions in this clause	21
	16.2	Undertaking	22
	16.3	Restraints cumulative	22
	16.4	Restraints reasonable	22

17.	Formalising Schedules		22

18.	General		23

	18.1	Further acts	23
	18.2	Notices	23
	18.3	Expenses	23
	18.4	Jurisdiction	24
	18.5	Amendments	24
	18.6	Waiver	24
	18.7	Non merger	24
	18.8	Counterparts	24
	18.9	Indemnities	24
	18.10	Severability	25
	18.11	Entire agreement	25

Agreement dated

Between	Mayne Group Limited ACN 004 073 410 of Level 21, 390 St Kilda Road, Melbourne, Victoria, 3004 (“Operator”)

and	[ ] of [ ] (“Service Provider”)

Recitals

C.	The Operator operates the Hospital.

D.	The Operator wishes to engage the Service Provider and the Service Provider has agreed to provide the Diagnostic Imaging Services to the Operator at the Hospital on the terms contained in this Agreement.

This Agreement provides

1.	Definitions and interpretation

1.1	Definitions

In this Agreement:

“ACHS” means Australian Council of Health Care Standards.

“ANZAPNM” means the Australian and New Zealand Physicians in Nuclear Medicine.

“Authorisations” means:

(a)	any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency; or

(b)	any consent or authorisation regarded as given by a Governmental Agency due to the expiration of the period specified by a statute within which the Governmental Agency should have acted if it wished to proscribe or limit anything already lodged, registered or notified under that statute.

“Business Day” means a day which is not a Saturday, Sunday or public holiday in the Relevant State.

“Commencement Date” means the date specified in Item 0 of Schedule 1.

“Confidential Information” means, in respect of a party, information which:

(a)	is by its nature confidential;

(b)	is designated by the disclosing party as confidential; or

(c)	the other party knows or ought to know is confidential,

and without limitation includes information about the identity of any patient or the medical condition of or the treatment received by any patient at the Hospital.

“Control” means the power whether held directly or indirectly and by whatever means (and whether or not enforceable at law or in equity) to:

(a)	exercise or control the right to vote attached to 50% or more of the issued shares in a body corporate;

(b)	dispose of or exercise a right of disposal in respect of 50% or more of the issue voting shares in a body corporate; or

(c)	appoint one half or more of the number of directors to the board or other governing body of a body corporate.

“Current Lease” means the lease (if any) referred to in Item 2A of Schedule 1.

“Current Premises” means the premises situated at the address specified in Item 0 of Schedule 1.

“Diagnostic Imaging Services” means the Patient Diagnostic Imaging Services and Hospital Diagnostic Imaging Services (as applicable). These services may include (without limitation) general radiology including mobile x-ray and image intensifier services, ultrasound (with Doppler facility), CT, OPG. MRI, DSA and interventional radiology, mammography, screening and Nuclear Medicine facilities.

“Dispute” means a dispute under or in respect of this Agreement.

“Dispute Notice” means a notice referred to in clause 14.1.

“Emergency” means a situation which, as determined by Hospitals acting reasonably:

(a)	if left unattended, would reasonably be, or is reasonably likely to be, dangerous to life or health; or

(b)	is reasonably apprehended to be likely to become worse or decline in a way which is serious or dangerous to life or health (or both).

“Expiry Date” means the date specified in Item 0 of Schedule 1.

“Force Majeure Event” means:

(a)	any event or circumstance or combination of events and circumstances which is beyond the control of a party and which causes or results in default or delay in the performance by the relevant party of any of its obligations under this Agreement (other than an obligation to pay moneys), where the event or circumstance or combination of events and circumstances could not have been prevented, overcome or remedied by the exercise by the relevant party of a standard of care and diligence consistent with that of a prudent and competent person in the position of the relevant party;

(b)	fire, lightning, explosion, flood, earthquake, storm, hurricane, action of the elements, riots, civil commotion, malicious damage, natural disaster, sabotage, act of a public enemy, act of God, war (declared or undeclared), blockade, revolution, radioactive contamination, toxic or dangerous chemical contamination, or force of nature;

(c)	strikes, lockouts, industrial disputes, industrial difficulties, labour difficulties, work bans, blockades or picketing;

(d)	proceedings taken by or genuine disputes with any person claiming damage of the nature or nuisance, or proceedings taken by any Governmental Agency, which result in a decree for an injunction or other award of a court of competent jurisdiction preventing the provision by a party or of the services under this Agreement, but only where these proceedings or disputes are material;

(e)	the delay, refusal or deemed refusal of any Governmental Agency in giving any necessary Authorisation, provided that:

(i)	the provision by a party of the services under this Agreement cannot occur without such Authorisation; and

(ii)	the relevant party has taken all practicable and reasonable steps to obtain such Authorisation; or

(f)	any prohibition or embargo imposed by statute preventing the provision by a party of the services under this Agreement.

“Governmental Agency” means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.

“Hospital” means the Hospital specified in Item 0 of Schedule 1.

“Hospital Assets” means any asset or assets which are necessary for the proper conduct of the hospitals described in Schedule 7.

“Hospital Assets Entity” means a Related Body Corporate of the Operator which owns any Hospital Assets.

“Hospital Diagnostic Imaging Services” means the services by the Service Provider to the Operator which contemplated under this Agreement (other than Patient Diagnostic Imaging Services).

“Initial Term” means the term specified in clause 2.5.

“Imaging Specialist” means a Radiologist, Nuclear Medicine Physician, Radiation Oncologist or an Obstetrician (as appropriate).

“Lease” means the Current Lease or, where a New Lease is entered into, the New Lease.

“New Lease” means any new lease entered into between the Operator as lessor and the Service Provider as lessee in accordance with clause 10.4 of the Current Lease, and any renewal or holding over of that lease in accordance with its terms.

“New Premises” means any new premises to which both the Operator and Service Provider relocate in accordance with clause 10 of the Lease.

“On Call Hours” means all hours outside the Working Hours.

“Option Term” means the additional term specified in Item 0 of Schedule 1.

“Patient Diagnostic Imaging Services” means the services specified in Schedule 2.

“Performance Criteria” means the criteria and standards specified in Schedule 3.

“Practitioner” means a suitably qualified medical practitioner with authority to refer a patient for diagnostic imaging treatment.

“Premises” means the Current Premises or, where a New Lease is entered into, the New Premises.

“RANZCR” means the Royal Australian and New Zealand College of Radiologists.

“Related Body Corporate” has the same meaning as in the Corporations Act 2001 (Cth).

“Relevant State” means the State or Territory in which the Premises are located.

“Step In End Date” has the meaning given to that term in clause 12.1(f).

“Step In Period” means the period of time during which the Operator exercises its rights to take control of the Diagnostic Imaging Services in accordance with clause 12.1 of this Agreement.

“Step In Rights” means the rights exercisable by the Operator pursuant to clause 12.

“Term” means the Initial Term plus any Option Term.

“Working Hours” has the meaning given to that term in Item 8 of Schedule 1.

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	words importing the singular include the plural and vice versa, words of one gender include any gender, and words importing persons include corporations and any other entity recognised by law;

(b)	a reference to this Agreement includes the Schedule and any annexures to this Agreement;

(c)	a reference to a clause, part, schedule or annexure is a reference to a clause in or a part, Schedule or annexure to this Agreement;

(d)	a covenant or agreement on the part of 2 or more persons binds them jointly and severally; and

(e)	a reference to a statute or ordinance includes all regulations by-laws, requisitions or orders under and amendments to that statute or ordinance, whether by subsequent statute or otherwise, and a statute or ordinance passed in substitution for the statute or ordinance referred to or incorporating any of its provisions.

1.3	Headings

Headings have been inserted for guidance only and do not affect the interpretation of this Agreement.

1.4	Saturdays, Sundays and public holidays

Where under this Agreement the day on or by which any thing is to be done is not a Business Day in the Relevant State, that thing may be done on the next Business Day in that Relevant State.

1.5	Undertaking By Operator

(a)	The Operator holds its rights, and undertakes its obligations under this Agreement for itself to the extent that it owns Hospital Assets and for and on behalf of, and as trustee for, the Hospital Assets Entities.

(b)	The parties agree that:

(i)	as trustee for Hospital Assets Entities, the Operator is entitled to enforce this Agreement against the Service Provider as though it were a Hospital Assets Entity; and

(ii)	the Service Provider is entitled to enforce this Agreement against Hospitals, as trustee for Hospital Assets Entities, as though the Operator were any one of the Hospital Assets Entities.

(c)	After the Effective Date, the Operator shall procure that each of the Hospital Assets Entities also enters into a separate agreement with the Service Provider on the same terms and conditions as this Agreement (other than the terms of this clause 1.5 and without the need to include any definitions which have been included in this Agreement as a consequence of this clause 1.5).

(d)	The trust relationship referred to in clauses 1.5(a) and 1.5(b) shall terminate on the earlier to occur of:

(i)	the termination or expiration of this Agreement; and

(ii)	the date being 80 years from the Effective Date.

2.	Engagement

2.1	Patient Diagnostic Imaging Services

(a)	Subject to clause 2.1(c), the Operator engages the Service Provider to provide the Patient Diagnostic Imaging Services to patients at the Hospital during the Term if and when requested by the relevant patient’s Practitioner.

(b)	The Service Provider accepts the engagement and agrees to provide the Patient Diagnostic Imaging Services to the patients at the Hospital in accordance with this Agreement.

(c)	The Service Provider acknowledges that the Practitioners have the right to acquire diagnostic imaging services from a provider of their choice.

(d)	The Service Provider must ensure that an Imaging Specialist is available in accordance with the terms of Schedules 2 and 3.

2.2	Hospital Rights

In the event that the Operator enters into any third party arrangement in connection with:

(a)	the provision by that third party of any diagnostic imaging services at or in connection with the Hospital including, without limitation, nuclear medicine services; or

(b)	the promotion or marketing of any diagnostic imaging services at or in connection with the Hospital including, without limitation, nuclear medicine services provided by that third party,

the Operator must ensure that the rights granted to that third party are no more favourable than the rights granted to the Service Provider under this Agreement.

2.3	Hospital Diagnostic Imaging Services

(a)	The Operator engages the Service Provider to provide the Hospital Diagnostic Imaging Services to the Operator at the Hospital during the Term.

(b)	The Service Provider accepts the engagement and agrees to provide the Hospital Diagnostic Imaging Services to the Operator at the Hospital in accordance with this Agreement.

2.4	Review of Diagnostic Imaging Services

The matters or practices included within the Diagnostic Imaging Services will be reviewed by the parties on a 6 monthly basis to ensure the reasonable demands and requirements of referring Practitioners are met taking into account the complexity and specialist mix of the Hospital and the Diagnostic Imaging Services may be scheduled to cover specific referrals (e.g. Orthopaedic x-ray referrals on specific consultation session days).

2.5	Initial Term

The Initial Term of this Agreement will commence on the Commencement Date and terminate on the Expiry Date unless earlier terminated in accordance with the terms of this Agreement.

2.6	Extension of Term

If the Operator provides the Service Provider with notice of the Operator’s intention to extend the term of this Agreement not later than the date which is 90 days prior to the Expiry Date, then provided the Operator is not in material breach of any of the terms of this Agreement, this Agreement (except for this clause) will remain in full force and effect for the Option Term, unless earlier terminated in accordance with its terms.

2.7	Nature of relationship

(a)	Each party acknowledges that:

(i)	the relationship between the Operator and the Service Provider is that of a principal and independent contractor;

(ii)	each of the Service Provider and the Operator retains full responsibility for its acts and omissions under this Agreement;

(iii)	nothing in this Agreement renders or deems either party to be a partner, joint venturer or agent of the other party;

(iv)	except as expressly provided in this Agreement, nothing in this Agreement constitutes either party the agent or legal representative of the other party or creates any fiduciary relationship between the parties; and

(v)	the Operator does not guarantee in anyway the volume of Diagnostic Imaging Services, nor does the Operator make any representations on behalf of the parties that do so.

(b)	The Service Provider:

(i)	is not authorised; and

(ii)	must not hold itself out as being authorised,

to exercise any responsibilities for or on behalf of the Operator other than as provided by this Agreement.

2.8	Special Conditions

Each party agrees to perform any terms and conditions set out in Schedule 5.

3.	Service Provider’s obligations

3.1	Requirements

The Service Provider must:

(a)	(timing): provide the Diagnostic Imaging Services promptly and efficiently according to clinical needs in accordance with the turnaround times specified in the Performance Criteria;

(b)	(results): provide accurate results within the shortest reasonable period from the time the Diagnostic Imaging Services are requested as set out in the Performance Criteria taking into account the clinical indication for the relevant test;

(c)	(resources): supply, at its own cost, all equipment (other than that equipment owned by the Operator), staff, supplies and materials necessary for the provision of the Diagnostic Imaging Services within the Premises the subject of the Lease (except where any such equipment is designed to be mobile in which case the Service Provider will supply such equipment for use in other areas of the Hospital premises, as appropriate);

(d)	(Imaging Specialist) ensure that the Diagnostic Imaging Services are provided by Imaging Specialist or under the supervision of Imaging Specialist;

(e)	(staff) ensure that:

(i)	the dress and personal behaviour of any staff assisting in the provision of the Diagnostic Imaging Services are consistent with reasonable standards generally applicable to other hospitals of a kind and size substantially similar to the Hospital (having regard, amongst other things, to the number of beds available to patients and number of Practitioners accredited to the comparable hospitals); and

(ii)	all staff engaged by the Service Provider are appropriately identifiable as the Service Provider’s staff;

(f)	(technologies) use its best endeavours (where reasonably financially viable for the Service Provider to do so) to apply new technologies appropriate to meet and service the clinical acuity of the inpatients of the Hospital, where the appropriateness of such technologies in respect of the Hospital shall be determined on the basis of the technologies being widely used in other hospitals of a kind and size substantially similar to the Hospital (having regard, amongst other things, to the number of beds available to patients and number of Practitioners accredited to the comparable hospitals);

(g)	(consultation) provide clinical consultations for the medical staff of the Hospital;

(h)	(authorisations) acquire and maintain all Authorisations necessary for the provision of the Diagnostic Imaging Services;

(i)	(programmes) assist when agreed with the Service Provider and participate in teaching and research programmes sponsored by the Hospital;

(j)	(working relationship) maintain a close professional working relationship with other members of the Hospital health care team;

(k)	(links) foster links with other service providers at the Hospital to create personalised and co-ordinated Diagnostic Imaging Services at the Hospital;

(1)	(accreditation) maintain accreditation standards developed by the ACHS, ANZAPNM and RANZCR and which are generally accepted by ACHS, professional bodies and the learned colleges as applicable only to the delivery of Diagnostic Imaging Services;

(m)	(Participation in Hospital activities):

(i)	participate in and support the Operator in its accreditation process with the ACHS in relation to the Diagnostic Imaging Services;

(ii)	initiate and co-operate with the Operator in quality assurance programs for the Hospital’s Medical Imaging Department; and

(iii)	participate in other activities of the Hospital agreed between the parties from time to time;

(n)	(laws) ensure that all Diagnostic Imaging Services:

(i)	comply with all relevant codes or practices; and

(ii)	comply with all statutory, regulatory or professional requirements or practices for such Diagnostic Imaging Services; and

(o)	(disturbance) in providing the Diagnostic Imaging Services, use its best endeavours to cause as little disturbance as reasonably possible to the operation of the Hospital; and

(p)	(maintain equipment): in respect of the Service Provider’s equipment which is used in providing the Diagnostic Imaging Services:

(i)	ensure that the equipment is maintained in a safe, serviceable and clean condition;

(ii)	maintain complete and accurate records of equipment maintenance schedules, breakdowns and repairs; and

(iii)	ensure that all of the equipment and the materials provided or used in connection with the Diagnostic Imaging Services conform to the current relevant Australian Standard (where such exists), including Environmental Protection Authority and the Radiation Authority standards or codes, and where an Australian Standard does not exist, to generally accepted industry standards.

3.2	Standards

The Service Provider must ensure that the Diagnostic Imaging Services:

(a)	(quality) are of high quality being of a standard at least equal to the Performance Criteria;

(b)	(ACHS standards) comply with the ACHS standards issued from time to time to the extent such standards may relate to the Service Provider’s operations within the Hospital;

(c)	(clinical practices) comply with good clinical practices of diagnostic imaging;

(d)	(codes) are provided in compliance with any relevant codes of practice for Diagnostic Imaging Services introduced from time to time;

(e)	(RANZCR Standards) comply with all relevant RANZCR guidelines and requirements as amended from time to time, including the Accreditation Standards for Diagnostic and Interventional Radiology (Version 5.1, issued in 2001, being the current version as at the date of this Agreement); and

(f)	(ANZAPNM Standards) comply with all relevant ANZAPNM standards and requirements as amended from time to time, including the Standards for Accreditation of Nuclear Medical Practices (the version issued in November 2000 being the current version as at the date of this Agreement).

3.3	Further Duties

The Service Provider must:

(a)	(laws): comply with all laws, ordinances and regulations relating to the provision of the Diagnostic Imaging Services;

(b)	(liaison): liaise properly and appropriately as necessary with authorities administering the laws, ordinances and regulations referred to in clause 3.3 (a);

(c)	(reports) have the ability to make reports available to the Hospital by telephone, facsimile or e-mail with consent in accordance with current legislation and privacy laws permit;

(d)	(policies): comply strictly with all infection control policies and procedures at the Hospital;

(e)	(quality assurance): participate in and assists with the quality assurance and quality improvement programmes established at the Hospital;

(f)	(observe reasonable direction): observe all reasonable and applicable directions made by or on behalf of the director of the Hospital to allow proper operation of the Hospital;

(g)	(ACHS accreditation): provide:

(i)	all reasonable assistance to the Operator to ensure that the Hospital satisfies all ACHS accreditation standards relevant to Diagnostic Imaging Services; and

(ii)	representation on the Hospital’s accreditation committee, if requested by the Operator; and

(h)	(Hospital committees) ensure that Imaging Specialists and appropriately qualified scientific staff are available to participate, if requested by the Operator on reasonable notice, on Hospital inservice committees and meetings dealing with such issues as infection control and clinical services and any other issues within the expertise of an Imaging Specialist.

4.	Operator’s obligations

4.1	Hospital Status

The Operator will at all times during the Term ensure that:

(a)	(ACHS accreditation): the Hospital maintains ACHS accreditation (or any other recognised body of equivalent standing if ACHS ceases to exist); and

(b)	(provide access): notwithstanding the terms of the Lease, it provides the Service Provider with such access to the Premises as is reasonably necessary to allow the Service Provider to perform its obligations under the Agreement and inspect, maintain and repair its equipment;

(c)	(clinical escort): at the hospital’s cost, in-patients who require Diagnostic Imagining Services will be accompanied by orderlies, or by appropriate nursing staff where there is a clinical need for such accompaniment;

(d)	(emergency response) if the Diagnostic Imaging Services are being provided from Premises which are the subject of a Lease, it will respond and provide assistance in the event of an emergency notified to the Operator’s emergency response team;

(e)	(obtain Authorisations): acquire and maintain all Authorisations necessary for the operation of the Hospital;

(f)	(maintain accreditation): maintain all accreditations necessary for the operation of the Hospital;

(g)	(reports) subject to the Service Provider complying with clause 3.3(d), have the ability to receive reports by telephone, facsimile or e-mail;

(h)	(maintenance) maintain in good working order all imaging equipment owned and/or leased by the Operator (including, but not limited to, any mobile image intensifier) for use by the Service provider and be responsible for obtaining compliance certification as required by the Radiation Authorities;

(i)	(comply with laws): ensure that the operation of the Hospital complies with all applicable laws and regulations relating to the operation of the Hospital; and

(j)	(codes of practice): ensure that the operation of the Hospital complies with all applicable professional requirements and codes of practice relating to the operation of the Hospital.

5,	Rates and Payment Terms

5.1	Rates and billing procedures for Patient Diagnostic Imaging Services

Where an agreement with HCF exists in connection with the Hospital:

(a)	the Service Provider must charge for Patient Diagnostic Services at the rates specified in Item 1 of Schedule 4; and

(b)	the billing arrangements described in Item 2 of Schedule 4 will apply during the Term.

5.2	Rates for Hospital Diagnostic Imaging Services

Where an agreement with HCF exists in connection with the Hospital, the Service Provider must charge for Hospital Diagnostic Services at the rates specified in Item 3 of Schedule 4 (if any).

5.3	Payment Terms

(a)	Within 30 days of the end of each calendar month during the Term, the Service Provider shall submit to the Operator a valid tax invoice for all rates (if any) payable in respect of that calendar month in which the relevant Diagnostic Imaging Services were performed (“Invoice”).

(b)	Except where the Operator disputes any amount claimed by the Service Provider in the Invoice in accordance with clause 5.3(c), the Operator will pay the Service Provider the rates specified in the Invoice within 30 days of its receipt of the Invoice.

(c)	If any rates or any portion of rates is, on genuine and reasonable grounds, disputed by the Operator, the Operator shall not be obliged to pay that amount. However, if pursuant to the dispute resolution provisions of this Agreement or order of a competent a Court, it is determined that the monies were properly payable by the Operator, the Operator will pay to the Service Provider, in addition to the amount held to be so payable, interest on that amount from the date it was found to be payable at the rate of 6% per annum.

6.	Force majeure

6.1	Notice

If a party is prevented from or impeded in performing any of its obligations under this Agreement due to a Force Majeure Event, it must promptly give notice to the other party stating the circumstances constituting the Force Majeure Event and the extent and likely duration of those circumstances.

6.2	Suspension

If a party gives a notice under clause 6.1, the relevant obligations of the relevant party under this Agreement will be suspended for as long as the Force Majeure Event may continue.

6.3	Affected party’s obligations

If there is a Force Majeure Event, the affected party must:

(a)	make every reasonable effort to minimise the effects of the Force Majeure Event; and

(b)	promptly resume performance of its obligations under this Agreement as soon as reasonably possible after removal of the Force Majeure Event.

6.4	Step In Rights upon Force Majeure Event

(a)	If, as a result of a Force Majeure Event, an Emergency occurs, the Operator shall be entitled to exercise and enforce its Step In Rights for as long as the Force Majeure Event may continue.

(b)	If, as a result of a Force Majeure Event (whether or not it gives rise to an Emergency), the Service Provider is unable for more than 2 calendar weeks to perform any of its obligations under this Agreement, the Operator shall be entitled to terminate this Agreement by written notice to the Service Provider.

7.	Warranties

7.1	Service Providers’ warranties

The Service Provider warrants to the Operator that:

(a)	(power): the Service Provider has full power and authority to enter into and give effect to this Agreement and to perform its obligations under this Agreement and all steps required to authorise the execution and performance of this Agreement by the Service Provider have been properly taken;

(b)	(binding obligations): this Agreement constitutes its legal, valid and binding obligations, and subject to any necessary stamping and registration, is enforceable in accordance with its terms; and

(c)	(Authorisations): on the Commencement Date, all Authorisations required in connection with the performance by it of this Agreement are in full force and effect, and there has been no material default by it in the performance of any of the terms and conditions of any of those Authorisations.

7.2	Operator’s warranties

The Operator warrants to the Service Provider that:

(a)	(power): the Operator has full power and authority to enter into and give effect to this Agreement and to perform its obligations under this Agreement and all steps required to authorise the execution and performance of this Agreement by the Operator have been properly taken;

(b)	(binding obligations): this Agreement constitutes its legal, valid and binding obligations, and subject to any necessary stamping and registration, is enforceable in accordance with its terms;

(c)	(Authorisations): on the Commencement Date, all Authorisations required in connection with the performance by it of this Agreement are in full force and effect, and there has been no material default by it in the performance of any of the terms and conditions of any of those Authorisations.

7.3	Survival of warranties

The representations and warranties given in clauses 7.1 and 7.2 survive the termination or expiry of this Agreement.

7.4	Reliance on representations

(a)	The Service Provider acknowledges that the Operator has entered into this Agreement in reliance on the representations and warranties given in clause 7.1.

(b)	The Operator acknowledges that the Service Provider has entered into this Agreement in reliance on the representations and warranties given in clause 7.2.

8.	Indemnities

8.1	Service Provider’s indemnity

The Service Provider is liable for and must indemnify and keep indemnified the Operator, its officers, servants, employees and agents against any liability, loss, claim or proceedings whatsoever arising under any statute or at common law in respect of:

(a)	any damage to property, real or personal, including any infringement of third party patents, copyright and registered designs, and

(b)	any injury to persons (including economic loss), including injury resulting in death,

arising out of or in the course of or in connection with a breach by the Service Provider of its obligations under this Agreement or any negligent act or omission of the Service Provider connected with the Diagnostic Imaging Services, except to the extent that such damage or injury is due or contributed by to any act or omission of the Operator or of any officer, servant, employee or agent of the Operator.

8.2	Operator’s indemnity

The Operator is liable for and must indemnify and keep indemnified the Service Provider, its officers, servants, employees and agents against any liability, loss, claim or proceedings whatsoever arising under any statute or at common law in respect of:

(a)	any damage to property, real or personal, including any infringement of third party patents, copyright and registered designs, and

(b)	any injury to persons (including economic loss), including injury resulting in death,

arising out of or in the course of this Agreement by the Operator of its obligations under this Agreement or any negligent act or omission of the Service Provider connected with this Agreement, except to the extent that such damage or injury is due or contributed by to any act or omission of the Service Provider or of any officer, servant, employee or agent of the Operator.

8.3	Limitation on liability

Neither party will be liable for any consequential, indirect or punitive loss, damage, cost or expense whatsoever (including, without limitation loss of profits).

8.4	Survival of obligations

The indemnities in clauses 8.1 and 8.2 and the limitation in clause 8.3 survive the termination or expiry of this Agreement.

9.	Insurance

(a)	The Service Provider must at its own expense obtain and maintain for the Term insurance in such types and amounts and covering such risks as are described in:

(i)	Item 1 of Schedule 6 where the parties have entered into a Lease; and

(ii)	Item 2 of Schedule 6 where the parties have not entered into a Lease.

(b)	The Operator must at its own expense obtain and maintain for the Term insurance in such types and amounts and covering such risks as are described in Item 3 of Schedule 6.

10.	Confidentiality

10.1	Confidentiality

Subject to clause 10.2, no party may:

(a)	disclose any Confidential Information;

(b)	use any Confidential Information in any manner which may cause or be calculated to cause loss to the other party; or

(c)	make any public announcement or issue any press release regarding this Agreement or the transactions contemplated by it,

and each party must use its best endeavours to ensure that none of its officers, servants, employees or agents:

(d)	disclose any Confidential Information;

(e)	use any Confidential Information in any manner which may cause or be calculated to cause loss to the other party; or

(f)	make any public announcement or issue any press release regarding this Agreement or the transaction contemplated by it.

10.2	Permitted disclosure

A party may disclose, and may permit its officers, servants, employees and agents to disclose, any Confidential Information:

(a)	with the prior written consent of the other party;

(b)	if it is required to do so by law or by any recognised stock exchange on which its shares or the shares of or any Related Body Corporate are listed;

(c)	if the Confidential Information has come within the public domain, other than by a breach of this clause 10 by a party, or has come within the possession of that party otherwise than in the course of dealing between the parties as contemplated by this Agreement;

(d)	to the party’s professional advisers; and

(e)	if it required to do so by a Governmental Agency.

10.3	Return of Confidential Information

(a)	Upon the termination of this Agreement, either party may demand the return to it of all material documents and other things comprising the Confidential Information that it has disclosed to the other party and any copies thereof.

(b)	A party must comply with a demand under paragraph (a) of this clause as soon as practicable after receipt of the demand.

10.4	Privacy Legislation

The Service Provider must ensure that its staff, agents and sub-Service Providers are made aware of the provisions of the Privacy Act 1998 (Cth) and any applicable State legislation which relates to the unlawful disclosure of patient information and that they comply with that section.

10.5	Survival of obligations

The parties’ obligations under this clause 10 survive termination or expiry of this Agreement.

11.	Termination

11.1	Termination by Operator

The Operator may terminate this Agreement immediately by notice to the Service Provider if:

(a)	the Service Provider materially breaches this Agreement in respect of a matter which does not, or will not, affect the quality of patient care at the Hospital and does not remedy the breach within 30 Business Days of receipt of written notice from the Operator specifying the breach and requiring its remedy;

(b)	the Service Provider materially breaches this Agreement in respect of a matter which affects, or will affect, the quality of patient care at the Hospital and does not remedy the breach within 7 calendar days of receipt of written notice from the Operator specifying the breach and requiring its remedy;

(c)	the Service Provider ceases providing the Diagnostic Imaging Services;

(d)	the Service Provider ceases carrying on the business of providing services similar to the Diagnostic Imaging Services;

(e)	the Service Provider becomes an externally administered body corporate (as that term is defined in the Corporations Act);

(f)	the Service Provider is or becomes unable to pay its debts when they are due or is deemed to be unable to pay its debts within the meaning of the Corporations Act;

(g)	an administrator is appointed or a resolution is passed or any steps are taken to appoint, or to pass a resolution to appoint, an administrator to the Service Provider; or

(h)	an application or order is made for the winding-up or dissolution of the Service Provider or a resolution is passed or any steps are taken to pass a resolution for the winding-up or dissolution of the Service Provider otherwise than for the purpose of an amalgamation or reconstruction which has the prior written consent of the Operator.

11.2	Termination by Service Provider

The Service Provider may terminate this Agreement immediately by notice to the Operator if:

(a)	the Operator breaches this Agreement and does not remedy the breach within 30 Business Days of receipt of written notice from the Service Provider specifying the breach and requiring its remedy;

(b)	the Operator ceases to operate the Hospital;

(c)	the Operator ceases carrying on the business of operating hospitals;

(d)	the Operator becomes an externally administered body corporate (as that term is defined in the Corporations Act);

(e)	the Operator is or becomes unable to pay its debts when they are due or is deemed to be unable to pay its debts within the meaning of the Corporations Act;

(f)	an administrator is appointed or a resolution is passed or any steps are taken to appoint, or to pass a resolution to appoint, an administrator to the Operator; or

(g)	an application or order is made for the winding-up or dissolution of the Operator or a resolution is passed or any steps are taken to pass a resolution for the winding-up or dissolution of the Operator otherwise than for the purpose of an amalgamation or reconstruction which has the prior written consent of the Service Provider.

11.3	Termination by Service Provider for change in nature of business at Hospital

(a)	The Service Provider may, by 30 days written notice to the Operator, terminate this Agreement if the areas of medical practice provided at the Hospital have substantially changed in nature from those areas of practice provided at the date of this Agreement, taking into account the number of beds available to patients, the numbers of Practitioners accredited to the Hospital and the areas of speciality in which those Practitioners accredited to the Hospital practice.

(b)	If the Operator receives notice from the Service Provider pursuant to clause 11.3(a) and, on reasonable grounds, disputes that there has been a substantial change in nature from the areas of practice provided at the Hospital between the date of this Agreement and the date of that notice, the Operator may refer the dispute to an expert appointed in accordance with clause 11.l(c) for determination.

(c)	The expert referred to in clause 11.1(b) (“Expert”) must be a partner from a law firm of at least 30 partners, agreed in writing by the parties or in the event that the parties are not able to agree upon such an expert within 5 Business Days of the Operator giving notice that it disputes the Service Provider’s notice of termination, the Expert will be appointed by the President for the time being of the Law Institute of Victoria or his or her nominee.

(d)	The parties are entitled to:

(i)	make a written submission to the Expert within 5 Business Days of the date of appointment of the Expert; or

(ii)	provide a response to the Expert in respect of the other’s submissions within 5 Business Days of receipt of their submission.

(e)	The Expert must:

(i)	act as an expert and not as an arbitrator and his or her written determination will be final and binding on the parties in the absence of manifest error; and

(ii)

determine whether or not there has been a substantial change in nature from the areas of practice provided at the Hospital between the date of this Agreement and the date of the Service Provider’s notice of termination, within 10 Business Days of the date of appointment of the Expert.

(f)	The costs of the Expert are to be borne in the manner determined by the Expert.

11.4	Termination of Lease

Either party may terminate this Agreement immediately by notice to the other party if the Lease is validly terminated (other than a surrender of the Current Lease upon the acceptance of a New Lease Offer under clause 10.4 of the Current Lease).

11.5	Termination for Force Majeure Event

Subject to clauses 6.4 and 12, either party may terminate this Agreement immediately by notice to the other party if a Force Majeure Event continues for at least 6 months.

11.6	Consequences of termination

If this Agreement is terminated under clause 11 or terminates by effluxion of time:

(a)	neither party is liable to the other under this Agreement except:

(i)	under clause 5, 7, and 8; and

(ii)	in respect of any breach of this Agreement occurring before termination; and

(b)	each party must:

(i)	promptly return to the other all Confidential Information of the other party in its possession, power and control; and

(ii)	not retain such Confidential Information or reproduce it after the termination of this Agreement except where that party is required by law to retain or reproduce any such Confidential Information.

12.	Step In Rights

12.1	Operator’s step-in rights

(a)	If an Emergency occurs, the Operator is entitled to step in and take control of the Diagnostic Imaging Services by giving a notice to the Service Provider in accordance with clause 12.l(b) and the Step in Period then commences.

(b)	The Operator may exercise any of its rights pursuant to clause 12.1(a) without notice, but must give the Service Provider notice as soon as possible after its has exercised its rights under clause 12.1(a).

(c)	Exercise of a right by the Operator under clause 12.1(a) does not terminate either this Agreement or the obligations of the Service Provider to perform this Agreement according to its terms.

(d)	During the Step In Period, the Service Provider must perform and observe its obligations under this Agreement subject to the absolute control of the Operator. That control extends both to the manner and method of performance. If requested by the Operator, the Service Provider will cease to provide the Diagnostic Imaging Services, or such of them as the Operator specifies. Directions given by the Operator must be consistent with accepted professional standards or standards recognised by the relevant learned college in Australia for radiologists.

(e)	The Operator is entitled to procure a third party to provide the Diagnostic Imaging Services or any part of them during the Step In Period.

(f)	The Step In Period concludes when the matter giving rise to the exercise of its rights has resolved (“Step In End Date”).

12.2	Operator’s rights on termination or during a Step In Period

(a)	If the Operator exercises its Step In Rights pursuant to clause 12.1, the Operator may do any or all of the following during the date of termination or date of exercise of Step In Rights and the Step In End Date:

(i)	take possession of the any equipment, consumables and supplies owned or supplied by Service Provider (if any), to the extent necessary to provide the Diagnostic Imaging Services;

(ii)	direct the actions of people who are engaged by the Service Provider to provide the Diagnostic Imaging Services as though the Operator were the employer of those people provided such directions are consistent with accepted professional standards or standards recognised by the relevant learned college in Australia for radiologists, and the Service Provider must ensure such directions are observed by those people who are engaged by the Service Provider to provide the Diagnostic Imaging Services;

(iii)	take over the operation of any contracts for the provision of the Diagnostic Imaging Services, or any part of the Diagnostic Imaging Services, between the Service Provider and any sub-Service Providers insofar as the contracts concern the Hospital, subject to the consent of the sub-Service Providers;

(iv)	take delivery of any materials or supplies ordered by the Service Provider on the same terms and conditions as if the Operator had placed the order;

(v)	take possession of and have the use of any equipment which is leased by or the subject of finance arrangements to the Service Provider and which relates to the Diagnostic Imaging Services, subject to the consent of any lessor or financier; and

(vi)	take such further actions as may be available to the Operator pursuant to this Agreement or at law.

(b)	Nothing in this clause 12.2 is to be construed as limiting the rights of either party at law.

12.3	Indemnity in respect of Step In Rights

The Service Provider must continue to indemnify and keep indemnified the Operator against every cost and expense and liability which arises during the Step In Period in relation to the provision of the Diagnostic Imaging Services to the extent such cost, expense or liability exceeds the amount that would have been payable by the Operator to the Service Provider in connection with those Diagnostic Imaging Services:

(a)	provided that the Operator must act with reasonable care in the exercise of its Step In Rights during the Step In Period; and

(b)	except to the extent that any such cost and expense, legal claim and liability arises as a result of a negligent act or omission of the Operator.

13.	GST

13.1	Addition of GST

Subject to this clause 13, if GST is payable on any taxable supply made under this Agreement by a Party (referred to in this clause 13 as the supplying party) to the other Party (referred to in this clause 13 as the receiving party) and the consideration provided under any other provision of this Agreement for that taxable supply is not stated to be inclusive of GST, the receiving party must pay, in addition to and at the same time as that consideration is payable or to be provided for the taxable supply, and additional amount calculated by multiplying that consideration (without deduction or set-off but excluding any consideration that is stated to be inclusive of GST) by the prevailing GST rate.

13.2	Tax Invoice

The receiving party is not required to pay any amount payable under this Agreement for a taxable supply to the supplying party unless the supplying party has made demand for payment by means of a tax invoice.

13.3	Adjustment

If the amount recovered by the supplying party from the receiving party on account of GST pursuant to clause 13.1 differs from the amount of GST payable at law by the supplying party in respect of the supply (excluding any consideration that is stated to be inclusive of GST in determining the amount of GST payable), the supplying party will provide a corresponding refund or credit to, or will be entitled to receive the amount of that difference from, the receiving party. The supplying party must provide the receiving party with an adjustment note within 7 days of becoming aware of any GST adjustment.

13.4	Payments Calculated by Reference to Costs, Expenses or Other Amounts

Any consideration that is required to be provided under this Agreement that is calculated by reference to a cost, expense, or other amount paid or incurred will be limited to the total cost, expense or amount less the amount of any input tax credit to which an entity is entitled for its acquisition to which that cost, expense or other amount relates.

13.5	Interpretation

(a)	Except where the context suggests otherwise, terms used in this clause 13 have the meanings given to those terms by the A New Tax System (Goods and Services Tax) Act 1999.

(b)	Any part of a supply that is treated as a separate supply for GST purposes (including attributing GST payable to tax periods) will be treated as a separate supply for the purposes of this clause 13.

14.	Disputes

14.1	Notice

If there is a Dispute between the parties, a party may give to the other party notice in writing:

(a)	specifying that a Dispute has arisen; and

(b)	identifying the subject matter of the Dispute in adequate detail.

14.2	Meeting of chief executive officers

Within 10 Business Days after receipt of a Dispute Notice, each of the parties must procure its chief executive officer (or a delegate of the chief executive officer agreed to by the other party) meet and negotiate in good faith with each other to resolve the Dispute expeditiously and informally.

14.3	Mediation

(a)	If resolution of the dispute is not achieved within 5 Business Days after the first convening of the meeting referred to in clause 14.2 each of the parties must ensure that the Dispute is referred to mediation at Melbourne to be administered by the Australian Commercial Dispute Centre or another mediation organisation:

(i)	will appoint a mediator to facilitate the negotiation by the parties of a resolution of the Dispute; and

(ii)	arrange a conference between the parties in the presence of that mediator with a view to the resolution of the Dispute.

(b)	Each party must ensure that its representatives attends at any conference referred to in sub-paragraph (a)(ii) of this clause.

(c)	At any mediation conference referred to in sub-paragraph (a)(ii) of this clause the mediation will be conducted under and in accordance with such procedures and rules as may be agreed between the parties and, failing agreement, in accordance with the mediation rules of the mediation organisation in force at the date of the mediation.

(d)	Evidence of anything said, documents presented to, admissions made or matters raised in the course of any conference with the mediator will be confidential to the parties and the mediator and will not, unless the parties consent, be admissible in any subsequent litigation proceedings.

(e)	Failing any agreement to the contrary between the parties, the costs of the mediation will be shared equally between the parties.

14.4	Continuing obligations

Despite the submission of a Dispute to the procedure under this clause 14, the parties must continue to perform their obligations under this Agreement.

15.	Assignment and subcontracting

15.1	Assignment or subcontracting by Service Provider

(a)	The Service Provider may:

(i)	assign, novate or otherwise transfer any of its rights or obligations under this Agreement; or

(ii)	sub-contract the performance of all or any of its obligations under this Agreement,

to a Related Body Corporate upon written notice to the Operator and without the prior written approval of the Operator.

(b)	The Service Provider must not other than as permitted in paragraph (a):

(i)	assign, novate or otherwise transfer any of its rights or obligations under this Agreement; or

(ii)	sub-contract the performance of all or any of its obligations under this Agreement,

without the prior written consent of the Operator which consent will not be withheld by the Operator where the Operator is reasonably satisfied that the assignee, novatee, transferee or subcontractor is a respectable and solvent person, capable of performing the Service Provider’s obligations under the Agreement.

15.2	Assignment by Operator

The Operator must not assign, novate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Service Provider which consent will not be withheld by the Service Provider where the Service Provider is reasonably satisfied that the assignee, novatee or transferee is a respectable and solvent person, capable of performing the Operator’s obligations under the Agreement.

16.	Restraint on employment of the other party’s employees

16.1	Definitions in this clause

The following definitions apply in this clause 16.

“Restraint Area” means each of the following:

(a)	Australia;

(b)	the Relevant State;

(c)	(i) 500 kilometres;

(ii)	400 kilometres;

(iii)	300 kilometres;

(iv)	200 kilometres;

(v)	100 kilometres;

(vi)	50 kilometres,

from the Premises.

“Restraint Period” means:

(a)	during the Term and for 12 months after the expiration or termination of this Agreement;

(b)	during the Term and for 6 months after the expiration or termination of this Agreement;

(c)	during the Term.

16.2	Undertaking

A party must not, and must make sure that none of its Related Bodies Corporate or any entity it controls must not, during any of the Restraint Periods within any of the Restraint Areas, or solicit or endeavour to employ or engage or obtain the services of any person who is, or was, an employee, consultant or contractor of the other party at any time during the Term.

16.3	Restraints cumulative

Each of the restraints in clause 16.2 resulting from the various combinations of the Restraint Periods and the Restraint Areas is a separate, severable and independent restraint and:

(a)	clause 16.2 applies to each of those restraints; and

(b)	the invalidity or unenforceability of any of the restraints in clause 16.2 does not affect the validity or enforceability of any of the other restraints in that clause.

16.4	Restraints reasonable

The parties acknowledges that each of the restraints in clause 16.2 is reasonable in its extent (as to duration, geographical area and restrained conduct) having regard to the interests of each party to this Agreement and goes no further than is reasonably necessary to protect each party’s interests as a hospital operator in the case of the Operator and a provider of pathology services in the case of the Service Provider.

17.	Formalising Schedules

(a)	The parties acknowledge that:

(i)	this Agreement reflects the informal arrangements between the parties in respect of the Hospital at the date of this Agreement; and

(ii)	the matters set out in Schedules 1 to 5 (inclusive) are incomplete at the date of this Agreement and the matters to be finalised and/or completed in those Schedules will differ in respect of certain of the hospitals listed in Schedule 7.

(b)	The parties undertake to use their best endeavours and act in good faith to finalise and complete (by written agreement) the contents of Schedules 1 to 5 (inclusive) to reflect the informal arrangements in place at the date of this Agreement between the Operator (or its Related Bodies Corporate) and the Service Provider (or its Related Bodies Corporate) in respect of the provision of diagnostic imaging services to the hospitals listed in Schedule 7 as soon as practicable after the date of this Agreement.

(c)	Unless and until Schedules 1 to 5 (inclusive) are finalised and completed in accordance with clause 17(b), to the extent that any provision or part of this Agreement refers to a matter described in a Schedule in respect of a hospital listed in Schedule 7, that Schedule shall be deemed to contain a description of the informal arrangements which were being performed by the parties in respect of that hospital at the date of this Agreement.

18.	General

18.1	Further acts

Each party will promptly do and perform all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by any other party to give effect to this Agreement.

18.2	Notices

(a)	Any notice, demand, consent or approval (collectively notice) under this Agreement must be:

(i)	in writing; and

(ii)	given to or served on (as applicable):

A.	the Service Provider, by being left at its registered office or being posted by registered post to the Service Provider at its registered office and marked for the attention of the company secretary; and

B.	the Operator, by being left at the Operator’s registered office or at its principal place of business in the Relevant State(in the case of a company) or the last known private address (in the case of an individual), or by being posted by registered post to the Operator at the Operator’s office, principal place of business or private address (as applicable).

(b)	A notice, if posted, is taken as duly served at the expiry of 3 Business Days after the date of posting. In proving it has been given, it is sufficient to prove that the envelope containing the notice was properly addressed, stamped and registered and put into a post office box in Australia.

(c)	A notice given by a company may be sealed by the company or signed on its behalf by the manager, the company secretary, other authorised officer of the company or its solicitors.

18.3	Expenses

(a)	Each party must pay its own legal costs of and incidental to the preparation and completion of this Agreement.

(b)	The parties agree to share equally any stamp duty payable under this Agreement.

(c)	The Service Provider must pay the Operator’s proper and reasonable legal costs:

(i)	on any application for the Operator’s consent under this Agreement;

(ii)	of or incidental to any breach or default by the Service Provider under this Agreement; and

(iii)	of or incidental to the valid exercise or valid attempted exercise of any right, power or remedy of the Operator under this Agreement.

18.4	Jurisdiction

(a)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of the Relevant State, and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating in any way to this Agreement.

(b)	Each party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within paragraph (a) of this clause.

18.5	Amendments

This Agreement may only be varied by a document signed by or on behalf of each of the parties.

18.6	Waiver

No waiver by a party of one breach of any obligation contained or implied in this Agreement operates as a waiver of another breach of the same or of any other obligation contained or implied in this Agreement.

18.7	Non merger

None of the terms or conditions of this Agreement nor any thing done under or in connection with this Agreement or any other agreement between the parties will operate as a merger of any of the rights and remedies of the parties under this Agreement or under that other agreement, all of which will continue in full force and effect.

18.8	Counterparts

This Agreement may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes an original of this Agreement, all of which together constitute one agreement.

18.9	Indemnities

(a)	Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, completion or expiration of this Agreement.

(b)	It is not necessary for a party to incur expense or to make any payment before enforcing a right of indemnity conferred by this Agreement.

18.10	Severability

If the whole or any part of a provision of this Agreement is void, unenforceable or illegal it is severed. The remainder of this Agreement continues to have full force and effect.

18.11	Entire agreement

To the extent permitted by law, in relation to the subject matter of this Agreement, this Agreement and the Lease:

(a)	embody the entire understanding of the parties, and constitute the entire terms agreed on between the parties; and

(b)	supersede any prior written or other agreement between the parties.

18.12	Survival of certain provisions

(a)	Clauses 5, 7, 9 and this clause 18.12 will survive rescission or termination of this Agreement.

(b)	If this Agreement is rescinded or terminated, no party will be liable to any other party except:

(i)	under 5, 7, 9 and this clause 18.12; or

(ii)	in respect of any breach of this Agreement occurring before rescission or termination.

Schedule 1

Items

1.	[Public / Private] Hospital

2.	Current Premises

2A.	Lease	[The lease dated on or about the date of this Agreement between the Operator as lessor and the Service Provider as lessee in respect of the Premises and any renewal or holding over of that lease in accordance with its terms.] or [Nil]

3.	Commencement Date	The commencement date of the Lease or, if no Lease has been entered by the parties (or their respective Related Bodies Corporate in respect of the Hospital), the date of this Agreement.

4.	Expiry Date	The expiry date under the Lease or, has been entered by the parties (or their respective Related Bodies Corporate in respect of the Hospital), the date which is the day before the 5 year anniversary of the Commencement Date.

5.	Option Term	The term of any extension option under the Lease or, if no Lease has been entered by the parties (or their respective Related Bodies Corporate in respect of the Hospital), 5 years

6.	Qualifications and attributes of [imaging specialists]	[e.g. Must be registered to practice medicine in the Relevant State; Must be credentialed to work at the Hospital;

These are Service Provider qualities not for imaging specialists to comply with.

Must have appropriate post-graduate qualifications recognised by National Specialist Qualification Advisory Committee, RANZCR, the Interventional Radiology Society of Australia or ANZAPNM;

Must be able to meet the service requirements of the Operator in terms of modalities, reporting and interventional capability;

Must possess innovative development and interest in new technologies and new clinical direction;

Must be able to develop co-operative services with other clinical specialists to optimise clinical outcome; and

Must be able to assist with the development of the educational and research requirements of the Operator.]

7.	Working Hours	The hours of [8.00 am to 5.30 pm] on Business Days.

Schedule 2

Diagnostic Imaging Services

[To be finalised in respect of each hospital listed in Schedule 7:

The Service Provider must provide to public and private patients referred by Practitioners radiology services (and associated diagnostic imaging services) in accordance with the generally accepted standards for public hospital practices in Australia (including the Australia and New Zealand College of Radiology Guidelines, as updated from time to time), including:

•	[General radiology including mobile x-ray and image intensifier services.

•	Ultrasound (with dopler facility)

•	CT

•	OPG

•	MRI

•	Mammography

•	Screening

•	ERCP facilities

•	Nuclear Medicine]

[The Service Provider will ensure that an Imaging Specialist is available during the Working Hours. ]

or

[The Service provider must ensure that:

(i)	an Imaging Specialist is on-call at all times during On Call Hours; and

(ii)	Imaging Technologists are available during On Call Hours to attend for urgent procedures, provided that no intravenous contrast procedures will be performed during On Call Hours.]

Schedule 3

Performance Criteria

[To be finalised in respect of each hospital listed in Schedule 7:

Reporting results

A medical imaging procedure or radiological investigation may only be performed upon receipt of a request form or an authorisation from a registered medical practitioner.

Images may be interpreted by a medical practitioner who is not a medical imaging specialist. However, all images must be reported by a medical imaging specialist.

Reports must be available within 24 hours after interpretation. Reports must be able to be made part of the patients’ medical record and must be provided in hard copy or in an accessible storage system.

The medical imaging specialist must consult with the treating medical practitioner immediately when there are critical or unexpected findings.

Information technology system

The Service Provider’s information technology systems must be inter-operable with those of the Hospital and data integrity and security must be ensured at all times.

Radiation safety

The Service Provider is responsible for implementation of radiation safety principles. Persons working with ionising radiation emitting substances or equipment must have their radiation exposure measured in accordance with statutory requirements. Results must be recorded.

The Service Provider must provide instruction in safety precautions for the protection of patients.

The Service Provider must ensure rooms and equipment are assessed at intervals by an appropriate, qualified person to ensure image quality is maximised and radiation hazards are minimised. Records of assessments must be retained by the Service Provider.

Guidelines for imaging procedures

A manual of guidelines for imaging procedures must be available for referring medical practitioners.

The guidelines must at least include:

•	Scheduling of imaging examinations

•	Imaging examinations in areas other than the imaging department

•	Administration of diagnostic agents

•	Care of patients having special needs including those critically ill and those needing isolation

•	Radiographic contrast media reaction

•	Cardiopulmonary arrest and other emergencies.

Clinical support

The Service Provider must ensure its radiologists:

•	Consult with medical practitioners accredited to the Hospital about the selection and interpretation of appropriate medical imaging

•	Use best endeavours to ensure continuity of care

•	Where appropriate recommend new tests and improved techniques and implement and evaluate them if the organisation agrees.

Quality standards

The Service Provider must continually meet or satisfy:

•	ACHS standards relevant to diagnostic imaging

•	ISO 9000 standards

•	Royal Australian and New Zealand College of Radiologists requirements and guidelines

•	ANZAPNM standards

•	State and Commonwealth health department requirements.

Financial arrangements

The Service Provider must ensure that all financial arrangements comply with the Health Insurance Act 1973.

Performance measures

For clinically non-urgent reports that are reported on:

•	a Business Day, at least [ ]% of the completed films must be reported and returned to the referrer by 5pm on the next Business Day; and

•	a day other than a Business Day all reports on available films must be completed by 5pm on the next Business Day,

unless the Service Provider or a representative of the Service Provider determines, in its absolute discretion, that a report requires further clinical review and such decisions are communicated to the referring medical practitioner or Hospital personnel.

Clinically urgent procedures must be commenced within 1 hour from the time the patient is presented to the Medical Imaging Department for at least [    ]% of requests per annum.

On call response time 90% response within 1 hour (for specialist only requested procedures).

Random review and cross audit of reports is expected in at least [    ]% of the films.

All clinically urgent interventional procedures for patients must be commenced by 5 p.m. on the next Business Day following a request. Where there is doubt, the radiologist must discuss and request confirmation from the patient’s treating medical practitioner that the investigation is required.

Referrer and other customer surveys must be carried out at least once a quarter by the Service Provider to gauge satisfaction of the services provided. Parameters of the survey will be determined by the Hospital and the Service Provider. Appropriate action will be taken to address the findings on the basis that a 90% satisfaction rating is to be attained.

The number of valid complaints against the Service Provider its staff or agents must be monitored and taken into consideration for assessment of quality a [    ]% satisfactory resolution is required.

Within 24 hours, the Service Provider must notify the Hospital in writing of any adverse clinical event in respect services or the premises in which the contractor is involved. An adverse clinical event is an unintentional injury or complication to any person that results in disability, death or prolongation of a hospital stay and is caused by health care management and not the person’s disease.]

Schedule 4

Rates

[To be finalised in respect of each hospital listed in Schedule 7:

[Where agreements with HCF apply:

[For Public Hospitals:]

1.	Rates for Patient Diagnostic Imaging Services

(a)	The rates chargeable by the Service Provider to the Operator for the Patient Diagnostic Imaging Services shall be the Commonwealth Medicare Benefits Schedule (as that schedule is amended from time to time).

(b)	The rates chargeable by the Service Provider to the Operator for the Patient Diagnostic Imaging Services which are not listed in the Commonwealth Medicare Benefits Schedule (as that schedule is amended from time to time) are [ ].

2.	Billing Procedures in respect of payment of Service Provider and collection of moneys from Governmental Agencies and / or patients

[    ]]

3.	Rates for Hospital Diagnostic Imaging Services

[    ]

[Where agreements with HCF apply:

[For Private Hospitals:]

4.	Rates for Patient Diagnostic Imaging Services

(a)	The rates chargeable by the Service Provider to [the patient / Operator] for the Patient Diagnostic Imaging Services shall be the Commonwealth Medicare Benefits Schedule (as that schedule is amended from time to time).

(b)	The rates chargeable by the Service Provider to the Operator for the Patient Diagnostic Imaging Services which are not listed in the Commonwealth Medicare Benefits Schedule (as that schedule is amended from time to time) are [ ]..

5.	Billing Procedures in respect of payment of Service Provider by [patient / Operator via Governmental Agencies / health funds]]

[    ]

6.	Rates for Hospital Diagnostic Imaging Services

[    ]]

Schedule 5

Special Conditions

[To be finalised in respect of each hospital listed in Schedule 7:

[The Operator shall ensure that the Hospital maintains its standard as a tertiary level private/public hospital.]

[The Operator must bill on behalf of the Service Provider for any procedures undertaken including any consumable costs in the Medical Imaging Department which are classified as theatre banded cases and must pay to the Service Provider 95% of all amounts received by the Operator as the Service Provider’s agent in respect of such procedures.]

Schedule 6

Insurance

[To be finalised in respect of each hospital listed in Schedule 7:

1.	Where the parties have entered into a Lease, the Service Provider must procure and maintain the following insurances for the Term with a reputable insurer approved by the Operator (which approval shall not be unreasonably withheld):

(a)	[ ]

2.	Where the parties have not entered into a Lease, the Service Provider must procure and maintain insurances for the Term with a reputable insurer approved by the Operator (which approval shall not be unreasonably withheld)as reasonably requested by the Operator and such insurances shall:

(a)	have an initial currency of at least 12 months and be continuously maintained during the term of this Agreement;

(b)	include professional indemnity insurance/medical malpractice having a minimum limit of liability/indemnity of $20 million for any one claim with an annual aggregate of $40 million or such higher amount as may be agreed between the parties from time to time; and

(c)	provide indemnity in respect of injury, loss or damage caused by or arising out of the use of diagnostic equipment or procedures;

(d)	not include any exclusion relating to human immune-deficiency virus or acquired immune deficiency syndrome;

(e)	include public and products liability insurance having a minimum limit of liability of not less than $20 million for any one occurrence and a minimum of $20 million in the aggregate in respect of products;

(f)	include workers compensation insurance for all employees in accordance with and as required under workers compensation legislation in force in the Territory;

(g)	at the Commencement Date and on each anniversary of the Commencement Date the Service Provider must provide to the Operator copies of certificates of currency; and

(h)	the Service Provider must comply with its obligations to take out and maintain workers compensation and employers liability insurance.

3.	The Operator must procure and maintain the following insurances for the Term with a reputable insurer approved by the Service Provider (which approval shall not be unreasonably withheld):

(a)	[ ].]

Schedule 7

Hospitals forming part of the Hospitals Assets

Port Macquarie Base Hospital

Executed as an Agreement.

Signed for and on behalf of Mayne Group Limited ABN 56 004 073 410 by its Attorneys under Power of Attorney dated 30 January 2002 each of whom declares that he or she holds the office in Mayne Group Limited indicated under his or her signature and that he or she has no notice of the revocation of the Power of Attorney	Mayne Group Limited ABN 56 004 073 410 by its Attorneys:

Signature of Attorney

Name of Attorney in full

Office

Signature of Attorney

Name of Attorney in full

Office

Executed by [ ] or in the presence of:

Signature of Director	Signature of Secretary/other Director

Name of Director in full	Name of Secretary/other Director in full

Annexure B

Trust Deed

CLAYTON UTZ

Declaration of Trust

Mayne Group Limited

ACN 004 073 410

If you have any questions about the details of this document please contact Allan Blaikie on + 61 2 9353 4000

Clayton Utz Lawyers

Levels 22-35 No. 1 O’Connell Street Sydney NSW 2000 Australia

PO Box H3 Australia Square Sydney NSW 1215

T + 61 2 9353 4000 F + 61 2 8220 6700

www.claytonutz.com

Our reference 201/13327//21724491

Liability limited by the Solicitors Scheme, approved under the Professional Standards Act 1994 (NSW) and by our Terms of Engagement

1.	Definitions		1

	1.1	Definitions	1
	1.2	Interpretation	5
	1.3	Umbrella Deed and Asset Sale Agreement Definitions	5

2.	The Trust		5

3.	Beneficial interest of Unit Holders		5

	3.1	Classes of Units	5
	3.2	Unit Holders	5
	3.3	Interest of Capital Unit Holder	6
	3.4	Interest of Income Unit Holder	6
	3.5	Restrictions on Transfer	6
	3.6	Restrictions on variation of rights	6

4.	Operating Loss Loan		6

	4.1	Operating Loss	6

5.	Register of Unit Holders		6

	5.1	Register	6
	5.2	No recognition of trusts	7

6.	Certificates		7

	6.1	Issue of Certificates	7
	6.2	Effect of Unit Certificate	7
	6.3	Damaged Unit Certificates	7
	6.4	Lost Unit Certificates	7

7.	Available Cash Amount and Tax Net Income		8

	7.1	Determination of Available Cash Amount	8
	7.2	Determination of Tax Net Income	8
	7.3	Trustee to make allocations	8
	7.4	Allocation of Tax Net Income	8
	7.5	Distribution of Tax Net Income	8

8.	Cash Surplus Amount and Cash Shortfall Amount		9

	8.1	Cash Surplus Amount	9
	8.2	Cash Shortfall Amount	9

9.	Income of the Trust Fund		10

	9.1	Trust Income	10
	9.2	Payment of expenses	10

10.	Powers of Trustee		10

	10.1	Powers of Trustee	10
	10.2	Trustee may contract with self in other capacities	11

11.	Powers requiring Consent of the Income Unit Holder		12

12.	Exercise of powers		12

	12.1	Trustee resolutions	12
	12.2	Exercise of power or discretion	12
	12.3	Discretions of Trustee	12

	12.4	Liability of Trustee	12
	12.5	Exercise of powers by corporate Trustee	13
	12.6	Indemnity	13
	12.7	Goods and services tax	13

13.	Remuneration and charges		14

	13.1	Remuneration of Trustee	14

14.	Accounts		14

	14.1	Trustee must keep accounts	14
	14.2	Trust Fund Categories	14
	14.3	Financial statements	14
	14.4	Auditor	15
	14.5	Retirement and removal of auditor	15
	14.6	Valuations	15

15.	Transfer of Units		15

	15.1	Entry on the Register	15
	15.2	Formal requirements for registration of transfer	15
	15.3	Issue of new Unit Certificates	16
	15.4	Refusal to register	16
	15.5	All or part of the Units held	16

16.	Redemption of Capital Units		16

	16.1	Redemption request	16
	16.2	Effect of redemption	16
	16.3	Formalities	16
	16.4	Payment of Redemption Price	16

17.	Consent of Income Unit Holder		17

	17.1	Consent or approval	17

18.	Resignation of the Trustee		17

	18.1	Trustee to act continuously	17
	18.2	Resignation in writing	17
	18.3	Vacation of office	17
	18.4	Successor Trustee	17
	18.5	Deed of appointment and retirement	17
	18.6	Vesting on appointment and retirement	18
	18.7	Indemnification of retiring Trustee	18
	18.8	Indemnification of MGL	18
	18.9	Expenses	18

19.	Variation of Trust		18

	19.1	Variation of this Deed	18

20.	Duration and termination of the Trust		19

	20.1	The period of the Trust	19
	20.2	Procedure on termination	19
	20.3	Notice of distribution	19
	20.4	Postponement of sale	19

21	Relationship	19

22	Governing law	20

First Schedule		21

Second Schedule The Mayne No 1 Trust Unit Certificate		23

Third Schedule Deed of Appointment of Successor Trustee		24

This Declaration of Trust is made at Sydney on              2003

By:	Mayne Group Limited ACN 004 073 410 of Level 21, 390 St Kilda Road, Melbourne, Victoria 3004, Australia (“MGL” or the “Trustee”)

Recitals

A.	The trust established pursuant to this Deed shall be known as the Mayne No 1 Trust.

B.	MGL holds the rights, title and interest in the Assets - Seller Group.

C.	By this deed, MGL declares that it will hold its rights, title and interest in the Assets - Seller Group upon trust absolutely for the Capital Unit Holder and the income of the Trust absolutely for the Income Unit Holder on the terms described in this Deed.

1.	Definitions

1.1	Definitions

In this Deed:

“Approved Accounting Standards” means:

(a)	the accounting standards from time to time made by the Australian Accounting Standards Board under the Corporations Act;

(b)	the requirements of the Corporations Act in relation to the preparation and content of financial records; and

(c)	generally accepted accounting principles and practices in Australia, consistently applied, except where inconsistent with the standards or requirements referred to in paragraphs (a) or (b).

“Assets - Seller Group” means individually and collectively:

(a)	the Goodwill - Seller;

(b)	the Fixed Assets - Seller Group;

(c)	the Prepayments - Seller;

(d)	the Intellectual Property Rights - Seller;

(e)	the right to be registered as proprietor of the Business Names - Seller;

(f)	the Business Records - Seller;

(g)	the Trade Debts - Seller;

(h)	the Stock - Seller;

(i)	the Seller’s right, title and interest in the Hospital Business Contracts - Seller;

(j)	the Seller’s right, title and interest in the Equipment Leases - Seller;

(k)	the Seller’s right, title and interest in the Leases - Seller;

(1)	the Seller’s right, title and interest in the Government Contracts; and

(m)	all other assets which are owned by the Seller and used exclusively in the conduct of the Hospital Business but excludes the Excluded Assets.

“Asset Sale Agreement” means the asset sale agreement - Port Macquarie Base Hospital between MGL and the Buyer.

“Assume” in relation to the Buyer means the Buyer must assume, pay, carry out, perform, observe, complete and comply with each and every obligation and Liability as if each and every one of those obligations and Liabilities were (to the extent not already performed) the obligation and Liability of the Buyer.

“Assumed Liabilities” means:

(a)	the Accruals Liability - Seller;

(b)	the Hospital Business Contracts Liability - Seller;

(c)	the Lease Liability - Seller;

(d)	the Equipment Lease Liability - Seller;

(e)	the Trade Creditors Liability - Seller;

(f)	the Independent Contractor Liability; and

(g)	the Employee Liability,

to the extent that they relate to the C&P Hospital Business only and excluding the Excluded Liabilities.

“Available Cash Amount” means the amount by which the cash receipts of the Trust derived from the C&P Hospital Business exceed the cash payments from the Trust in the conduct of the C&P Hospital Business.

“Business Day” means a day, not being a Saturday, Sunday or public holiday, on which banks are generally open for business in the State.

“Buyer” means Port Macquarie Hospital Pry Limited ACN 106 723 399.

“Capital Unit” means a Capital Unit in the Trust referred to in clause 3.

“Capital Unit Holder” means a Unit Holder of a Capital Unit.

“Cash Shortfall Amount” means the amount by which the Tax Net Income exceeds the Available Cash Amount of the Trust.

“Cash Shortfall Loan” means the loan to the Trustee by the Income Unit Holder made pursuant to clause 8.2(a).

“Cash Surplus Amount” means the amount by which the Available Cash Amount exceeds the Tax Net Income of the Trust.

“Cash Surplus Loan” means the loan to the Income Unit Holder by the Trustee made pursuant to clause 8.1(a).

“Consultancy Agreement” means the consultancy agreement between MGL and the Income Unit Holder dated entered into on the Umbrella Completion Date as that term is defined in the Umbrella Deed.

“Disqualified Person” means a person who under the laws relating to mental health applicable to the person is an incapable person, a protected person, a patient, or who is a Mentally Infirm Person.

“Estimate Net Tax Income” has the meaning defined in clause 7.2(b).

“Excluded Liabilities” means any Liabilities of any Seller Group member to the extent that they do not relate to the C&P Hospital Business.

“Exempt Income” has the meaning which applies under the Tax Act.

“Expenses” means any payment, loss, outgoing, provision or any sum of money paid by, or incurred by the Trustee in relation to the Assets - Seller Group.

“Financial Year” in relation to the Trust means the period of 12 months ending on the 30th day of June in any year or such other period that is the year of income of the Trust for the purposes of the Tax Act, provided that:

(a)	the first Financial Year of the Trust is the period commencing on the date of this Deed and ending on the next succeeding 30th day of June which is the year of income of the Trust for the purposes of the Tax Act; and

(b)	the last Financial Year of the Trust is the period to the date of termination of the Trust from the immediately preceding 1st day of July or the commencement of the then year of income of the Trust for the purposes of the Tax Act.

“Government Contracts” has the meaning given to that term in Schedule 2 to the Asset Sale Agreement.

“Hospital Business” has the meaning defined in clause 1.1 of the Asset Sale Agreement.

“Income Unit” means an Income Unit in the Trust referred to in clause 3.

“Income Unit Holder” means a Unit Holder of an Income Unit.

“Issue Price”, in relation to a Unit, means the price for which the Unit is issued, namely $1.00.

“Mentally Infirm Person” means a person who, according to the written opinions of atleast 3 medical practitioners registered to practice medicine in Australia obtained by or lodged with the Trustee, is a person who, through mental infirmity arising from disease, age or other reason, is incapable of managing their affairs.

“Minor” means a person under the age of 18 years.

“Money” includes cash, any currency, negotiable instruments, and amounts on current or deposit accounts at banks or financial institutions.

“Operating Loss” means the amount by which the cash payments from the Trust in the conduct of the C&P Hospital Business exceed the cash receipts of the Trust derived from the C&P Hospital Business.

“Operating Loss Loan” means the loan to the Trustee by the Income Unit Holder pursuant to clause 4.

“Performance Period” has the meaning given by section 974-35(3) of the Income Tax Assessment Act 1997 (Cth).

“Property” means any estate or interest in any real or personal movable or immovable property of any description and wherever situate, and includes without limiting the generality of the foregoing, policies, money and choses in action and also any asset or CGT asset within the meaning applicable under the Tax Act.

“Quarterly Period” means the period of 3 months ending on the 31st of March, 30th day of June, 30th day of September and 31st day of December in each year, except that the first period commencing on the date of this Deed and ending on either the 31st of March, 30th day of June, 30th day of September or 31st day of December next will be a Quarterly Period.

“Redemption Price” means the Issue Price in relation to the Capital Units being redeemed.

“Register” means the Register of Unit Holders established and maintained under clause 6.

“Registered Company Auditor” means a person registered as an auditor or taken to be registered as an auditor under the Corporations Act 2001 (Cth).

“Tax” and “Taxes” includes all taxes, levies, surcharges, surtaxes, imposts, duties, excises and withholdings, whether direct or indirect, by whatever method collected or recovered, together with any penalties, fines, interest or statutory charges.

“Tax Act” means, as the context requires, the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth), the Taxation Administration Act 1953, Income Tax Rates Act 1986 and other ratings Acts, the Income Tax Regulations and related Commonwealth income tax legislation and legislation.

“Tax Net Income” means the net income of the Trust Fund determined pursuant to the provisions of the Tax Act applicable to the Trust after taking into account any carried forward Tax Net Losses.

“Tax Net Loss” means the net loss of the Trust Fund determined pursuant to the provisions of the Tax Act applicable to the Trust.

“Termination Date” means the first to occur of the following dates:

(a)	the date being 80 years from the date this Deed takes effect; or

(b)	any earlier date that the Trustee may determine.

“Trust”	means the trust established by this Deed.

“Trust Fund” means:

(a)	MGL’s rights, title and interest in the Assets - Seller Group;

(b)	all Property paid or transferred to, and accepted by, the Trustee by way of application for Units;

(c)	any Property borrowed or raised by the Trustee to be held on the trusts described in this Deed; and

(d)	all accretions thereto.

“Trust Fund Category” means any category into which the Trustee may, in the keeping of its records, classify any item of the Trust Fund, including without limitation:

(a)	amounts treated by the Trustee as assessable income or allowable deductions for the purposes of the Tax Act;

(b)	amounts not treated by the Trustee as assessable income or allowable deductions for the purposes of the Tax Act;

(c)	amounts treated by the Trustee as capital gains or capital losses for the purposes of the Tax Act; and

(d)	interest, including amounts treated as interest under the Tax Act.

“Trustee” means the trustee of the Trust, initially MGL.

“Umbrella Deed” means the deed between MGL and the Buyer dated 21 October 2003.

“Unit” means a Capital Unit or an Income Unit in the Trust.

“Unit Holder” and “Holder” at any given time means the persons described in the First Schedule as a holder of a Unit.

“Unit Sale Completion” has the meaning defined in clause 21 of the Asset Sale Agreement.

1.2	Interpretation

Clause 1.2 of the Umbrella Deed is taken to be incorporated into this Deed as if set out in full.

1.3	Umbrella Deed and Asset Sale Agreement Definitions

Unless defined in this Deed, words and phrases defined in the Umbrella Deed or the Asset Sale Agreement have the same meaning in this Deed.

2.	The Trust

By this Deed, MGL declares that it will hold the rights, title and interest in the Assets - Seller Group upon trust absolutely for the Capital Unit Holder and the income of the Trust for the Income Unit Holder on the terms described in this Deed.

3.	Beneficial interest of Unit Holders

3.1	Classes of Units

(a)	The Units in the Trust will be divided into two classes: Capital Units and Income Units.

(b)	All Units confer on their Holders the rights and obligations described in this Deed.

3.2	Unit Holders

(a)	Until any transfer of Units pursuant to the Asset Sale Agreement:

(i)	(Capital Unit): MGL is the sole Unit Holder of the Capital Units.

(ii)	(Income Unit): The Buyer is the sole Unit Holder of the Income Units,

(b)	The Unit Holders and each person who becomes a Unit Holder will be deemed to have agreed to become a party to this Deed, and will be entitled to the benefit of and be bound by the terms and conditions of this Deed.

3.3	Interest of Capital Unit Holder

(a)	The beneficial interest in the Trust Fund as originally constituted and as existing from time to time will be vested in the Capital Unit Holder.

(b)	Subject to clauses 3.3(b) and 3.4 each Capital Unit will entitle its Holder to the proprietary or equitable interest in the Trust Fund.

(c)	Each Capital Unit will not entitle its Holder to any right to receive payments or distributions out of the Tax Net Income of the Trust Fund.

3.4	Interest of Income Unit Holder

(a)	Each Income Unit will entitle its Holder to the right to receive payments or distributions out of the Tax Net Income of the Trust Fund.

(b)	Each Income Unit will not entitle its Holder to any proprietary or equitable interest in the Trust Fund.

3.5	Restrictions on Transfer

(a)	The Units are non-redeemable, except if all the Unit Holders and the Trustee from time to time otherwise agree.

(b)	The Capital Units and Income Units may only be transferred pursuant to and in accordance with the terms set out in the Asset Sale Agreement and in accordance with clause 15 of this Deed.

(c)	The Capital Units may only be redeemed in accordance with the terms set out in the Umbrella Deed and in accordance with Clause 17 of this Deed.

3.6	Restrictions on variation of rights

Notwithstanding clause 19.1, the rights attaching to the Units may not at any time be varied, revoked or added to, except if all the Unit Holders and the Trustee from time to time otherwise agree.

4.	Operating Loss Loan

4.1	Operating Loss

If at any time, there is an Operating Loss in respect of the Trust Fund for a Quarterly Period, an Operating Loss Loan shall arise in accordance with the terms of the Asset Sale Agreement.

5.	Register of Unit Holders

5.1	Register

The Trustee will keep a register of Unit Holders (“the Register”) in which the following particulars are entered:

(a)	the names and addresses, and any other details necessary for the identification, of each of the Unit Holders;

(b)	the number and class of Units in respect of which each Unit Holder is registered;

(c)	the date on which each Unit Holder became registered in respect of Units held by the Unit Holder;

(d)	the distinctive numbers or letters of the Unit Certificates held by each Unit Holder;

(e)	the amount paid and the amount unpaid (if any) on each issued Unit;

(f)	the date at which any Unit ceases to be held by a particular Unit Holder; and

(g)	any other details that the Trustee considers necessary.

5.2	No recognition of trusts

The person from time to time entered in the Register as the Holder of a particular Unit will be the only person recognised by the Trustee as entitled to that Unit, Units held by a trustee on a particular trust may be identified in the Register as being held on that trust, but the Trustee will not incur any liability as a result, and will not be affected with notice of the trust. The Trustee will not recognise any Unit Holder as holding any Unit on trust, and the Trustee is not bound by or compelled to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Unit.

6.	Certificates

6.1	Issue of Certificates

The Trustee will issue to every Unit Holder a certificate (“Unit Certificate”):

(a)	in the form of the Unit Certificate set out in the Second Schedule to this Deed, or another form that the Trustee may determine;

(b)	specifying the name and address of the Unit Holder;

(c)	specifying the number and class of Unit to which it relates;

(d)	bearing a distinctive number or letter;

(e)	specifying the amount cumulatively paid and the amount remaining unpaid on each Unit to which it relates; and

(f)	signed by or on behalf of the Trustee.

6.2	Effect of Unit Certificate

A Unit Certificate issued in accordance with clause 6.1 is prima facie evidence that the person named in the Unit Certificate as the Unit Holder is entitled to the Units specified in the Unit Certificate.

6.3	Damaged Unit Certificates

If a Unit Holder delivers to the Trustee a mutilated, worn out or defaced Unit Certificate, the Trustee may, on receiving such evidence and indemnity as it considers adequate, but is not obliged to, cancel the Unit Certificate and issue a replacement Unit Certificate to the Unit Holder.

6.4	Lost Unit Certificates

(a)	A Unit Holder may apply to the Trustee for a replacement Unit Certificate in respect of a Unit Certificate which has been lost or destroyed by giving to the Trustee:

(i)	a statutory declaration by the Unit Holder that the Unit Certificate has been lost or destroyed, and if lost, that proper searches have been made without success; and

(ii)	if the Unit Certificate has been lost, a written undertaking by the Unit Holder to return the Unit Certificate to the Trustee if it is found or received by that Unit Holder.

(b)	The Trustee will issue a replacement Unit Certificate upon receipt of that application.

7.	Available Cash Amount and Tax Net Income

7.1	Determination of Available Cash Amount

The Trustee must determine the Available Cash Amount of the Trust in respect of each Quarterly Period within 20 Business Days of the end of that Quarterly Period.

7.2	Determination of Tax Net Income

(a)	Within 20 Business Days after the end of each Financial Year, the Trustee must determine the Tax Net Income of the Trust for that Financial Year.

(b)	Within 20 Business Days after the end of each Quarterly Period, the Trustee must estimate the Tax Net Income of the Trust for that Quarterly Period (“Estimated Tax Net Income”) at the same time as it calculates the Available Cash Amount for that Quarterly Period under clause 7.1. Such estimate shall be based on the Tax Act and on the basis of professional advice.

7.3	Trustee to make allocations

Having regard to the determinations made under clauses 7.1 and 7.2, the Trustee must make the allocation and/or take such action (as the case may be) as referred to in clause 7.4.

7.4	Allocation of Tax Net Income

(a)	(Present entitlement to and absolute vested interest in Tax Net Income): The Income Unit Holder will be presently entitled to and have an absolute vested interest in the Tax Net Income of the Trust for each Financial Year.

(b)	(Trustee to take appropriate action): The Trustee must take such action as is necessary to ensure (to the extent possible) that any tax liability in respect of the Trust in respect of a Financial Year under Division 6 of Part III of the 1936 Tax Act is borne by the Income Unit Holder and not by the Trustee.

7.5	Distribution of Tax Net Income

(a)	(Payment of Quarterly Amount): Within 20 Business Days from the last day of each Quarterly Period of the Trust, the Income Unit Holder will be entitled to be paid an amount equal to the Estimated Tax Net Income for that Quarterly Period or the Available Cash Amount for that Quarterly Period if the Available Cash Amount for that Quarterly Period is less than the Estimated Tax Net Income for that Quarterly Period.

(b)	(Payment of Annual Amount): If the difference between the Tax Net Income for a Financial Year less the aggregate Estimated Tax Net Income paid to the Income Unit Holder for a Financial Year is:

(i)	a positive amount, the Trustee will apply that amount in repayment of any Cash Surplus Loan and to the extent there is a remaining balance, the Trustee will credit that amount to the account of the Income Unit Holder;

(ii)	a negative amount, that amount will be treated as a Cash Surplus Loan by the Trustee to the Unit Holder pursuant to clause 8.l(a) to the extent of the Cash Surplus Amount for the Financial Year.

(c)	(Satisfaction of entitlements): In order to satisfy the entitlement of the Income Unit Holder to the Tax Net Income of the Trust Fund the Trustee may deal with that Tax Net Income in one or more of the following ways:

(i)	pay any Money to the Income Unit Holder or to such person as the Income Unit Holder directs; or

(ii)	set any Money aside to a separate account in the books of the Trust in the name of the Income Unit Holder, whereupon the Income Unit Holder will be entitled to call for immediate payment of the Money or transfer of the Property at any time and the Income Unit Holder and will be absolutely entitled to all amounts which, in the Trustee’s opinion, are accretions thereto; but

(iii)	in all other respects the Trustee may continue to deal with the Money on trust for the Income Unit Holder in accordance with this Deed; and

(iv)	in the event that the Available Cash Amount is zero or is a negative amount, the Tax Net Income to which the Income Unit Holder is entitled will be applied in repayment of any Cash Surplus Loan and to the extent that there is a remaining balance, the Trustee will credit that amount to the account of the Income Unit Holder.

8.	Cash Surplus Amount and Cash Shortfall Amount

8.1	Cash Surplus Amount

(a)	To the extent that there is a Cash Surplus Amount for each Quarterly Period, the amount of that Cash Surplus Amount shall be paid by the Trustee to the Income Unit Holder as an interest free loan by the Trustee to the Income Unit Holder (“Cash Surplus Loan”).

(b)	The Performance Period of each Cash Surplus Loan must end no later than 10 years from when the funds were first provided.

8.2	Cash Shortfall Amount

(a)	To the extent that there is a Cash Shortfall Amount for each Quarterly Period, such that an amount payable pursuant to clause 7.5 of this Deed during that Quarterly Period, has not actually been paid to the Income Unit Holder, the Cash Shortfall Amount will constitute an interest-free loan to the Trustee by the Income Unit Holder (“Cash Shortfall Loan”).

(b)	The Performance Period of each Cash Shortfall Loan must end no later than 10 years from when the funds were first provided.

9.	Income of the Trust Fund

9.1	Trust Income

The Trustee will collect all income relating to the Trust Fund.

9.2	Payment of expenses

The Trustee will pay out of the income of the Trust Fund all Taxes and proper expenses and outgoings in respect of the Trust Fund under this Deed.

10.	Powers of Trustee

10.1	Powers of Trustee

In addition to all the powers vested in the Trustee by law, by statute, and otherwise by this Deed, the Trustee has all such powers as may be necessary or appropriate to permit the Trustee to conduct the Hospital Business including the power to:

(a)	(apply all or part of Trust Fund): apply all or any part of the Trust Fund in satisfaction of the liabilities which the Trustee may incur in its capacity as Trustee of the Trust subject to clause 12.6;

(b)	(dispose of Property in the ordinary course of business): to dispose of any Property forming part of the Trust Fund in the ordinary course of the conduct of the Hospital Business for such consideration as the Trustee thinks fit;

(c)	(invest): to invest in any form of investment and at any time to vary or transpose any investment;

(d)	(borrow): to borrow Money on any terms (all borrowings become part of the Trust Fund);

(e)	(guarantee, indemnity): to grant a guarantee, indemnity or undertaking, to any person in respect of any existing or future obligation owed to that person by another person;

(f)	(lend): to lend Money to any person on any terms and with or without security, and to execute any mortgage or other document to secure the repayment of such Money;

(g)	(lend to Unit Holders): to lend Money forming part of the Trust Fund to a Unit Holder with or without security and on any terms;

(h)	(carry on business): to carry on any business that the Trustee thinks fit, alone, in partnership or in a syndicate, joint venture, risk participation agreement or other collective enterprise with other persons;

(i)	(employees, managers, contractors and consultants): to employ, contract with or retain any person to assist in or undertake any activity under this Deed;

(j)	(appoint agents): instead of acting personally, to appoint any agent to do any act in relation to the Trust Fund;

(k)	(act on professional opinion): to act on the opinion or advice of or information obtained from any professional adviser and the Trustee will not be responsible for any loss or damage occasioned by acting or not acting in accordance with that opinion, advice or information;

(1)	(real property): in relation to any real property which is part of the Trust Fund to carry out any construction or effect any repairs or improvements;

(m)	(action and proceedings): to institute or defend any action or proceeding which affects the Trust Fund and to conduct the action or proceeding in any manner that the Trustee thinks fit, including by way of settlement;

(n)	(intellectual property rights): to apply for, purchase and otherwise deal in patents, copyright, trade marks and other intellectual property rights and licences thereof;

(o)	(negotiable or transferable instruments): to issue and deal in any way in promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments;

(p)	(option or lease): to take or grant an option to purchase or lease any Property forming part of the Trust Fund for such consideration as the Trustee thinks fit;

(q)	(open accounts): to open and operate any account or accounts with any bank or financial institution;

(r)	(receipts and discharges): to give effectual receipts and discharges for any Money or Property received by the Trustee or otherwise relating to the Trust Fund;

(s)	(Taxes and expenses): to pay all Taxes, costs, charges and expenses in connection with the Property which forms all or part of the Trust Fund or incidental to the management of the Trust Fund or to the exercise of any power, authority or discretion under this Deed, or which the Trustee may at any time incur in carrying out or performing the Trust in its capacity as Trustee or which may be payable by the Trust (treated as an entity), including:

(i)	Taxes and costs, charges and expenses in connection with the preparation and execution of this Deed or the declaration of Trust in respect of the Assets - Seller Group and settlement of any Property on the Trustee;

(ii)	goods and services tax payable in connection with services performed by the Trustee or by the Trust (treated as an entity); and

(iii)	amounts in respect of goods and services tax in respect of any acquisitions by the Trustee or the Trust (treated as an entity),

and, for more abundant caution, it is expressly declared that this clause enures for the benefit of the Trustee from time to time; and

(t)	(insurance): to acquire, maintain and deal in any way with policies of life insurance, insurance in respect of sickness, disability or accident in relation to any person, insurance in respect of Trust Property or any other insurance.

10.2	Trustee may contract with self in other capacities

The Trustee may, in its capacity as Trustee of the Trust, contract or otherwise deal with itself either:

(a)	in its own individual capacity; or

(b)	in its capacity as trustee of another trust.

11.	Powers requiring consent of the Income Unit Holder

Notwithstanding anything to the contrary in this Deed, the Trustee may not exercise any of the following powers without the consent of the Income Unit Holder:

(a)	(resign as Trustee): to resign its trusteeship pursuant to clause 18 except as contemplated in the Asset Sale Agreement;

(b)	(variation of Trust): to exercise the powers to vary the trust pursuant to clause 19;

(c)	(termination of Trust): to terminate the Trust prior to the Termination Date;

(d)	(replacement of Auditor): to remove, appoint or replace the Auditor of the Trust;

(e)	(arms length): to enter into an agreement or arrangement with the Capital Unit Holder or any Related Entity (as defined in the Corporations Act 2001) in respect of:

(i)	the Trust Fund;

(ii)	the Property forming all or part of the Trust Fund; or

(iii)	the Trust

other than an agreement or arrangement contemplated by the Umbrella Deed or the Asset Sale Agreement.

(f)	(settlement): to settle or otherwise conclude any action or proceedings which effects the Trust Fund.

12.	Exercise of powers

12.1	Trustee resolutions

If the Trustee has signed a document containing a statement that the Trustee is in favour of a resolution of the Trustee in the terms set out in the document, a resolution in those terms will be deemed to have been passed by the Trustee on the day.

12.2	Exercise of power or discretion

Subject to this Deed, the Trustee may exercise any power or discretion vested in it orally, by conduct or in any other way.

12.3	Discretions of Trustee

The application of any statutory provisions relating to the exercise by the Trustee of the Trustee’s powers of investment is excluded, to the extent permitted by law.

12.4	Liability of Trustee

(a)	No Trustee will be liable for:

(i)	any loss or damage occasioned by the exercise of any discretion or power conferred on the Trustee by this Deed or by law, or by failure to exercise any discretion or power; or

(ii)	any breach of duty or trust,

except to the extent (if any) that the breach results from the Trustee’s own gross negligence, fraud, lack of good faith, wilful misconduct or breach of the Asset Sale Agreement or the Consultancy Agreement.

(b)	All persons claiming any beneficial interest in, over, or on the Trust Fund will be deemed to take that interest with notice of and subject to the protection conferred on the Trustee by this clause 12.4. No Unit Holder will be entitled to take any action or recover any damages in relation to any breach of trust or duty occurring before his registration as a Unit Holder.

12.5	Exercise of powers by corporate Trustee

Every Trustee which is a corporation may exercise or concur in exercising any discretion or power conferred on the Trustee by this Deed by a resolution of its board of directors or governing body, or may delegate the right and power to exercise or concur in exercising any discretion or power to one or more members of its board of directors or governing body appointed from time to time by that board of directors or governing body for that purpose, and may by a resolution of its board of directors or governing body terminate delegated authority.

12.6	Indemnity

(a)	Without limiting the generality of clause 12.4, the Trustee acting in good faith will be entitled jointly or severally to be indemnified out of the Trust Fund in respect of all the liabilities incurred by the Trustee jointly or severally relating to the execution of any powers, duties, authorities or discretions vested in the Trustee by this Deed, and in respect of all actions, proceedings, costs, claims and demands in relation to any matter or thing done or omitted to be done concerning this Trust except to the extent that the liability arose as a result of the Trustee’s gross negligence, faith, wilful misconduct or wilful breach of the Asset Sale Agreement or the Consultancy Agreement,

(b)	However, the right of the Trustee to be indemnified in respect of any liability incurred by the Trustee or arising in or about the investment and administration of the Trust Fund, in the conduct and management of any business forming part of the Trust Fund, in the acquisition of any investment under any contract entered into by the Trustee, or by reason of the execution of any power, duty, authority or discretion vested in the Trustee, will be limited always to the assets of the Trust Fund in the hands of the Trustee for the time being, and will not extend to enable the Trustee to recover from any Unit Holder or person beneficially entitled to any Unit, any loss or obtain reimbursement for any liability incurred.

12.7	Goods and services tax

(a)	Notwithstanding any other provision in this Deed, any amount payable for a supply made under this Deed which is calculated by reference to a cost, expense or other amount paid or incurred by an entity will, subject to clause (b), be reduced by an amount equal to any input tax credits to which that entity is entitled in respect of that cost, expense or other amount.

(b)	If GST becomes payable in relation to any supply made by the Trustee or an entity (“Supplier”) in connection with this Deed:

(i)	any consideration to be provided under any other provision of this Deed for that supply (“Agreed Amount”) is exclusive of GST;

(ii)	the Supplier is entitled to recover an additional amount from the recipient of that supply (“Recipient”), that amount to be calculated by multiplying the Agreed Amount by the applicable GST rate and the additional amount so calculated shall be payable on demand being made by the Supplier; and

(iii)	the Supplier will provide a tax invoice to the Recipient in respect of that supply no later than 7 days after the additional amount is paid by the Recipient.

(c)	“GST”, “GST law” and other terms used in this clause have any meanings used in the A New Tax System (Goods and Services Tax) Act 1999 (as amended from time to time) or any replacement or other relevant legislation and regulations, except “GST law” also includes any applicable rulings. Any reference to GST payable by the Supplier includes any GST payable by the representative member of any GST group of which the Supplier is a member.

(d)	If the declaration of trust gives rise to a taxable supply (as defined under the GST law) between MGL and the Trust, or between MGL in its personal capacity and MGL in its capacity as Trustee for the Trust, the Trustee and MGL will agree that the supply of the Assets - Seller Group constitutes the supply of a going concern for the purposes of the GST Act.

13.	Remuneration and charges

13.1	Remuneration of Trustee

Subject to the Trustee’s right to be indemnified out of the assets of the Trust Fund pursuant to this Deed, the Umbrella Deed and the Asset Sale Agreement the Trustee will not be entitled to any charge or fee to be paid out of the Trust Fund.

14.	Accounts

14.1	Trustee must keep accounts

The Trustee must establish and maintain proper books of account in relation to the Trust Fund (prepared in accordance with the Approved Accounting Standards generally accepted in the New South Wales and must keep accurate accounts relating to the Trust Fund, including all accounts necessary or appropriate for compliance with the Tax Act.

14.2	Trust Fund Categories

Without limiting clause 14.1, the accounts kept by the Trustee must enable, in a manner determined by the Trustee, the identification and tracing of particular Trust Fund Categories which form part of the Trust Fund and are distributed to the Income Unit Holder, accumulated, or dealt with in any other way.

14.3	Financial statements

Within 20 Business Days after the close of each Financial Year:

(a)	the Trustee will prepare or have prepared a written accounting report prepared in accordance with the Approved Accounting Standards for that period, consisting of a balance sheet, a statement of income and Expenses, a list of assets held at the close of the Financial Year and a statement which sets out the items which gave rise to any Cash Shortfall Amount or Cash Surplus Amount.

(b)	A copy of these reports will be furnished on request to the Income Unit Holder.

14.4	Auditor

(a)	The Trustee may appoint an auditor to examine and ascertain the correctness of the accounts of the Trust Fund.

(b)	Any auditor of the accounts of the Trust Fund will be a Registered Company Auditor and may be removed by the Trustee at any time with the Consent of the Income Unit Holder.

14.5	Retirement and removal of auditor

(a)	Any auditor may retire on giving one month’s written notice of his desire to do so to the Trustee.

(b)	Any new auditor must be approved by the Income Unit Holder.

14.6	Valuations

The Trustee may at any time establish general and other reserves as part of the Trust Fund, and cause valuations of the Property and assets of the Trust Fund to be made by such competent valuers or experts as the Trustee may decide but provided that in each case they are approved by the Income Unit Holder.

15.	Transfer of Units

15.1	Entry on the Register

Subject to clause 3.5 a transfer of Units may be effected only by the Trustee making or causing to be made an entry in the Register of Unit Holders substituting the name of the transferee for the name of the transferor as Unit Holder of the Units the subject of the transfer (“subject Units”). The transferor remains the Unit Holder of the subject Units until such an entry has been made.

15.2	Formal requirements for registration of transfer

(a)	Unless any formality is required by law to effect a valid transfer, the Trustee may register a transfer of Units without requiring any formality. However, subject to clause 15.2(c), the Trustee may require any formality, including without limitation:

(i)	surrender by the transferor of the Unit Certificate relating to the subject Units;

(ii)	a written instrument of transfer in a form approved by the Trustee;

(iii)	that the transfer be stamped in accordance with the law; and/or

(iv)	an undertaking by the transferee to be bound by this Deed as amended from time to time.

(b)	When satisfied that the provisions of this Deed relating to transfers of Units have been complied with, the Trustee will make appropriate entries in the Register of Unit Holders with respect to the transfer.

(c)	The Trustee many not refuse to register any transfer of Units that is made in accordance with the Asset Sale Agreement.

15.3	Issue of new Unit Certificates

Upon registration of a transfer, the Trustee will:

(a)	cancel the Unit Certificate of the transferor relating to the subject Units;

(b)	issue a new Unit Certificate to the transferee relating to the subject Units; and

(c)	if the transferor has retained any Units, issue a new Unit Certificate to the transferor relating to the Units retained.

15.4	Refusal to register

The Trustee may in its absolute discretion refuse to register any transfer of a Unit or Units without being bound to assign any reason for that refusal, except if the transfer is made under the Asset Sale Agreement.

15.5	All or part of the Units held

A Unit Holder may submit to the Trustee for registration a transfer in respect of any or all of the Units in respect of which the Unit Holder is registered in the Register of Unit Holders. Where a Unit Holder submits a transfer in respect of some only of the Units in respect of which the Unit Holder is registered, the provisions of this clause 16 apply, appropriately modified, in respect of those Units, and where such a transfer is registered, the Trustee will, pursuant to clause 15.3(c), issue a new Unit Certificate to the transferor relating to the Units retained and issue a new Unit Certificate to the transferee relating to the Units transferred in the name of the transferee as Unit Holder.

16.	Redemption of Capital Units

16.1	Redemption request

The Capital Unit Holder may redeem its Capital Units (“subject Units”) at a price equal to their Redemption Price by giving a written request to the Trustee.

16.2	Effect of redemption

Redemption of the subject Units takes effect, and the Redemption Price becomes due and payable by the Trustee, upon receipt by the Capital Unit Holder of the Trustee’s notice of redemption. The subject Units will be cancelled with effect from the day on which they are redeemed.

16.3	Formalities

Upon redemption of the subject Units:

(a)	the Capital Unit Holder will surrender the Unit Certificate relating to the subject Units to the Trustee, and the Trustee will cancel the Unit Certificate;

(b)	the Trustee will make appropriate entries in the Register of Unit Holders.

16.4	Payment of Redemption Price

(a)	The Redemption Price will be paid in cash. Such payment may be satisfied by the transfer in specie of any Property forming part of the Trust Fund.

(b)	The Trustee will have the right to exercise the borrowing powers conferred upon it in this Deed to raise any cash necessary to satisfy the Redemption Price of any Units.

17.	Consent of Income Unit Holder

17.1	Consent or approval

Where the consent or approval of the Income Unit Holder in writing is required by a provision of this Deed, that consent or approval will be conclusively deemed to have been given on production of consent or approval in writing executed by or on behalf of the Income Unit Holder.

18.	Resignation of the Trustee

18.1	Trustee to act continuously

The Trustee covenants with the Unit Holders that it will act continuously as Trustee until the Trusts are determined or the Trustee has resigned under clause 18.2, or until the office of Trustee has been determined under clause 18.3.

18.2	Resignation in writing

Any Trustee may at any time resign its trusteeship on giving one month’s notice in writing to the Unit Holders of its desire to do so, but that retirement will not take effect until a Successor Trustee is appointed under clause 18.4 and a deed is prepared in accordance with clause 18.5.

18.3	Vacation of office

The office of Trustee will be automatically determined and vacated if:

(a)	a Trustee, being an individual, is found to be a Disqualified Person, or becomes bankrupt, or makes any arrangement or composition with the person’s creditors generally; or

(b)	a Trustee being a corporation, enters into liquidation (whether compulsory or voluntary, not being merely a voluntary liquidation for the purposes of amalgamation or reconstruction), or if a receiver, administrator, or similar officer is appointed in respect of the whole or any part of the undertaking of the Trustee.

18.4	Successor Trustee

(a)	The appointment of a substitute Trustee on any Trustee ceasing for any reason to be a Trustee of this Deed (“Successor Trustee”) is subject to the agreement of all Unit Holders.

(b)	Any Successor Trustee will have all powers, authorities and duties conferred on and undertaken by the Trustee and by the applicable law or any rule of court.

18.5	Deed of appointment and retirement

(a)	The Successor Trustee will execute a Deed of Appointment in the form set out in the Third Schedule to this Deed, or another form that the Trustee may determine.

(b)	The appointment as Successor Trustee under this clause 18.5 shall be effective from the date of the deed under which the Successor Trustee was appointed.

(c)	The Successor Trustee shall have the same powers and discretions as the retiring Trustee from the effective date of appointment referred to in clause 18.5(b).

(d)	Subject to the provisions in the Asset Sale Agreement, this Deed and the Deed of Appointment, the retiring Trustee is, from the effective date of appointment referred to in clause 18.5(b), released and discharged from further performance of its obligations and duties as Trustee of the Trust.

18.6	Vesting on appointment and retirement

The retiring Trustee and Successor Trustee will take any action that is necessary, if any, to:

(a)	vest the Trust Fund or cause it to be vested in any Successor Trustee;

(b)	deliver to that Successor Trustee all books, documents, records and other Property relating to the Trust Fund; and

(c)	obtain all necessary consents to procure the novation or assignment to the Successor Trustee, of the retiring Trustee’s liabilities and obligations which the retiring Trustee has or may have incurred by virtue of acting as Trustee of the Trust.

18.7	Indemnification of retiring Trustee

The Successor Trustee agrees to indemnify and keep indemnified the retiring Trustee against all debts which the retiring Trustee has incurred whilst acting as Trustee of the Trust and which are unpaid at the effective date of appointment of the Successor Trustee, and undertakes and agrees that the Successor Trustee will pay and discharge all such debts out of the property of the Trust in accordance with the terms of credit or otherwise under which such debts were incurred.

18.8	Indemnification of MGL

Without limiting the operation of clause 18.7, the Buyer in its capacity as Trustee must Assume on and from Unit Sale Completion the Assumed Liabilities (including the obligation on MGL to repay any Operating Loss Loans) and any other Liability which MGL (whether in its capacity as Trustee or in its personal capacity) suffers or incurs, whether arising before, on or after Unit Sale Completion (as the case may be), in relation to the Hospital Business. From that time, the Buyer in its capacity as Trustee is solely responsible for and indemnifies MGL in its personal capacity and its capacity as former Trustee against any such Liability.

18.9	Expenses

The costs, charges and expenses of and in connection with the retirement and replacement of any Trustee or the appointment of any additional Trustee will be recouped from the Trust Fund or the income thereof.

19.	Variation of Trust

19.1	Variation of this Deed

Subject to clause 3.6 and 11, the Trustee may at any time before the Termination Date by supplemental deed vary, revoke or add to all or any of the provisions contained in this Deed, including without limitation the name of this Trust pursuant to this clause 20, or the provisions contained in any variation or addition made to it from time to time, provided that no variation, revocation or addition may be made if the rule against perpetuities would be infringed.

20.	Duration and termination of the Trust

20.1	The period of the Trust

The Trusts created by this Deed will commence on the date of this Deed and will terminate on the Termination Date.

20.2	Procedure on termination

(a)	As soon as practicable after the Termination Date and subject to this clause 21, the Trustee will sell, call in and convert into Money or cause to be sold, called in and converted into Money the investments and Property constituting the Trust Fund, and within the period of 6 months from the giving of the notices to Unit Holders, divide the proceeds of the sale, calling in and conversion, less all proper costs and disbursements, commissions, brokerage fees and other outgoings and all proper provision for liabilities, to the Capital Unit Holder.

(b)	Notwithstanding clause 20.2(a), the Trustee may in its discretion, at the request of the Capital Unit Holder, transfer to the Capital Unit Holder any assets of the Trust Fund in specie in satisfaction or part satisfaction of the entitlement of the Capital Unit Holder on the termination of this Trust.

20.3	Notice of distribution

As soon as practicable after the termination of the Trust, the Trustee will give to all of the Unit Holders at the Termination date not less than one month’s notice of the proposed final distribution.

20.4	Postponement of sale

Notwithstanding the provisions of clause 20.2(a), the Trustee may postpone the sale, calling in or conversion referred to in clause 20.2(a) for any time as it thinks desirable in the interests of the Capital Unit Holders, and will not be responsible for any loss attributable to that postponement.

21.	Relationship

This Deed will be construed as an exhaustive statement of the terms and conditions governing the relationship between the Trustee and all of the Unit Holders. In particular, without limiting the generality of the foregoing but subject to law:

(a)	no term will be implied into this Deed;

(b)	the Trustee will not be liable to any Unit Holder in respect of actions or statements made by the Trustee before the Unit Holder’s registration as a Unit Holder;

(c)	nothing in this Deed will constitute or will be deemed to constitute the relationship of principal and agent between the Trustee and the Unit Holders or the relationship of partners as between the Trustee and the Unit Holders or as between the Unit Holders themselves; and

(d)	income received by the Trustee will not be received or be construed as received by or on behalf of the Unit Holders jointly or otherwise,

provided always that the Trustee will act in accordance with its fiduciary duties, including the proper treatment of all Unit Holders without preference to any class of Unit Holders and, so far as possible, given effect to the Asset Sale Agreement.

22.	Governing law

This Deed is made under the laws of New South Wales. The rights of all parties and the construction and effect of each and every provision of this Deed will be subject to the laws of New South Wales. The Trustee and each Unit Holder submit to the non-exclusive jurisdiction of the courts of New South Wales and courts competent to determine appeals from those courts.

Executed as a Deed:

Signed for and on behalf of Mayne Group Limited ABN 56 004 073 410 by its Attorneys under Power of Attorney dated 30 January 2002 each of whom declares that he or she holds the office in Mayne Group Limited indicated under his or her signature and that he or she has no notice of the revocation of the Power of Attorney	Mayne Group Limited
ABN 56 004 073 410 by
its Attorneys:

Signature of Attorney

Name of Attorney in full

Office

Signature of Attorney

Name of Attorney in full

Office

First Schedule

Date of this Deed:	[Date]

Name of Trust:	Mayne No 1 Trust.

Trustee:	Mayne Group Limited

Par Value and Issue Price of Units:	$1.00

Unit Holders and their Units:	Mayne Group Limited, [X] Capital Units

[Buyer], [Y] Income Units

Classes of Units:	Capital Unit

Income Unit

State or Territory:	New South Wales

Second Schedule

The Mayne No 1 Trust

Unit Certificate

Certificate No ##

This is to certify that:

is/are registered holder(s) of the Units shown on the following schedule subject to and with the benefit of the terms and conditions of the Trust Deed described hereunder.

Schedule

Date of Issue	Certificate No.	Number of Units (words/figures)	Class of Units (if any)	Par Value of Units

This certificate is issued by Mayne Group Limited as the Trustee of a Declaration of Trust by Mayne Group Limited constituting the Mayne No 1 Trust.

[ ]	Units.

[ ]	Payment in full for the Units is hereby acknowledged.

[ ]	The amount paid to date on each Unit is:

Third Schedule

Deed of Appointment of Successor Trustee

Deed of appointment of new Trustee of the Mayne No 1 Trust made

at              on

Parties	Mayne Group Limited ACN 004 073 410 of Level 21, 390 St Kilda Road, Melbourne, Victoria 3004, Australia (“MGL” or the “Retiring Trustee”)

Port Macquarie Hospital Pty Limited ACN 106 723 399 of c/o Minter Ellison, 88 Phillip Street, Sydney, New South Wales 2000, Australia (“Successor Trustee”)

Recitals

A.	By a Declaration of Trust Deed made on [ ] (“Deed”) by MGL, there was established a trust called the Mayne No 1 Trust (the “Trust”) and the Retiring Trustee was appointed to be the first trustee of that Trust.

B.	Pursuant to clause 19.2 of the Deed any Trustee of the Trust may at any time resign the trusteeship on giving one month’s notice in writing to the Unit Holders of the Trust.

C.	The Retiring Trustee has given notice of retirement to the Unit Holders in conformity with clause 19.2 of the Deed and the Unit Holders have consented to the retirement.

D.	The Capital Unit Holder has determined in exercise of the powers conferred upon the Capital Unit Holder under clause 19.4 of the Deed to appoint the Successor Trustee as trustee of the Mayne No 1 Trust,

This Deed provides

1.	The Retiring Trustee declares and confirms the Retiring Trustee’s retirement as Trustee of the Trust which retirement is to take effect as and from the date hereof.

2.	The Capital Unit Holder in exercise of the power conferred pursuant to clause 19.4 of the Deed accepts the resignation of the Retiring Trustee as Trustee of the Trust.

3.	Subject to the provisions of clause 5 of this Deed, the Retiring Trustee is from the date hereof released and discharged from further performance of the Retiring Trustee’s obligations and duties as Trustee of the Trust.

4.	The Successor Trustee agrees to indemnify and keep indemnified the Retiring Trustee against all liabilities of whatever kind and whenever arising which the Retiring Trustee has or may have incurred by virtue of acting as Trustee of the Trust and undertake and agree that the Successor Trustee will satisfy and discharge all such liabilities out of the property of the Trust.

5.	The Retiring Trustee covenants that the Retiring Trustee will do all things necessary to transfer legal title of the property of the Trust to the Successor Trustee and to sign all documents and do all things reasonably required to enable the Successor Trustee to carry out its duties as Trustee of the Trust.

Executed as a Deed:

Signed sealed and delivered for and on behalf of Mayne Group Limited ABN 56 004 073 410 by its Attorneys under a Power of Attorney dated 30 January 2002 each of whom declares that he or she holds the office in Mayne Group Limited indicated under his or her signature and that he or she has no notice of the revocation of the Power of Attorney	Mayne Group Limited
ABN 56 004 073 410 by
its Attorneys:

Signature of Attorney

Name of Attorney in full

Office

Signature of Attorney

Name of Attorney in full

Office

Signed sealed and delivered for and on behalf of Port Macquarie Hospital Pty Limited ACN 106 723 399 by its Attorney under a Power of Attorney dated , and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:

Signature of Attorney

Signature of Witness	Name of Attorney in full

Name of Witness in full

CLAYTON UTZ

Share Sale Agreement - Indonesian Hospitals

Mayne Group Limited ABN 56 004 073 410

Seller

Australian Newco Holdings Pty Limited ACN 106 722 347

Buyer

If you have any questions about the details of this document please contact Rod Halstead an + 61 2 9353 4000

Clayton Utz Lawyers

Levels 23-35 No. 1 O’Connell Street Sydney NSW 2000 Australia

PO Box H3 Australia Square Sydney NSW 1215

T + 61 2 9353 4000 F + 61 2 8220 6700

www.claytonutz.com

Our reference Rod Halstead/Jonathan Algar/21724491

Liability limited by the Solicitors Scheme, approved under the Professional Standards Act 1994 (NSW) and by our Terms of Engagement